UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Cigna Corporation
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the power of purpose

CIGNA PROXY STATEMENT | 2021

Cigna

Cigna's Environmental, Social, and Governance Framework

Cigna Connects, our environmental, social, and governance approach, is structured around three focus areas that are important to our business and align with our mission. We drive action through this framework – connecting stakeholders who, together, can make a difference around critical health topics.

Health and Well-Being

Health and well-being are central to Cigna's mission and business strategy. Cigna actively builds sustainable health care systems by lowering health risks, encouraging health equity, improving health status, and promoting preventative health interventions.

Sustainable Health Care Systems

Cigna's fifth annual *Value of Integration* Study found that taking a whole-person approach to health by integrating Cigna medical, pharmacy, and behavioral benefits drives better health engagement, outcomes, and lowers total health care costs.

Health Equity

As part of our Building Equity and Equality Program, Cigna is committed to closing gaps in health outcomes through eliminating barriers to health and improving access to care.

COVID-19 Response

Cigna is supporting its customers and clients during COVID-19 by removing cost as a barrier, protecting customers from surprise out-of-network bills, lowering prescription costs for the uninsured and increasing the accessibility and availability of our virtual care services.

Health Promotion and Disease Prevention

Cigna's opioid reduction strategy continues to evolve. We provide aid to at risk populations through support mechanisms, care coordination, and integrated contracting strategies; going deeper locally; focusing support for clients and caregivers; and issuing earlier notifications to enable more timely care coordination.

Investing in the Health of Communities

In partnership with New York Life and through our companies' foundations, we launched the Brave of Heart Fund, which included a $25 million grant from the Cigna Foundation for the families of frontline U.S. workers who gave their lives in the fight against COVID-19. Also in 2020, Cigna committed over $1 million to nonprofits to address food insecurity and health care support needs in the U.S. and $3 million to address the mental health needs of children across our country.

Environment

As a health service company, we believe environmental stewardship has a health impact and also makes sound business sense.

Sustainable Operations

Cigna continues to execute on its strategic sustainability performance plan to manage the environmental impacts of its global real estate portfolio, enabling us to reduce our carbon footprint and eliminate operational inefficiencies.

Planetary Health

Cigna participates in and supports discussions about climate change, specifically the connection between planetary health and human health and the link between climate change and resource scarcity. To advance this work, we participate in the United Nations Global Compact Action Platform on Climate Ambition.

Community Resilience

We play an important role in creating community resilience by supporting communities impacted by extreme weather events and pandemics through our Customer Disaster Response Program, Employee Assistance Program, Disaster Resource Center, on-site Critical Incident Support, charitable contributions for relief efforts, and COVID-19 Resource Center.

Responsible & Inclusive Business

We connect with stakeholders to better understand what's most important to them and how to work together toward the goals of bringing positive changes to society and achieving responsible, inclusive global growth.

Employee Health and Well-Being and Human Capital

We strongly believe that investing in our people is one of the most important decisions we can make as a company. Ensuring our employees have comprehensive health and well-being benefits is not only the right thing to do, it is a critical business imperative for our company. Our focus on human capital management, which in addition to supporting our employees' health and well-being, further drives diversity, equity and inclusion and fosters the growth and development of our people, is essential to achieving our mission and business growth strategies.

Diversity, Equity, and Inclusion

Our Diversity, Equity and Inclusion (DEI) strategy focuses on leadership accountability, inclusive culture, organizational commitment and mission alignment. We remain on track to achieve our gender parity goal by 2024 and require a diverse slate of candidates for externally posted manager level and above jobs.

Supply Chain Management

In 2020, Cigna launched a formal Sustainable Supply Chain Program and, as part of our Building Equity and Equality Program, set an ambitious target to achieve $1 billion in diverse supplier spend by 2025.

Stakeholder Engagement

Cigna is committed to building strong relationships with its diverse stakeholders. These relationships have contributed to Cigna's leadership positions on many salient social issues, including sustainable health care, health equity, loneliness, resilience, combating opioid addiction, and responding to COVID-19.

Human Rights

Cigna supports fundamental human rights for all. Our support for human rights is buttressed by our Human Rights Statement and our Supplier Code of Ethics.

March 19, 2021
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Dear Cigna Shareholder:
On behalf of the Cigna Corporation Board of Directors, we invite you to attend our 2021 Annual Meeting of Shareholders, to be held April 28, 2021. The attached Notice of 2021 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted at the Annual Meeting.
Cigna’s mission to improve the health, well-being, and peace of mind of those we serve has never been more important than it was in 2020. During the most challenging year in modern health care history, we consistently executed on our strategy to champion affordable, predictable, and simple health care for our customers, clients, and communities. Against the backdrop of a global pandemic, we also achieved strong growth, supported our clients and partners, and delivered on our promise to shareholders.
When the COVID-19 crisis emerged, Cigna acted decisively to meet the complex and evolving needs of our stakeholders. We were the first in our industry to remove cost as a barrier, waiving out-of-pocket costs for COVID-19 testing, treatment, and telehealth screenings. We also ensured that our customers and patients had access to care, continued providing free shipping for 90-day supplies of prescription maintenance medications and 24/7 access to pharmacists. We introduced the Express Scripts Parachute Rx ProgramSM, to ensure that Americans who otherwise don’t have access to coverage can continue to secure many of their medications at affordable and predictable prices; and we also rapidly created meaningful and innovative new solutions such as our COVID-19 Dashboard, which has analytical tools to help employers safely return their employees to work.
Our response efforts didn’t stop with our customers and patients; it also extended to our communities. In partnership with New York Life, through the Cigna Foundation, we launched the Brave of Heart Fund to help families of frontline U.S. workers who gave their lives in the fight against COVID-19. We also created programs to help combat racial health disparities. We introduced health plans targeting the needs of racially and ethnically diverse- and women-owned businesses in Los Angeles, and we launched an initiative to help prevent COVID-19 infections in three communities – South Florida, Houston, and Memphis – where one in five of our African-American and Hispanic customers live. When racial injustice became part of the national dialogue, we publicly denounced racism and reaffirmed our commitment to the principles of equity, equality, and inclusion. This included the launch of our Building Equity and Equality Program, a five-year initiative that, among other things, sets forth our commitment to fight the health disparities that disproportionately and adversely impact communities of color – and that have been so dramatically highlighted during the pandemic. Within Cigna, we also convened an enterprise-wide Diversity Council, evolved our diversity scorecard to hold ourselves accountable for making progress in key areas, and enhanced our mandatory diversity, equity and inclusion training across the enterprise.
While supporting our customers, clients, patients, and communities through an unprecedented global health crisis, we also significantly accelerated our strategy. We completed our two-year integration of Express Scripts and delivered on all of our integration priorities, including revenue growth, operating cash flow, deleveraging, and retaining key talent – all while keeping our vision top of mind. This paved the way for the launch of Evernorth, Cigna’s next-generation health services platform, positioning us with two power brands in the market through which to sell our solutions. To support the growth of these two brands and to further accelerate our strategy, at the end of 2020 we announced a series of significant leadership changes that provided new opportunities for key leaders in our organization and positioned us for sustained growth. In December, we also completed the $6.2 billion sale of our U.S. group disability and life insurance business to New York Life, while also delivering on our deleveraging commitment to end the year with a debt to capitalization ratio of less than 40%.
The challenges of 2020 underscored the importance of Cigna’s mission, validated our strategy, and strengthened our commitment to service, innovation, and the improvement of health care. By consistently enabling affordability, predictability, and simplicity for our customers, patients, and communities, we generated strong financial results. Specifically, in 2020, we delivered consolidated adjusted revenues of $160.1 billion and grew adjusted income from operations per share to $18.45.* We delivered these strong results while also assisting our key stakeholders – including customers, clients and provider partners – who were struggling during the pandemic.
Our growth, and our ability to deliver strong results is driven by our more than 70,000 colleagues around the world. The rewards and compensation actions described in this Proxy Statement are designed to maintain a high level of retention for our key talent and to reward our teams for the results they were able to achieve during one of the most challenging years in recent memory. It is thanks to their efforts that we entered 2021 with considerable momentum and the ability to continue to deliver on our mission for those we serve.
We look forward to hearing your feedback, as reflected in your votes and at the 2021 Annual Meeting of Shareholders.
Sincerely,
/s/ David M. Cordani	/s/ Isaiah Harris, Jr.
David M. Cordani President and Chief Executive Officer	Isaiah Harris, Jr. Chairman of the Board
*	Consolidated adjusted revenues and adjusted income from operations per share are non-GAAP measures. See Annex A to the proxy statement.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Virtual Meeting Site:

Wednesday, April 28, 2021 8:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/CI2021

Items of Business		Our Board of Directors recommends you vote
Proposal 1:	Election of twelve director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.	FOR the election of each director nominee
Proposal 2:	Advisory approval of executive compensation.	FOR
Proposal 3:	Approval of the Amended and Restated Cigna Long-Term Incentive Plan.	FOR
Proposal 4:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021.	FOR
Proposal 5:	Shareholder Proposal – Shareholder right to act by written consent, if properly presented.	AGAINST
Proposal 6:	Shareholder Proposal – Gender pay gap report, if properly presented.	AGAINST
Proposal 7:	Shareholder Proposal – Board ideology disclosure policy, if properly presented.	AGAINST
Consideration of any other business properly brought before the meeting.
The Board of Directors has fixed March 8, 2021 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of these shareholders will be open for examination by any shareholder electronically during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/CI2021 when you enter your 16-digit control number.
Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

March 19, 2021	By order of the Board of Directors, /s/ Julia Brncic Julia Brncic Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on April 28, 2021

The Notice of Annual Meeting, Proxy Statement and Annual Report for
the fiscal year ended December 31, 2020 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

Mission, Strategy and Values

Cigna is a health services company uniquely capable of enabling affordable, predictable, and simple health care, with expansive and deep capabilities that accelerate our strategy to achieve our mission of improving health, well-being and peace of mind. Cigna’s employees are champions for the people we serve and over the past decade, our focus has shifted to helping individuals and families thrive by offering solutions to prevent and better manage health challenges. When health challenges do occur, we support our customers by offering broad choices to help them best access high quality, affordable, whole person care. Guided by our mission, strategy and values and a defined framework for growth, Cigna is well positioned for future success.

Our Mission

To improve the health, well-being and peace of mind of those we serve, by making health care simple, affordable and predictable.

Our Values

We partner, collaborate, and keep our promises

We care deeply about our customers, patients, and coworkers

We create a better future–together

We innovate and adapt

We act with speed and purpose

Our Growth Framework

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 3

PROXY STATEMENT SUMMARY

2020 Performance and Accomplishments

Cigna delivered another year of strong performance, thanks to our more than 70,000 employees around the world who are committed to our organization being a leader for affordable, predictable, and simple health care in an ever-changing industry. As they worked to deliver on our 2020 commitments, they made unprecedented adjustments to nearly every facet of their work so we could not only achieve our goals, but also address the sudden and unforeseen challenges brought about by the COVID-19 pandemic.

Delivered financial performance showcasing our three growth platforms, our durable growth framework, and our service-based, capital light business model

• Cigna's adjusted income from operations* for 2020 was $6.8 billion, or $18.45 per share.

• Consolidated adjusted revenues* was $160.1 billion for 2020.

• Cash flow from operations was $10.4 billion.

Operationalized our strategy with the launch of Evernorth

• We finalized the integration of Express Scripts and built the foundation for Evernorth, Cigna’s innovative health services platform.

• Evernorth is a new brand within our company that brings together our vast array of health services capabilities, including: pharmacy solutions, care coordination and delivery, benefits management, and intelligence solutions. It is configured to be client-centric – with custom-designed solutions that work best for employers, government organizations and health plans – and it provides us the ability to partner with others to make health care more affordable, predictable, and simple.

Tapped our deep talent pool of strong leaders to accelerate our growth through organizational changes

• At the end of 2020, we announced a series of leadership changes to best align our capabilities, operationalize our strategy, and further accelerate growth. These changes include: Brian Evanko as Chief Financial Officer; Matt Manders in the expanded role of President, Government and Solutions; Everett Neville in the newly created role of Executive Vice President, Strategy and Business Development; and Eric Palmer in the newly created role of President and Chief
Operating Officer, Evernorth.

• These moves provide new opportunities for leaders in our organization, and further position the organization for sustained growth.

• Earlier in the year, two new executive officers joined our Company on the Enterprise Leadership Team – Noelle Eder, Executive Vice President and Chief Information Officer, and Kristen Lauria, Executive Vice President and Chief Marketing
Officer.

Bolstered our efforts around diversity, equity and inclusion (DEI)

• We continued our work centered on valuing, respecting, and treating others with dignity. We accelerated our DEI strategic framework, which included having courageous conversations about racism with tens of thousands of employees and clients, and creating new solutions and initiatives to support the customers and communities we serve.

• We continued to raise expectations within our organization and mandated all employees to successfully complete unconscious bias training. We also continued working to improve our supplier diversity spend across the enterprise.

• We launched several community initiatives designed to close gaps in health outcomes for underserved communities.

• While we are proud of the steps we took in 2020, we will continue to adapt and evolve as we identify more, new, and different ways to best support our employees, customers, patients, clients and other stakeholders. Above all, we’ll continue to participate in this critical national dialogue.

*
We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2020. Consolidated adjusted income from operations and consolidated adjusted revenues are not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, shareholders’ net income and total revenues, respectively. Shareholders’ net income was $8.5 billion, shareholders’ net income per share was $22.96, and total revenues was $160.4 billion for the year ended December 31, 2020. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

4 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Challenged ourselves to test the boundaries of what we could provide during the COVID-19 pandemic

• As a global company, the pandemic strengthened our resolve to be champions for our customers, clients, partners, and communities.

• We were the first to waive out-of-pocket costs for COVID-19 testing, and later waived out-of-pocket costs for treatment, continued providing free home delivery for maintenance medications, and established Parachute Rx to provide prescription savings for those temporarily without drug prescription coverage.

• Our Customer Protection Program guarded patients against surprise out-of-network bills, while our digital mental health care tools were available on demand to help with stress, resiliency, anxiety and depression.

• As the pandemic elevated the issue of inequities in health care, we re-committed to improve health outcomes among people at higher risk within targeted geographies, and launched several programs designed to address COVID-19 disparities and improve health equity and equality.

• We focused on employers’ safe return-to-work efforts with innovations such as our COVID-19 High-Risk Dashboard, with analytical tools that model pandemic scenarios and help project how the pandemic might impact the health and safety of their employees.

• We underscored our unwavering commitment to our employees, providing support in numerous ways.

○ Cigna provided support to help everyone adjust to new working environments that were necessitated by the pandemic. Support came in many forms, including providing financial assistance for internet access for those employees who had to begin working from home but did not have internet access, and providing a 20% pay premium for those worksite dependent employees who were asked to report to an office, where we also made investments in workforce safety.

○ Employees meeting criteria as regular full- or part-time employees are eligible for 10 days of emergency time off, which they can use to recover from COVID-19, care for someone with COVID-19, or find relief from the stresses brought about by the pandemic.

○ We focused on providing access to resources, by creating a COVID-19 microsite on our intranet. This site contains information from the Centers for Disease Control and Prevention, frequently asked questions, and easy access to internal resources such as our Employee Assistance Program. It also provides support designed specifically for our people leaders, such as job aids, updated procedures, tool kits, and podcasts.

○ Cigna employees asked how they could help take care of each other. With that in mind, we provided initial funding to the Cigna Foundation, and Cigna employees were able to donate to a COVID-19 employee assistance fund in support of their colleagues. In addition, we offered a Cigna Cares debit card to employees in need earning less than $70,000 a year to help cover expenses related to childcare or education.

○ An Employee Health Advisory Team is available to assess every reported suspected or confirmed COVID-19 case of employees who have been designated as worksite-dependent and work in one of our U.S. sites. This team provides guidance on quarantining, helps trace close contacts, and ensures impacted employees are communicated to and are aware of resources available to them.

• While we know there is much work ahead of us to fight the pandemic, we respectfully honor the frontline workers who have given the ultimate sacrifice. In partnership with New York Life and through our companies’ foundations, we proudly launched the Brave of Heart Fund, which included a $25 million grant from the Cigna Foundation, for families of frontline
U.S. workers who gave their lives in the fight against COVID-19.

We are heartened by all we accomplished in 2020. We have strategically positioned our company to address the ever-evolving changes in health care, and to deliver exceptional value to our customers and clients and our shareholders. Together, our businesses have delivered strong results and provide multiple levers to achieve differentiated and sustained growth to further fuel our businesses and strategy. We are working hard to grow our share of the rapidly expanding health care market – for the purpose of improving people’s lives.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 5

PROXY STATEMENT SUMMARY

Board of Directors

NAME AND TITLE(1)	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP
			Audit	Compliance	Corporate Governance	Finance	People Resources	Executive
David M. Cordani President and Chief Executive Officer of Cigna	2009							✔

William J. DeLaney Former Chief Executive Officer of Sysco Corporation	2018	✔	✔		✔

Eric J. Foss Former Chairman, President and Chief Executive Officer of Aramark	2011	✔		✔	✔

Elder Granger, MD, MG, USA (Retired) President and Chief Executive Officer of The 5Ps, LLC	2018	✔		✔	✔

Isaiah Harris, Jr. Former President and Chief Executive Officer of AT&T Advertising & Publishing – East	2005	✔						Chair

George Kurian Chief Executive Officer of NetApp, Inc.	2021	✔

Kathleen M. Mazzarella Chairman, President and Chief Executive Officer of Graybar Electric Company, Inc.	2018	✔				✔	✔

Mark B. McClellan, MD, PhD Director, Duke-Robert J. Margolis, MD, Center for Health Policy	2018	✔			✔		✔

John M. Partridge Former President of Visa, Inc.	2009	✔	✔			Chair		✔

Kimberly A. Ross Former Chief Financial Officer of Baker Hughes Company	2020	✔	Chair			✔		✔

Eric C. Wiseman Former Executive Chairman, President and Chief Executive Officer of VF Corporation	2007	✔				✔	Chair	✔

Donna F. Zarcone Former President and Chief Executive Officer of The Economic Club of Chicago	2005	✔		✔	Chair			✔

(1)
As previously announced, Dr. William L. Roper, MD, MPH, will retire effective April 28, 2021 and is not standing for reelection. Dr. Roper is currently chair of the Compliance Committee and serves on the Finance and Executive Committees.

Our Board is composed of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, race, ethnicity, gender and global experience and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy. Among our directors, three are women and three are racially or ethnically diverse individuals (meaning, an individual who is Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or who identified as two races or more).

6 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance provides the foundation for financial integrity and shareholder confidence. We engage with shareholders on issues related to corporate governance, executive compensation, social responsibility, business strategy, Company performance and other areas of focus for shareholders.

SHAREHOLDER ENGAGEMENT
We engage with shareholders throughout the year.

Leading up to the 2020 annual meeting of shareholders, we invited holders of 75% of our outstanding stock to engage with us.
In the fall, we invited holders of 61% of our outstanding stock to engage with us.

Throughout the year, we engaged on governance-related topics with holders of 44.4% of our outstanding stock.

Topics
Corporate governance and shareholder rights
Board composition
Executive compensation and human capital matters
Diversity, equity and inclusion efforts
ESG initiatives
Response to COVID-19 pandemic

KEY GOVERNANCE PRACTICES
Independence	Best Practices	Accountability	Shareholder Rights

• Other than the CEO,
independent board of
directors

• Independent Chairman of
the Board with clearly
defined responsibilities

• Independent Audit,
Compliance, Corporate
Governance, Finance and
People Resources
Committees

• Regular executive
sessions of the Board and
its committees, without
management present

• Board and Committees
may hire outside
advisors independently of
management

• Active shareholder
engagement

• Diverse Board in terms
of gender, race and
ethnicity, experiences,
and specific skills and
qualifications

• Adoption of the Rooney
Rule

• Separate Code of
Business Conduct and
Ethics for the Board

• Majority of director compensation delivered
in Cigna common stock

• Meaningful stock
ownership guidelines for
directors

 • Annual election of all
directors

 • Directors elected by
majority voting

 • Annual self-evaluations of
the Board, its committees
and individual directors,
including periodic
independent third
party assessments

 • Annual evaluation of
CEO (including
compensation)
by independent directors

 • Clawback policy that
applies to our short- and
long-term incentive plans

 • Shareholder right to call
a special meeting

 • Proxy access right
for shareholders

 • No supermajority
vote provisions in our
Certificate of Incorporation
or By-Laws

 • No shareholder rights
plan, or poison pill

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 7

PROXY STATEMENT SUMMARY

Executive Compensation

We believe executive pay should be aligned with our ability to deliver on our commitments to those we serve. Additionally, we believe that aligning executive compensation to the achievement of enterprise goals that support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders.

The People Resources Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote in determining the ongoing design and administration of the Company’s executive compensation programs. The Committee considers feedback on our executive compensation program received as part of our ongoing communications with shareholders. We engage with shareholders throughout the year on a variety of topics, including executive compensation matters. During 2020, we again engaged with governance professionals representing our shareholders.

WHAT WE DO

✔ Strong alignment between pay and performance.
✔ “Double trigger” requirement for change of control
benefits.
✔ Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.
✔ Robust stock ownership guidelines and shareholding requirements for equity awards to align executives’ interests with shareholders.
✔ A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley.
✔ Management of LTIP annual share usage (or burn rate) and total dilution through the People Resources Committee’s establishment of an annual share usage limit, which is below the maximum permitted under the plan.
✔ Oversight of people development policies and processes, including consideration of assessments of executive officers and key senior management.
✔ CEO and executive officer succession plans overseen by the Board of Directors, with leadership from the People Resources Committee.
✔ An annual assessment by the People Resources Committee of potential risks in our incentive compensation programs and policies.

✔ Minimum level of financial performance required in order
for any payments to be made under the annual incentive plan.
✔ Incentive plans use both absolute and relative performance measures.
✔ All long-term awards are denominated and settled in equity.
✔ Approximately 92% of our CEO’s total direct compensation is performance-based.

WHAT WE DON’T DO

✘ No excessive perquisites and no gross ups on perquisites.
✘ No payment of excise tax gross ups and no promises of excise tax gross ups as part of our regular executive compensation program.
✘ No redundancy between short- and long-term incentive
plan performance measures for new awards.
✘ No hedging of Cigna stock by any directors, executive officers or employees, and no pledging of Cigna stock by directors or Section 16 officers unless approved in limited circumstances.
✘ No discounting, reloading or repricing of stock options without shareholder approval.
✘ No payment of dividends on restricted stock prior to vesting. Unvested strategic performance share awards do not accrue dividends or count towards share ownership guidelines.

Emphasis on Performance Based Compensation

As illustrated in the charts below, performance-based compensation represented approximately 92% of Mr. Cordani’s total direct compensation for 2020, including 74% in long-term incentive and 18% in annual incentive awards. On average, performance-based compensation represented 85% of total direct compensation for our other NEOs, including an average of 65% in long-term incentive and 20% in annual incentive awards.

8 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations

MANAGEMENT PROPOSALS	MORE INFORMATION
For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the management proposals.

Proposal 1. Election of Directors.

The Board and the Corporate Governance Committee believe that the twelve director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills and experiences that contribute to a well-functioning Board. As determined by the Board and Corporate Governance Committee, each director nominee has proven leadership ability, has demonstrated good judgment and is a valued participant on the Board.
Page 10

Proposal 2. Advisory Approval of Executive Compensation.

Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on Cigna's performance, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.
Page 36

Proposal 3. Approval of the Amended and Restated Cigna Long-Term Incentive Plan.

The Cigna Long-Term Incentive Plan awards are an essential part of the total compensation package for our employees. They reflect the importance the Company places on using long-term incentives to motivate employees, reward them for superior long-term results and align the interests of Cigna’s employees with the interests of its shareholders.
Page 82

Proposal 4. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2021.

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2021. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.
Page 92
SHAREHOLDER PROPOSALS	MORE INFORMATION
For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote AGAINST each of the shareholder proposals.

Proposal 5. Shareholder Right to Act by Written Consent.

Our Board is committed to robust corporate governance and believes in maintaining policies and practices that serve the interests of all shareholders. The Board believes that Cigna’s existing shareholder rights offers a more transparent and equitable mechanism for shareholders to raise matters for consideration than the proposal. At the 2019 annual meeting, a similar shareholder proposal received support from a majority of votes cast at the meeting. Following that meeting, management, at the request of the Corporate Governance Committee, undertook a robust shareholder outreach campaign, which included feedback from holders of approximately 55% of the outstanding common stock. Among other feedback we heard, holders of the vast majority of shares who provided feedback preferred a right for shareholders to call a special meeting over the right for shareholders to act by written consent. Many shareholders expressing this preference indicated that the former approach was desirable because it allows shareholders to act in between annual meetings, but also better facilitates participation of all shareholders to discuss the topic under consideration through an orderly and transparent process. The Board believes that implementation of this proposal is unnecessary and contrary to the best interest of shareholders.
Page 96

Proposal 6. Gender Pay Gap Report.

We are committed to compensating our employees equitably and competitively, regardless of gender. Our continued success depends on the collective strengths of our employees and we are dedicated to attracting, retaining and rewarding the performance of our diverse workforce to best meet the needs of our clients and customers. We proactively monitor our compensation programs for potential disparities, including by conducting a regular annual review of pay equity, taking action as warranted and diligently addressing disparities that may not be explained by objective factors. While that review is a key component of our commitment, it is only one of many initiatives Cigna has undertaken to ensure all employees are paid equitably and to develop and support a diverse and inclusive workforce. Given the Company’s strong programs, practices and disclosure, the Board believes that the adoption of this proposal is unnecessary as its implementation would not enhance Cigna’s already established commitment to pay equity and diversity, equity and inclusion.
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Proposal 7. Board Ideology Disclosure Policy.

Cigna takes an expansive view of diversity across the organization and remains committed to diversity at the Board level. Our Corporate Governance Guidelines require that director nominees contribute to the overall diversity of the Board, including diversity of age, gender, race and ethnicity as well as a range of tenure to ensure continuity and fresh perspectives. Our Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates that possess skills and qualifications that are complementary to the existing Board members’ skills and will support Cigna’s short- and long-term strategies. Our nomination processes ensure that our Board members represent a diverse mix of viewpoints and experience. Given the diversity of our Board members, Cigna’s continued commitment to diversity, equity and inclusion, and our existing disclosures with respect to our Board selection criteria, our Board believes that this proposal is unnecessary.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 9

CORPORATE GOVERNANCE MATTERS

Election of Directors (Proposal 1)
Our Board has nominated the twelve directors named in this Proxy Statement for election at the Annual Meeting. Our Board is composed of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, race and ethnicity, gender and global experience and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy.
The role of the Board, its leadership structure and governance practices are described in “Corporate Governance Policies and Practices.” This section identifies the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, describes the process for director nominations and elections, discusses recent board composition developments, details our commitment to diversity and presents the biographies, skills and qualifications of the director nominees.
DIRECTOR EXPECTATIONS AND QUALIFICATIONS
The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that are directly relevant to Cigna’s business strategy in the short- and long-term, enable the Board to exercise its oversight function, and contribute to a well-functioning Board. In developing these areas of expertise, the Board also considered best practices among other large companies. The Board regularly reviews these identified areas of expertise to ensure they support the evolution of the Company’s strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of skills and experience as part of the director recruitment, selection, evaluation and nomination process.

Expectations and Qualifications of Every Director

• Commitment to Cigna’s values and mission

• Understand Cigna’s businesses and the importance of the creation of shareholder value

• Contribute effectively to the Board’s assessment of strategy and oversight of risk

• Ability to analyze complex business and public policy issues and provide relevant input concerning the Company’s business strategy and risk oversight

• Ability to assess different risks and their impact on shareholder value

• Contribute effectively to the Board’s evaluation of executive talent, compensation, succession planning and diversity

• Contribution to the Board’s overall diversity of thought

• Share expertise, experience, knowledge and insights on matters before the Board

• Advance Cigna’s business objectives and reputation

• Demonstrate an ongoing commitment to consult and engage with the CEO and senior management outside of Board and committee meetings on matters impacting Cigna

• Strong commitment to ethics and integrity

• High degree of achievement in the director's respective field

• Free from conflicts of interest

Areas of Expertise Reflected on Our Board of Directors

• Business Leader • Finance • Health Services and Delivery Systems • Global Operations	• Marketing and Consumer Insights • Regulated Industry/Public Policy • Risk Management • Technology Operations

NOMINATION PROCESS
The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described in “Corporate Governance Policies and Practices – Board Evaluations and Board Effectiveness”). On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process.
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CORPORATE GOVERNANCE MATTERS

Renomination of Current Directors
When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review individual directors’ performance against the expectations for Board membership, as well as how the directors’ skills and experiences support the Company’s mission, values and strategy and the Board’s needs.
Identification of New Directors
NEEDS ASSESSMENT	IDENTIFICATION OF POTENTIAL CANDIDATES	CANDIDATE REVIEW PROCESS	RECOMMENDATION

The Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates that possess skills and qualifications that are complementary to the existing Board members’ skills and will support the Company’s short- and long-term strategy.

The Corporate Governance Committee may retain a third party search firm to assist in identifying and evaluating candidates for Board membership.

The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, who are evaluated using the same criteria as new director candidates and current director nominees.

Once identified, the Corporate Governance Committee reviews the candidate’s background, experiences, skills and/or prior board and committee service, and considers how the candidate’s background would complement the Board’s composition, including the diversity of the Board.

Candidates interview with the Chief Executive Officer, the Chair of the Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.
Following a thorough review process, the Corporate Governance Committee will recommend a candidate to the Board for consideration.
PROCESS FOR DIRECTOR ELECTIONS
Directors are elected for one-year terms, expiring at the next annual meeting of shareholders. Cigna has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, each director must receive a majority of the votes cast for such director. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee for the director to be elected. Each director has agreed to tender, and not withdraw, a resignation if such director does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning the resignation. In a contested election, where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.
BOARD COMPOSITION DEVELOPMENTS
Ms. Kimberly A. Ross joined the Board effective June 1, 2020, and Mr. George Kurian joined the Board effective March 1, 2021. Both Ms. Ross’s and Mr. Kurian’s appointment were the result of the Board’s ongoing refreshment work. When considering Ms. Ross’s appointment, the Board considered, among other factors, the significant extent of her finance expertise, as well as her international and public company experience. When considering Mr. Kurian’s appointment, the Board considered, among other factors, his extensive business leadership, as well as his deep expertise in development and deployment of innovative technology on a global scale. Both Ms. Ross and Mr. Kurian further enhance the Board’s diversity, which is of high importance to the Board.
Mr. Roman Martinez IV retired from the Board effective December 31, 2020, and Dr. William L. Roper will retire effective April 28, 2021. The retirements of Mr. Martinez and Dr. Roper are consistent with the Board’s retirement age guideline and align with the Board’s ongoing refreshment plans. Ms. Ross succeeded Mr. Martinez as chair of the Audit Committee, and General Granger will succeed Dr. Roper as chair of the Compliance Committee.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 11

CORPORATE GOVERNANCE MATTERS

COMMITMENT TO BOARD DIVERSITY
The Board remains committed to diversity at the Board level, and the Corporate Governance Committee works to ensure that the Board is composed of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, race, ethnicity, gender and global experience and a range of tenures. Several board leadership positions are held by diverse directors and more than half of our independent director nominees are diverse. Among our directors, three are women and three are racially or ethnically diverse individuals (meaning, an individual who is Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or who identified as two races or more). Our directors also have diverse backgrounds, with experience gained in corporate, academia, government, public policy and military settings. The Corporate Governance Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates. In addition, the Committee also considers directors with a range of backgrounds and experiences, consistent with our refreshment planning.

OTHER PRACTICES
In addition to working to ensure that the Board is composed of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.
Limits on Public Company Directorships	To ensure directors are able to devote sufficient time and attention to their responsibilities as board members, the Board has established the following limits on outside directorships:
•
Directors who also are chief executive officers of public companies may not serve on more than one other public company board in addition to Cigna’s Board and the board of their employer (for a total of three public company directorships); and

• Directors who are not chief executive officers of public companies may serve on no more than four boards of other public companies (for a total of five such directorships).
All of our directors are in compliance with these limits on outside directorships.
Change in Director’s Principal Position
If there is a change in a director's principal employment position, that director tenders a resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Retirement Age
Our Corporate Governance Guidelines provide that directors are expected to retire by the annual meeting of shareholders coinciding with or following their 72nd birthday. The Board may exercise discretion to waive the expected retirement age in individual cases.

Continuing Education for Directors
The Board is regularly updated on Cigna’s businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on Cigna’s Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

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BOARD OF DIRECTORS’ NOMINEES
Upon the recommendation of the Corporate Governance Committee, the Board is nominating the twelve directors listed below for election to one-year terms to expire at the next annual meeting of shareholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a substitute nominee, your proxy will be voted for the substitute nominee.
Below are biographies, skills and qualifications for each of the nominees. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented contribute to an effective and well-functioning Board and that the nominees possess the qualifications, based on the criteria described above, to provide meaningful oversight of Cigna’s business and strategy.

The Board of Directors
unanimously recommends
that shareholders vote
FOR each of the nominees.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 13

CORPORATE GOVERNANCE MATTERS

DAVID M. CORDANI President, Chief Executive Officer and Director of Cigna
Background
David Cordani has served as Cigna’s Chief Executive Officer since 2009 and as President since 2008. He served as Chief Operating Officer from June 2008 until December 2009; President, Cigna HealthCare from 2005 until 2008; and Senior Vice President, Customer Segments & Marketing, Cigna HealthCare from 2004 until 2005. He has been employed by Cigna since 1991. Mr. Cordani received his Bachelor of Business Administration from Texas A&M University and his Master of Business Administration from the University of Hartford.
Qualifications and Experience
Mr. Cordani has extensive leadership and management experience of a global company, and a track record of strategic execution and performance in a dynamic industry. Mr. Cordani brings a deep understanding of customer engagement and brand building, along with an understanding of data analytics and digital capabilities. Mr. Cordani brings unique perspective and insight into the health service industry and the innovation of health delivery models, and is actively engaged in public policy in furtherance of Cigna’s mission.

Age 55	Director Since 2009	Board Committees Executive	Other Public Company Boards General Mills, Inc. (2014-Present)
WILLIAM J. DELANEY Former Chief Executive Officer of Sysco Corporation
Background
William DeLaney served as Chief Executive Officer of Sysco Corporation (Sysco), a food marketing and distribution company, from March 2009 until his retirement in December 2017. Previously, Mr. DeLaney served as President of Sysco from March 2010 to January 2016, as Executive Vice President and Chief Financial Officer from July 2007 to October 2009 and held positions of increasing responsibility at Sysco and its subsidiaries for more than 20 years. He received his Bachelor degree from the University of Notre Dame and his Master of Business Administration from the University of Pennsylvania, Wharton Graduate Division.
Qualifications and Experience
Mr. DeLaney has significant leadership experience, having led an organization with a global presence. Mr. DeLaney has expertise in overseeing accounting, financial operations and financial reporting matters. In addition, he has a strong background in business combinations and restructuring, strategic planning and global technology oversight.

Age 65	Director Since 2018	Board Committees Audit Corporate Governance	Other Public Company Boards Union Pacific Corporation (2018–Present) Sanmina Corporation (2018–2019) Express Scripts Holding Company (2011–2018) Sysco Corporation (2009–2017)
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ERIC J. FOSS Former Chairman, President and Chief Executive Officer of Aramark
Background
Eric Foss served as Chairman of the Board of Aramark, a provider of food services, facilities management and uniform services, beginning February 2015, and served as President and Chief Executive Officer from May 2012, until his retirement in August 2019. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from 2008 until 2010; President and Chief Executive Officer from 2006 until 2008; and Chief Operating Officer from 2005 until 2006. Mr. Foss received his Bachelor of Science degree from Ball State University.
Qualifications and Experience
Mr. Foss has significant experience in managing the operations of a global business, with risk management, strategic planning and transactions, technology and financial oversight. Having served as an executive of consumer oriented companies throughout his career, Mr. Foss has developed unique perspectives on marketing and consumer insights.

Age 62	Director Since 2011	Board Committees Compliance Corporate Governance	Other Public Company Boards Diversey Holdings, Ltd. (in process of IPO) Aramark (2012–2019) UDR, Inc. (2003–2015) The Pepsi Bottling Company (2006-2010)
ELDER GRANGER, MD, MG, USA (Retired) President and Chief Executive Officer of The 5Ps, LLC
Background
Elder Granger is a U.S. Army Major General (Retired) and has served as the President and Chief Executive Officer of The 5Ps, LLC, a healthcare, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for over 35 years before retiring in June 2009, and was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. He is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine, and holds numerous medical certifications. He received his Bachelor of Science Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine.
Qualifications and Experience
General Granger has extensive experience in health care management and operations, including health policy, planning, budgeting and execution related to the health program for uniformed service members around the globe. General Granger has unique leadership and policy experience through his career with the U.S. Army.

Age 67	Director Since 2018	Board Committees Compliance Corporate Governance	Other Public Company Boards Cerner Corporation (2020–Present) DLH Holdings Corp (2014–Present) Express Scripts Holding Company (2015–2018)
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CORPORATE GOVERNANCE MATTERS

ISAIAH HARRIS, JR. Former President and Chief Executive Officer of AT&T Advertising & Publishing – East
Background
Isaiah Harris has served as Cigna’s Chairman of the Board since December 2009 and served as Vice-Chairman of the Board from July 2009 through December 2009. Mr. Harris served as President and Chief Executive Officer of AT&T Advertising & Publishing – East (formerly BellSouth Advertising & Publishing Group), a communications services company, from 2005 until his retirement in 2007; as President, BellSouth Enterprises, Inc. from 2004 until 2005 and as President, Consumer Services, BellSouth Corporation from 2000 until 2004. Mr. Harris has served as an Independent Trustee of Wells Fargo Advantage Funds, a provider of mutual funds, since 2008. Mr. Harris received his Bachelor of Science degree from Iowa State University and completed the University of Minnesota Executive Master of Business Administration program.
Qualifications and Experience
Mr. Harris has significant experience leading large organizations, including through transformational change initiatives and navigating a heavily regulated and dynamic environment. He has extensive experience in corporate finance, financial services and risk management. He also has experience with marketing to end-user consumers.

Age 68	Director Since 2005	Board Committees Executive (Chair)	Other Public Company Boards Deluxe Corporation (2004–2011)
GEORGE KURIAN President and Chief Executive Officer of NetApp, Inc.
Background
George Kurian has served as Chief Executive Officer of NetApp, Inc. (NetApp), a cloud-led, data-centric, software company, since 2015 and as President of NetApp since 2016. He was NetApp’s Executive Vice President, Product Development from 2013 through 2015, and Senior Vice President, Software Group from 2011 through 2013. Previously, Mr. Kurian held various roles at Cisco Systems, Inc., a technology company, having served as Vice President and General Manager, Application Networking and Switching Technology Group from 2009 to 2011, Vice President and General Manager, Application Delivery Business Unit from 2005 to 2009, and Vice President and General Manager, Video Networking Business Unit from 2002 to 2005. Mr. Kurian received his Bachelor of Science from Princeton University and his Master of Business Administration from Stanford University.
Qualifications and Experience
Mr. Kurian has significant leadership experience and a deep understanding of business transformation, strategic planning and risk assessment on a global basis. Mr. Kurian has spent more than 20 years in leadership positions at technology-focused companies, through which he has developed expertise in innovative technology and related operations.

Age 54	Director Since March 2021	Board Committees Not yet assigned	Other Public Company Boards NetApp, Inc. (2015–Present)
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KATHLEEN M. MAZZARELLA Chairman, President and Chief Executive Officer of Graybar Electric Company, Inc.
Background
Kathleen Mazzarella has served as Chairman of Graybar Electric Company, Inc. (Graybar), a distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services, since January 2013, and as President and Chief Executive Officer of Graybar since June 2012. She previously served as Executive Vice President and Chief Operating Officer from December 2010 to June 2012. Ms. Mazzarella joined Graybar in January 1980, and has held increasing roles of seniority, including Senior Vice President, Sales and Marketing and Senior Vice President, Human Resources and Strategic Planning. She has served as a Director of Graybar since January 2004. She received her Bachelor of Science degree from National Louis University and her Master of Business Administration from Webster University.
Qualifications and Experience
Ms. Mazzarella has a practical understanding of large organizations, strong business acumen and judgment and expertise in assessing and managing business and financial risks. As a seasoned executive, she has experience overseeing financial reporting and controls, technology systems and platforms, and other functional and operational areas such as marketing and human resources.

Age 61	Director Since 2018	Board Committees Finance People Resources	Other Public Company Boards Waste Management, Inc. (2015–Present) Express Scripts Holding Company (2017–2018)
MARK B. MCCLELLAN, MD, PH.D. Director, Duke-Robert J. Margolis, MD, Center for Health Policy
Background
Mark McClellan became the inaugural Director of the Duke Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration from 2002 to 2004. He served as a member of the President’s Council of Economic Advisers and as senior director for healthcare policy at the White House from 2001 to 2002, and was the Deputy Assistant Secretary for Economic Policy for the Department of the Treasury from 1998 to 2000. Dr. McClellan received his Bachelor of Arts degree from the University of Texas, his Masters of Public Administration and Medical Doctorate from Harvard University, and his Doctor of Philosophy in Economics from Massachusetts Institute of Technology.
Qualifications and Experience
As a practicing internist, an administrator of national healthcare programs and an academic policy researcher, Dr. McClellan has a unique and wide-ranging perspective on health care delivery and policy. His background as both a regulator and government advisor provides him with broad knowledge of, and unique insights into, the challenges facing the health services industry.

Age 57	Director Since 2018	Board Committees Corporate Governance People Resources	Other Public Company Boards Johnson & Johnson (2013–Present) Aviv REIT, Inc. (2013–2015)
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JOHN M. PARTRIDGE Former President of Visa, Inc.
Background
John Partridge served as President of Visa, Inc. (Visa), a consumer credit company, from 2009 until 2013 and as Chief Operating Officer from 2007 to 2009. He joined Visa USA in October 1999 and served as President and Chief Executive Officer of Inovant (a Visa subsidiary) from 2000 to 2007 and as Interim President of Visa USA in 2007. From 1998 until joining Visa USA, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., a disability insurance company. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., a commercial banking, insurance and investment banking company, where he was responsible for consumer banking, technology and operations. Mr. Partridge has served as Chairman and Chief Executive Officer of Velo Payments, a global smart data network for business disbursements, since March 2017 and as an operating partner of Corsair Capital, a private equity firm focused on the financial services industry, since October 2015. Mr. Partridge received his Bachelor of Science degree from the University of California.
Qualifications and Experience
Mr. Partridge has extensive leadership experience overseeing financial planning and operations, technology operations, strategic transactions, and global operations. In addition, Mr. Partridge has experience with consumer-focused service, support and processes.

Age 71	Director Since 2009	Board Committees Finance (Chair) Audit Executive	Other Public Company Boards Global Payments, Inc. (2013–2019)
KIMBERLY A. ROSS Former Chief Financial Officer of Baker Hughes Company
Background
Kimberly Ross served as Chief Financial Officer of WeWork (the We Company), a flexible space solutions company, from March through September 2020. She served as Senior Vice President and Chief Financial Officer of Baker Hughes Company, an energy technology company, from September 2014 to July 2017. Ms. Ross was Executive Vice President and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, from November 2011 until September 2014. Prior to joining Avon, Ms. Ross served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V., a food retail company, from 2007 to 2011. Prior to that, Ms. Ross held a variety of senior management positions at Ahold. Ms. Ross received her Bachelor of Arts degree from the University of South Florida.
Qualifications and Experience
Ms. Ross has expertise in finance, financial reporting and internal auditing processes as well as significant experience managing corporate finance for global companies. Through her global assignments, Ms. Ross has developed an understanding of international business, government affairs, political and economic conditions, and navigating entry into new markets.

Age 56	Director Since 2020	Board Committees Audit (Chair) Finance Executive	Other Public Company Boards Nestlé S.A. (2018–present) KKR Acquisition Holdings I Corp. (2021–Present) PQ Group Holdings Inc. (2017–2020) Chubb Limited (2014–2020)
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ERIC C. WISEMAN Former Executive Chairman, President and Chief Executive Officer of VF Corporation
Background
Eric Wiseman served as Executive Chairman of VF Corporation, an apparel and footwear company, from August 2008 until October 2017. He served as Chief Executive Officer from January 2008 until December 2016 and President from 2006 until June 2015. He served as Chief Operating Officer of VF Corporation from 2006 to 2008; Executive Vice President, Global Brands from 2005 to 2006; and Vice President and Chairman, Sportswear and Outdoor Coalitions from 2004 until 2005. Mr. Wiseman received his Bachelor of Science degree and Master of Business Administration from Wake Forest University.
Qualifications and Experience
Mr. Wiseman is a seasoned leader with expertise in consumer-oriented marketing and brand development, through all channels of distribution, both domestically and internationally. He has significant experience in business transformations, strategic planning, people management, financial operations and technology oversight.

Age 65	Director Since 2007	Board Committees People Resources (Chair) Executive Finance	Other Public Company Boards Lowe’s Companies, Inc. (2011-Present) VF Corporation (2006-2017)
DONNA F. ZARCONE Former President and Chief Executive Officer of The Economic Club of Chicago
Background
Donna Zarcone served as the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, from February 2012 until July 2020. She served as Interim President of The Economic Club of Chicago from October 2011 until February 2012 and as President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, insurance and credit card programs and a wholly owned subsidiary of Harley-Davidson, Inc., from 1998 until 2006. She received her Bachelor of Science degree from Illinois State University and her Master of Business Administration from the University of Chicago Booth School of Business.
Qualifications and Experience
Through her experience, Ms. Zarcone, a certified public accountant, has a strong understanding of the social and economic issues facing the U.S. and global markets, and assessing and managing business and financial risk. Ms. Zarcone has background overseeing end-user consumer financial services and brand loyalty initiatives.

Age 63	Director Since 2005	Board Committees Corporate Governance (Chair) Compliance Executive	Other Public Company Boards CDW Corporation (2011-Present)
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Corporate Governance Policies and Practices
Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. The Corporate Governance Committee reviews Cigna’s governance program based on, among other things, developments in corporate governance, feedback received during shareholder engagement, legal or regulatory actions, proxy advisory firm positions, Securities and Exchange Commission (SEC) guidance and New York Stock Exchange (NYSE) requirements. The Corporate Governance Guidelines (the Guidelines) sets forth the key governance principles that guide the Board. The Guidelines, together with the charters of the Audit, Compliance, Corporate Governance, Finance, People Resources and Executive Committees, provide a framework of policies and practices for effective governance.
The Board and the Corporate Governance Committee review these Guidelines, and the committees review their respective charters, and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at www.cigna.com/about-us/company-profile/corporate-governance/ and are available to any shareholder who requests a copy.(1)

KEY GOVERNANCE PRACTICES
Independence	Best Practices	Accountability	Shareholder Rights

• Other than the CEO, independent board of directors

• Independent Chairman of the Board with clearly defined responsibilities

• Independent Audit, Compliance, Corporate Governance, Finance and People Resources Committees

• Regular executive    sessions of the Board and its committees, without management present

• Board and Committees may hire outside advisors independently of management

• Active shareholder engagement

• Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications

• Adoption of the Rooney Rule

• Separate Code of Business Conduct and
Ethics for the Board

• Majority of director compensation delivered in Cigna common stock

• Meaningful stock ownership guidelines for directors

• Annual election of all directors

• Directors elected by majority voting

• Annual
self-evaluations of the
Board, its committees
and individual
directors, including
periodic independent
third party assessments

• Annual evaluation of
CEO (including compensation) by independent directors

• Clawback policy that applies to our short- and long-term incentive plans

• Shareholder right to call a special meeting

• Proxy access right for shareholders

• No supermajority vote provisions in our Certificate of Incorporation or
By-Laws

• No shareholder rights plan, or poison pill

(1)
Throughout this Proxy Statement, we reference information available on our website. The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

DIRECTOR INDEPENDENCE
Cigna believes in the importance of a board composed largely of independent, non-employee directors. The current Board includes twelve non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Cigna’s independence standards. Cigna’s independence standards, which are included in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.
To be independent, the Board must affirmatively determine that a director has no material relationships with the Company or as an officer, shareholder or partner of an organization that has a relationship with the Company. In recommending to the Board that it determine each director is independent, the Corporate Governance Committee considered whether there were any facts or circumstances that might impair a director’s
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CORPORATE GOVERNANCE MATTERS

independence, and recognized that several of Cigna’s Board members serve as directors or executive officers of other organizations, including organizations with which Cigna has ordinary course commercial relationships.
The Board has affirmatively determined that Mr. DeLaney, Mr. Foss, General Granger, Mr. Harris, Mr. Kurian, Ms. Mazzarella, Dr. McClellan, Mr. Partridge, Dr. Roper, Ms. Ross, Mr. Wiseman and Ms. Zarcone are independent directors. Mr. Roman Martinez IV also served as an independent director during 2020. In addition, at the committee level, all members of the Audit, Compliance, Corporate Governance, Finance and People Resources Committees are independent, and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.
BOARD LEADERSHIP STRUCTURE
The Board is committed to the long-term growth of the business and the successful execution of our mission to improve the health, well-being and peace of mind of those we serve around the globe. To fulfill its responsibilities to our shareholders, Cigna’s Board, both directly and through its committees, regularly engages with management, ensures management accountability and reviews critical issues that face Cigna. The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its shareholders and, as a result, regularly evaluates and adapts its composition and role and relationship with management.
Independent Chairman of the Board
We currently separate the roles of the Chairman of the Board and Chief Executive Officer. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. We believe that having an independent Chairman assists the Board in ensuring independent oversight of the Company and the management team. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure best suits Cigna’s needs at this time.
In December 2018, the Board re-elected Isaiah Harris, Jr. to serve as our independent Chairman for a three-year term, subject to his annual election to the Board by shareholders. The full Board evaluates the Chairman’s performance on an annual basis as part of the annual Board evaluation.

Chairman Responsibilities

• Serve as principal representative of the Board

• Facilitate discussion among independent directors on key issues

• Advise the CEO on issues of concern for the Board

• Develop agenda for Board meetings, in consultation with the CEO and other directors

• Act as liaison between Board and management

• Lead the Board in CEO succession planning

• Preside over Board and shareholder meetings

• Engage in the director recruitment process

• Represent the Company in interactions with external stakeholders, as appropriate

Access to Management and Advisors
A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer serves as the staff officer for the Audit and Finance Committees; the General Counsel serves as the staff officer for the Compliance and Corporate Governance Committees; and the Chief Human Resources Officer serves as the staff officer for the People Resources Committee. These executive officers work with their respective committee chair to assist in setting and developing meeting agendas and materials and attend meetings as appropriate. Committee chairs communicate regularly with staff officers, the other executive officers and other members of management between scheduled Board meetings with respect to committee issues, and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.
The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.
BOARD EVALUATIONS AND BOARD EFFECTIVENESS
Evaluation Process
The Board evaluation process allows the Board to gain insights into the effectiveness of, and challenges facing, the Board, its committees and its individual members, with the goal of enhancing Board performance. Cigna’s Board is committed to ongoing improvement and the evaluation process is an important vehicle that fosters and supports effectiveness. Our board evaluations are designed to solicit input and perspective on various matters, including:
•	board and committee structure and the role and responsibility of the Board;
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•	board composition, including size, diversity and skill set;
•	board dynamics and culture;
•	governance policies and practices;
•	strategy and risk oversight;
•	relationship with management;
•	board response to trends and developments;
•	board operations, including the conduct and cadence of meetings, schedule, presentation topics, pre-read information, and communications; and
•	progress achieved against initiatives.
As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. The Corporate Governance Committee and the Chairman of the Board determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective.
In 2020, directors were interviewed by either the Chair of the Corporate Governance Committee or the Chairman of the Board. The Chair of the Corporate Governance Committee and Chairman of the Board reviewed the feedback from the individual director interviews and shared any committee-specific feedback received during the interview process with each of the committee chairs. The Chair of the Corporate Governance Committee and the Chairman of the Board also led a discussion with the full Board. The chairs of each committee led a similar self-assessment discussion for their particular committee.
From time to time, the Board has engaged an independent third party to conduct the Board evaluation, most recently in 2019. The Corporate Governance Committee and Board have agreed to use an independent third party to facilitate the Board evaluation process approximately every three to five years, or on an as needed basis.
The results of the evaluation process support the Board’s belief that the Board and committees are operating effectively.
Board Refreshment and Succession Planning
Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees and making recommendations to the full Board on these matters. When identifying new candidates for the Board, the Committee focuses on identifying candidates that possess skills and qualifications that will support the Company’s short- and long-term strategy, while being mindful of the complex and dynamic nature of the health service industry, as well as upcoming planned retirements. The Committee’s objective is to balance the knowledge and insights gained from long-term service on the Board with the new skills and experience that results from adding directors to the Board, at a pace that allows the Board to maintain its high-performing and effective culture.
On a targeted basis, the Corporate Governance Committee retains a third party search firm to assist in identifying and evaluating candidates for Board membership. A third party firm provided such assistance to the Committee in the recruitment of Mr. Kurian and Ms. Ross. The Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates.
New directors undergo an extensive Board and committee orientation process, overseen by the Corporate Governance Committee. The orientation process is designed to enable new members of the Board to become active, knowledgeable and effective Board members. As part of this process, each new director receives a series of briefings designed to provide meaningful interactions with our executive officers and other senior leaders. These briefings focus on, among other topics, our business operations, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, corporate governance, human capital management and leadership succession, and key policies and practices, including our Codes of Ethics, as well as the roles and responsibilities of the Board. Board orientation may also include site visits to key business operations.
RESPONSIBILITIES OF THE BOARD
Board Oversight of Risk and Enterprise Risk Management
The Board of Directors has the ultimate responsibility for risk oversight under Cigna’s risk management framework. The Board oversees our policies and procedures for assessing and managing risk, while management is responsible for assessing and managing our exposures to risk on a day-to-day basis. The Board executes its duty both directly and through its Audit, Compliance, Corporate Governance, Finance and People Resources Committees.
The Board, including its committees, oversees risks associated with their respective areas of responsibility. The full Board oversees strategic, financial and execution risks and exposures associated with Cigna’s business strategy, including the impact of changes to laws and regulations, significant litigation and regulatory exposures and other current matters that may present material risk to financial performance, operations, infrastructure, plans, prospects, reputation, acquisitions and divestitures. The Audit Committee oversees Cigna’s enterprise risk management (ERM) framework. ERM is a Company-wide program, led by Cigna’s Chief Risk Officer, designed to identify, assess, manage and control risks that have an impact on the attainment of Cigna's strategic and financial goals. The
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CRO meets with the Audit Committee regularly during its executive sessions and reports to the Board. The Board and each committee meet in executive session without management present and with key management and representatives of applicable outside advisors, including the independent registered public accounting firm and the independent compensation consultant, as necessary. A summary of each committee’s area of risk oversight responsibility is included in “ – Board Meetings and Committees.”
Shareholder Engagement
The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. We engage with shareholders on issues related to corporate governance, executive compensation, corporate social responsibility, Company performance and other areas of focus for shareholders. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.
SHAREHOLDER ENGAGEMENT
We engage with shareholders throughout the year.

Leading up to the 2020 annual meeting of shareholders, we invited holders of 75% of our outstanding stock to engage with us. In the fall, we invited holders of 61% of our outstanding stock to engage with us.

Throughout the year, we engaged on governance-related topics with holders of 44.4% of our outstanding stock.

Topics
Corporate governance and shareholder rights
Board composition
Executive compensation and human capital matters
Diversity, equity and inclusion efforts
ESG initiatives
Response to COVID-19 pandemic

We have implemented several governance enhancements in recent years that shareholders have expressed support for in our engagement discussions, including, for example, our adoption of the “Rooney Rule,” which requires that the Corporate Governance Committee and any search firm it engages include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates, the adoption of our proxy access and shareholder right to call a special meeting bylaws, and the elimination of supermajority voting provisions in our governing documents.
Oversight of Business Strategy
The Board provides unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics and the competitive landscape. The Board and its committees provide guidance and oversight to management with respect to Cigna’s business strategy throughout the year. As part of its oversight of business strategy, the Board:
•	reviews Cigna’s annual and longer-term strategic plan, financial targets and strategies for achieving those targets;
•	reviews and assesses Cigna’s results of operations, financial performance, prospects and competitive position;
•	discusses external factors that affect the Company, such as regulatory developments and trends impacting the health services industry generally;
•	reviews our performance compared to our competitors; and
•	evaluates potential strategic alternatives relating to Cigna and our business, including possible acquisitions, divestitures and business combinations.
Leadership Succession Planning and Human Capital Management Oversight
Our organizational structure is designed to position us for sustained growth and the Board views our leadership team as a key strength of the Company. The Board leads CEO succession planning. Through its People Resources Committee, the Board also oversees succession planning for other leadership roles, including executive officers and key members of senior management. With the assistance of the People Resources Committee, the Board also reviews emergency succession plans.
A global, diverse workforce that is experienced, engaged, healthy and connected is essential to our achieving our mission. In addition to leadership succession planning, the People Resources Committee is actively engaged in the oversight of the Company’s human capital management through its review of the following topics:
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•	the Company’s employee health and well-being programs, including structure and outcomes;
•	the Company’s Enterprise Incentive Plan and the Long-Term Incentive Plan for management;
•
the Company’s performance relative to the acquisition and retention of talent, leadership and development programs, and other initiatives and plans to help ensure that we have talent positioned to deliver on our strategy; and

•	the Company’s principal policies, practices and progress relative to pay equity and to diversity, equity and inclusion.
Corporate Responsibility Oversight
The Corporate Governance Committee monitors the Company’s social responsibility and environmental sustainability policies, practices and initiatives, reviews the annual corporate responsibility report, and periodically updates and makes recommendations to the Board with respect to such matters. The Committee is regularly updated on corporate responsibility and sustainability considerations and feedback raised by shareholders, proxy advisory firms and other stakeholders.
To support the Corporate Governance Committee’s responsibility, Cigna has established the Cigna Connects Corporate Responsibility Governance Council to provide input on Cigna’s policies, initiatives and reporting relative to corporate responsibility. This Council is a cross-functional team of leaders from various areas of the Company, including civic affairs, ethics and compliance, global real estate, risk management, supply chain, human resources and the Cigna Foundation.
BOARD MEETINGS AND COMMITTEES
In 2020, the Board held 11 meetings and the committees of the Board held a total of 33 meetings. At all regular Board meetings held in 2020, the independent members of the
Board met in executive session without management present. As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board. Each committee also met in executive session without management on a regular basis in connection with their respective meetings.
Each director attended more than 75% of the aggregate of all meetings of the Board and committees on which such director served in 2020. During 2020, Board and committee attendance was 100%. In addition to formal Board meetings, the Board engages with management regularly throughout the year.
The Board expects directors to attend the annual meeting of shareholders. All individuals then serving as directors attended the 2020 annual meeting. All directors are expected to attend the Annual Meeting in 2021.
The specific roles and responsibilities of the Board’s Executive, Audit, Compliance, Corporate Governance, Finance and People Resources Committees are delineated in written charters adopted by the Board. Complete copies of the committee charters are available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/board-committees. Each member of the Audit, Compliance, Corporate Governance, Finance and People Resources Committees is independent under the terms of Cigna’s independence standards, which are included in the Guidelines and consistent with the independence standards set forth in the NYSE’s listing standards.
The Executive Committee may exercise the power and authority of the Board as specifically delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Harris is Chairman of the Executive Committee and Mr. Cordani, Mr. Partridge, Dr. Roper, Ms. Ross, Mr. Wiseman and Ms. Zarcone serve on the Executive Committee. In 2020, the Executive Committee met once.
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A summary of the key committee responsibilities and the composition of the Audit, Compliance, Corporate Governance, Finance and People Resources Committees is set forth below.
AUDIT COMMITTEE
Current Members* Ms. Ross (Chair) Mr. DeLaney Mr. Partridge Met 11 times in 2020 * Mr. Martinez served as chair of the committee until his retirement in December 2020.	Primary Responsibilities
	•	Assesses the qualification and independence of, appoints, compensates, oversees the work of and removes, if appropriate, Cigna’s independent registered public accounting firm.
	•	Represents and assists the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls and the integrity of Cigna’s financial statements.
•
Reviews with management and, if appropriate, the independent registered public accounting firm, Cigna’s annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies.

	•	Oversees material legal matters.
	•	Maintains procedures for and reviews the receipt, retention and treatment of complaints and concerns regarding accounting, controls, auditing, reporting and disclosure matters.
Risk Oversight Focus Area
	•	Oversees the Company’s enterprise risk management program and internal audit function.
	•	Oversees risks related to the Company’s financial statements, the financial reporting process, accounting, and certain legal matters.
	•	Together with the Board, ensures that the Company has cyber risk management policies and processes in place.

All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards and are designated “audit committee financial expert[s]” as defined in the SEC rules. For more information regarding the Audit Committee’s activities see “Report of the Audit Committee” in the Audit Matters section of the Proxy Statement.

COMPLIANCE COMMITTEE
Current Members* Dr. Roper (Chair)* Mr. Foss General Granger Ms. Zarcone Met five times in 2020 * Upon Dr. Roper’s retirement, General Granger will become chair of the committee.	Primary Responsibilities
•
Oversees the Company’s key compliance programs, including but not limited to, those regulatory and legal requirements relating to data security, provision of healthcare and related services, operational effectiveness (including service requirements) and employment matters.

• Oversees the administration of the Company’s Code of Ethics and Principles of Conduct.
Risk Oversight Focus Area
•
Oversees the Company’s key compliance and ethics programs, including compliance with the laws and regulations that apply to business operations, such as data privacy and U.S. federal and state healthcare program requirements.

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CORPORATE GOVERNANCE COMMITTEE
Current Members Ms. Zarcone (Chair) Mr. DeLaney Mr. Foss General Granger Dr. McClellan Met five times in 2020	Primary Responsibilities
	•	Reviews, advises and reports to the Board on the Board’s membership, structure, organization, governance practices and performance.
	•	Assists the Board in refreshment planning.
	•	Reviews committee assignments and director independence.
	•	Oversees director nominations and compensation and develops specific director recruitment criteria.
	•	Oversees engagement with external stakeholders, including shareholders.
•
Monitors Cigna’s social responsibility and environmental sustainability policies and performance, reviews the annual corporate responsibility report, and periodically updates and makes recommendations to the Board with respect to related policies, practices and initiatives.

	•	Oversees corporate political and charitable contributions.
Risk Oversight Focus Area
	•	Oversees risks and exposures associated with director succession and refreshment planning, corporate governance and overall Board effectiveness.
	•	Oversees risks and exposures related to environmental, social and governance matters.
	•	Oversees risks related to political and charitable contributions.
FINANCE COMMITTEE
Current Members Mr. Partridge (Chair) Ms. Mazzarella Dr. Roper Ms. Ross Mr. Wiseman Met five times in 2020	Primary Responsibilities
	•	Oversees the structure and deployment of Cigna’s capital.
	•	Oversees Cigna’s long-term financial objectives and progress against those objectives.
	•	Reviews Cigna’s strategic operating plan and budget.
	•	Oversees Cigna’s investment strategy and sets investment policies and guidelines.
	•	Oversees Cigna’s information technology strategy and execution.
Risk Oversight Focus Area
•
Oversees the Company’s deployment of capital, technology and investment-related initiatives. In exercising this oversight, the Finance Committee reviews and discusses the technology, financial market and capital management risks.

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PEOPLE RESOURCES COMMITTEE
Current Members Mr. Wiseman (Chair) Ms. Mazzarella Dr. McClellan Met six times in 2020	Primary Responsibilities
	•	Oversees the policies and processes for people development, engagement and human capital management strategies.
	•	Assists the Board in leadership succession planning.
•
Establishes company goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those established goals and objectives, and based on this evaluation, recommends the CEO’s compensation to the independent members of the Board for approval.

•
Reviews and approves compensation targets, base salaries, cash and equity-based incentive compensation payments and arrangements, severance, and other compensation and benefits arrangements for any current or prospective executive officers other than the CEO, subject to required Board or shareholder approvals.

	•	Establishes performance measures and goals and assesses whether these goals are met for awards under short-term and long-term cash-based and equity-based compensation plans.
	•	Reviews and monitors the Company’s diversity, equity and inclusion program.
Risk Oversight Focus Area
•
Oversees compensation related-risks and leadership succession planning. For additional information regarding the People Resources Committee’s role in evaluating the impact of risk on executive compensation, see “Processes and Procedures for Determining Executive Compensation – Risk Oversight” in the CD&A.

For more information regarding the responsibilities and activities of the People Resources Committee, including the Committee’s processes for determining executive compensation, see the CD&A.
CODES OF ETHICS
Cigna is committed to conducting business in accordance with the highest standards of integrity, legal compliance and ethical conduct. All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/code-of-ethics. In addition, directors must also comply with the Director Code of Business Conduct and Ethics, available on Cigna’s website at www.cigna.com/static/www-cigna-com/docs/about-us/company-profile/corporate-governance/board-code-of-ethics.pdf. The Board believes that having a separate code of conduct for the Board meaningfully enhances Cigna’s governance framework by making Board-specific policies clearer. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with Cigna’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, insider trading and adherence to laws and regulations affecting the conduct of Cigna’s business. Directors and employees affirm their adherence to the Director Code of Business Conduct and Ethics and the Code of Ethics, as applicable.
CORPORATE RESPONSIBILITY
As a global health service company, Cigna strives to earn trust through responsible business practices, corporate citizenship and providing services that meet our customers’ individual needs. Inspired by our mission, Cigna works to positively impact the health of people, communities and the environment.
Our Cigna Connects Corporate Responsibility framework focuses on three key areas – health and well-being, the environment and responsible and inclusive business. This framework guides how Cigna works to achieve its mission through our responsible business practices and dedication to serving the varied needs of our stakeholders. Cigna plays a unique role in helping to address today’s challenges by developing innovative solutions that help support a sustainable health care system and deliver long-term shared value for our business and society.
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Health and Well-being	Environment	RESPONSIBLE AND INCLUSIVE business
• Access, Cost and Quality	• Energy	• Diversity, Equity & Inclusion
• Health Equity	• Water	• Human Capital
• Health Promotion & Disease Prevention	• Waste	• Human Rights
• Clean Air, Food, Water and Soil
• Community Resilience
Cigna annually publishes a corporate responsibility report, Cigna Connects, highlighting our corporate responsibility goals and initiatives. Cigna Connects covers areas such as Cigna’s practices related to ethics and governance, diversity, equity and inclusion, human capital management, privacy and information protection, environmental sustainability, and the philanthropic initiatives of the Cigna Foundation. Cigna Connects is presented to the Corporate Governance Committee, which reviews the report with the Board. We encourage our shareholders to review our most current report, which is available on Cigna’s website at www.cigna.com/about-us/corporate-responsibility/report/.
Cigna has received many recognitions for our responsible business practices, including:
•	Named industry leader on the Dow Jones Sustainability Indices for the second consecutive year, marking the fourth straight year that Cigna has been named to the indices (November 2020);
•
Named to the Forbes JUST 100 – America’s Most Just Companies list. Cigna scored in the top 20, coming in at 17 of a total of 928 ranked companies and 2nd of 16 in the Health Care Providers industry (October 2020);

•	Human Rights Campaign, corporate equality index score of 100 (January 2020);
•	Named to CR (corporate responsibility) Magazine 100 Best Corporate Citizens list (May 2020); and
•
Received ESG Rating Score of AA from MSCI (November 2020), “Low Risk” score from Sustainalytics (December 2020), “Prime” by ISS-Oekom (December 2020), ISS QualityScore of 1 (Social), 1 (Environmental) and 2 (Governance) (January 2021) and “Gold” rating by Ecovadis (January 2020).

For additional information regarding the Board’s oversight of corporate responsibility, see “Responsibilities of the Board – Corporate Responsibility Oversight.”
Human Capital Management
Cigna’s mission is to improve the health, well-being and peace of mind of those we serve by enabling affordable, predictable and simple health care. A healthy and diverse global workforce is essential to executing upon the growth strategies that enable us to deliver upon that mission. We continually invest in our global workforce to support our employees’ health and well-being, further drive diversity, equity and inclusion, provide fair and market-competitive pay, and foster their growth and development. As of the end of the 2020 fiscal year, we had approximately 73,700 employees, with 89% of our employees based in the United States. Almost all of our employees are full-time, with less than 2% of employees regularly working fewer than 30 hours per week.
Health, Well-Being and Other Benefits
Tending to our employees’ health, well-being and peace of mind is more than just our mission – it is a critical business imperative for our company. At Cigna, we believe that the provision of health and wellness benefits for our employees is our responsibility as an employer, and should not be outsourced to the government or other third parties. Ensuring that our employees have comprehensive health and wellness benefits is not only the right thing to do from a societal perspective – it is also one of the most important investments in our enterprise that we make each year. That is because we strongly believe that a healthy workforce is more productive, has fewer absences and is a critical enabler for us to drive our business and our strategy forward, thereby creating significant shareholder value. In 2020, Cigna invested approximately 17% of total payroll in health, well-being and other benefits, including life and disability programs, 401(k) contributions, and retirement-related benefits for its employees in the United States.
In addition to traditional medical and pharmacy benefits, we provide mental health support to employees. We believe that positive mental health is the foundation for other dimensions of well-being, and we work to ensure that our employees are aware of the resources we provide, and that they feel comfortable taking advantage of them without stigma. Our programs in support of mental health include: employee assistance program (EAP) benefits that are free to all employees and to any member of their household, digital tools that provide access to education,
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and therapy to help individuals build greater resilience and cope with stress, anxiety and depression. As a result of our investments, and our efforts to build and reinforce a culture of health within the organization, an average of 85% of employees who responded to our global surveys over the past two years indicated that Cigna's health and well-being programs encourage them to pursue a healthy lifestyle (with an average 85% employee response rate).
Our programs also include a caregiver leave program that allows employees time away at full pay to bond with a new child or care for a sick family member. In addition, we support financial well-being by offering debt and credit counseling, student loan debt consolidation support, and one-on-one retirement counseling, in addition to a competitive 401(k) match for those employees who participate in our plan, which includes the vast majority of our employees.
In 2020, we also made investments to support our employees during the COVID-19 crisis, which are described on page 5 in our “Proxy Statement Summary.”
Diversity, Equity & Inclusion and Equitable Pay
We recognize that our continued success depends on the collective strengths of our employees. At Cigna, individual differences represent a mosaic of opportunities, and diversity, equity and inclusion further enable us to execute on our long-term business strategy and drive the future success of the company. Championing a diverse and inclusive workplace improves our ability to innovate and create solutions that resonate with all our customers, partners, and communities. At Cigna, we take an expansive view of diversity including race, ethnicity, nationality, gender, veteran status, ability, sexual orientation and gender identity. As of the end of the 2020 fiscal year, 70% of our employees were women, and 37% of our employees in the United States were from underrepresented groups (which includes Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, and employees who identified as two races or more). Additional information on the diversity of our workforce, including data based on our Employee Information Report (EEO-1), can be found in our Corporate Responsibility Report.
We take great pride in our diverse and talented workforce and are committed to being an employer of choice for diverse talent. This commitment is demonstrated through our programs and practices to attract, retain and reward our employees. In 2020, we updated our diversity, equity and inclusion (DEI) strategy to focus on:
•	elevating the next set of diverse leaders;
•	striving to ensure every employee feels a sense of belonging, and is able to reach their fullest potential;
•	proactively monitoring our people processes and programs to promote equitable outcomes; and
•	showcasing the impact of DEI with our colleagues, customers, clients and communities.
We recruit, hire, train and promote persons in all positions and work to ensure that all personnel actions are administered without regard to an employee’s race, color, religion, ethnicity, gender or sexual orientation. We are committed to attracting and recruiting key diverse talent across various leadership development programs and other entry level positions with the business. This success is rooted in strategic relationships with diverse student groups at our partner colleges and universities as well as our commitment to multiple national, regional, and local organizations, which provide us focused recruiting opportunities with women, the LGBTQA+ community, military veterans, and underrepresented groups. We push ourselves to increase representation of women and racially and ethnically diverse individuals, particularly in middle and senior management roles. We provide “Unconscious Bias” training to help ensure that decisions around hiring and promotions are focused on abilities and qualifications and, beginning in 2020, all employees take unconscious bias training. Additional information about our programs that foster diversity, equity and inclusion can be found on page 101 in our statement about the gender pay gap shareholder proposal. For 2021, diversity, equity and inclusion is included as an area of focus in the strategic priorities measure of the Enterprise Incentive Plan. Our Board of Directors, either directly or through its People Resources Committee, is updated routinely by management on our diversity, equity and inclusion programs and progress.
We are committed to fairness in pay and opportunity for all of our employees. Our compensation practices, which include benchmarking compensation by role, eliminating inquiries regarding applicants’ compensation history from the hiring process and monitoring for potential disparities, promote equity in pay. Our most recent pay equity analysis, conducted in 2020, showed that in the United States female employees at Cigna earn 99.9 cents for every dollar earned by similarly-situated male employees, and employees from underrepresented groups earn 99.7 cents for every dollar earned by similarly-situated white employees.
Additional information regarding our commitment to diversity, equity and inclusion and equitable pay is included in our Pay Equity Commitment Statement, which can be found on our website at https://jobs.cigna.com/payequity. In this statement, we emphasize our commitment to fairness in pay and opportunity for all of our employees, regardless of gender, race or ethnicity, as well as the steps we are taking to increase the representation in Cigna’s leadership to ensure that the perspectives of women are included at all levels throughout the Company.
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Talent Acquisition, Development and Retention
Our talent acquisition and rewards strategies are designed to ensure we attract and retain skilled employees who are engaged in our mission. Our compensation program is rooted in market competitive base salaries and incentives that reward contributions that advance the Company’s strategy and mission. Our online learning platform and career development tools and events offer a broad range of training, education and development resources to all employees. In 2020, U.S. employees engaged in an average of 53 hours of learning through these resources. Cigna’s learning experience platform, myUniversity, is a central resource for employee learning. Eighty-nine percent (89%) of the global Cigna employee population are active users of myUniversity. In 2020, 203,700 hours of learning were completed in myUniversity for a total of 281,200 learning items. Outside of myUniversity, there were 10,400 active courses available, with 2,031,500 completed courses and 1,964,600 completed hours of learning. Enterprise leadership development programs include New Leader Experience, Leading with Excellence, Transformative Leadership, Inclusive Leadership and Leaders in Transition. Cigna also offers an education reimbursement program for both full and part-time employees who meet the continuing education criteria.
We believe that each of these factors – a comprehensive health and well-being program, a strong commitment to a diverse and inclusive workforce, a compensation program that is fair, equitable and rooted in competitive market data, and robust talent acquisition and development programs – are critical to employee engagement and retention. We regularly measure the engagement of our employees through global surveys, the results of which are used by Cigna’s leaders to identify ways in which we can strengthen our culture, simplify processes, enhance engagement, and improve customer interactions. In 2020, more than 83% of our employees participated in the survey, and the results included the following:
•	90% of respondents stated that their work makes a difference and has an impact on the company;
•	83% stated that they felt motivated to go beyond their formal job responsibilities;
•	86% responded that they had a supportive and reliable network of colleagues at Cigna; and
•	85% stated that they felt employees of all backgrounds can succeed at Cigna.
We believe these results, which are all above general industry norms, contribute to our low voluntary turnover rate, which was 3.9% for exempt employees in the United States in 2020. For the past four years, employee engagement and retention have been an area of focus within the strategic priorities measure of the Enterprise Incentive Plan.
For additional information regarding the Board’s oversight of human capital management, see “Responsibilities of the Board
– Leadership Succession Planning and Human Capital Management Oversight.” For additional information regarding our commitment to Board diversity, see “Election of Directors – Commitment to Board Diversity.”
The Cigna Foundation
In an unprecedented year marked by a global health crisis, social unrest, racial injustice and economic uncertainty, the Cigna Foundation was unwavering in its commitment – proudly making $40 million in total contributions in 2020 to nonprofit partners who share our focus to improve the health and well-being of individuals, families and communities around the world.
With the integration of the Cigna and Express Scripts Foundations in 2020, our combined charitable giving strategy and approach goes beyond financial contributions to include employee engagement, volunteer activities, and community involvement – driven through partnerships with nonprofit organizations that worked tirelessly to eliminate health disparities and improve overall health and well-being for people and communities around the world.
Last year, the Cigna Foundation expanded its existing focus on health disparities, continued to support underrepresented and underserved communities, and tackled chronic conditions – all while joining the worldwide effort to address urgent concerns related to the coronavirus pandemic by partnering with nonprofits on the front lines tackling food insecurity, mental health, and healthcare worker’s needs.
This included launching The Brave of Heart Fund with $25 million in support from each of the Cigna and New York Life Foundations. The goal of the fund is to provide financial assistance and emotional support to families of healthcare workers who lost their lives to COVID-19. Never has it been more important to offer ways to provide additional peace of mind to families navigating the emotional and financial hardships that come with grieving a loss during a time of crisis.
In addition, through the Foundation’s $1 million grant to Feeding Children Everywhere, we expedited the delivery of more than 2.5 million servings of food directly to the doorsteps of more than 6,800 families across the U.S. With schools closed across the U.S. and children learning at home, we were able to fill a critical need for those who rely on nutritious school meals. These efforts are part of Healthier Kids for Our Future®, a $25 million, five-year global initiative committed to improving the health and well-being of children that is aligned to three of the United Nations Sustainable Development Goals. We also continued to focus on reducing childhood hunger and improving nutrition, and expanded our focus to address mental health needs of children. In 2020, the Cigna Foundation made over $5 million in grants to nonprofit organizations as part of Healthier Kids for Our Future.
The Cigna Foundation also launched the Cigna Scholars Program, which provided $3,000 academic scholarships to 325 dependents and grandchildren of Cigna employees. This
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program will help close the affordability gap for Cigna families and the next generation of students, especially given the complexities being brought on by the COVID-19 pandemic.
ANNUAL POLITICAL CONTRIBUTIONS AND LOBBYING ACTIVITY REPORT
Cigna is committed to transparency and strives to provide clarity about our goals and positions related to the Company’s federal and state lobbying and advocacy efforts, as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. Cigna published its first annual political contributions and lobbying activity report in 2011. Our report provides information on our overall lobbying framework, including the areas in which we focus our advocacy efforts and why we believe active engagement in the public policy arena is necessary to support the achievement of our mission, the success of our business and the well-being of our customers. The report also provides information about: (1) direct political contributions that Cigna makes at a corporate level; (2) contributions that Cigna makes through the Cigna Political Action Committee; and (3) the total amount of annual dues paid to any industry trade association to which Cigna pays $50,000 or more in annual dues, as well as the portion of any such dues that such trade associations inform us are allocable to any non-deductible lobbying expenses. The Corporate Governance Committee oversees Cigna’s political and lobbying activities. The Company updates the report annually and we encourage you to review our 2020 report which is available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/.
CERTAIN TRANSACTIONS
Transactions with Related Persons
Cigna has not adopted a written policy concerning the review, approval or ratification of related person transactions. Cigna compiles information about transactions between Cigna and Cigna’s directors, director nominees, executive officers and any immediate family members and affiliated entities identified by directors, director nominees and executive officers as having any form of relationship with Cigna, as well as shareholders that identified themselves since the beginning of 2020 as beneficially owning more than 5% of Cigna's common stock. Cigna’s Office of the Corporate Secretary conducts an analysis to determine whether there may be disclosure required under SEC rules as a related person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company, and presents its assessment to the full Board of Directors.
A member of Mr. Wiseman’s family is an employee of Cigna. The position is not an executive officer or enterprise-level strategic role. Target total annual compensation for this position is determined by reference to a range of compensation for similarly situated roles and is approximately $80,000 to $180,000. Actual compensation was established in accordance with the Company’s compensation practices applicable to non-executive employees with equivalent qualifications, experience and responsibilities. The position also is eligible for standard benefits provided to other non-executive employees. The Board does not view this employment relationship as presenting a conflict for Mr. Wiseman. There were no other related person transactions requiring disclosure under SEC rules.
Compensation Committee Interlocks and Insider Participation
The People Resources Committee is composed of three independent directors: Eric C. Wiseman (Chair), Kathleen M. Mazzarella and Mark B. McClellan. There are no compensation committee interlocks.
Non-Employee Director Compensation
OVERVIEW
Cigna’s director compensation program is designed to attract and retain highly qualified independent directors by addressing the time, effort, expertise and accountability required of active board membership. The Board believes that the director compensation program:
•	aligns with shareholder interests because it delivers a majority of Board compensation through an equity-based component, the value of which is tied to Cigna’s stock price; and
•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.
The Corporate Governance Committee’s charter provides that it will periodically review director compensation and assist the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.
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DIRECTOR COMPENSATION PROGRAM
The Corporate Governance Committee reviews Cigna’s non-employee director compensation program on an annual basis. In 2018, following an evaluation of benchmark data with the assistance of Pay Governance LLC, (Pay Governance) its independent compensation consultant, the Board approved the following director compensation program, effective January 1, 2019. There is no retainer for committee membership or service on the Executive Committee. No compensation is paid for directors who are also employees of the Company.
RETAINER TYPE	ANNUAL AMOUNT	METHOD OF PAYMENT
Board (other than the Chairman of the Board)	$190,000	Cigna common stock
	$120,000	Cash
Chairman of the Board	$230,000	Cigna common stock
	$320,000	Cash
Committee chair	$25,000	Cash
In July 2020, the Corporate Governance Committee, with the assistance of Pay Governance, reviewed the director compensation program, to ensure that our pay practices remained competitive and aligned with peer companies. As part of this review, the Corporate Governance Committee reviewed benchmarking data from the Company’s compensation peer group and general industry peer group. There were no changes to the program as part of this review.
Deferral of Payments
Under the Deferred Compensation Plan of 2005 for Directors of Cigna Corporation (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a Cigna stock fund and several other funds selected from those offered to all Cigna employees under the Cigna 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.
Stock Ownership Guidelines
Cigna requires directors to maintain a stock ownership level of at least five times the value of the cash portion of the annual board retainer (currently $600,000) of Cigna common stock. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units and hypothetical shares of Cigna common stock held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance with stock ownership guidelines. As of December 31, 2020, all of the directors are in compliance with the stock ownership guidelines and each of our directors met or exceeded their ownership requirements or are within the five-year share accumulation period.
Financial Planning and Matching Charitable Gift Programs
Directors may participate in the same financial planning and tax preparation program available to Cigna executive officers. Under this program, Cigna will make direct payments or reimburse directors for financial planning services that are provided by firms designated by Cigna and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.
Directors also may participate in the matching charitable gift program available to Cigna employees on the same basis on which employees participate. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.
Insurance Coverage
Cigna provides each director, on the same basis as employees and at no cost to the director, group term life insurance coverage and business travel accident insurance coverage. Cigna also provides $1 million of personal umbrella liability insurance coverage for directors. Directors may purchase additional coverage at the group rate.
Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines and various other insurance programs available on a broad basis to Cigna employees. Directors that are eligible for subsidized coverage under the group benefit programs of another entity or employer do not participate in Cigna's
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medical, dental or vision programs. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel and security assistance, also is available to Cigna executive officers and certain other Cigna employees who frequently travel abroad for business.
Cigna provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by Cigna. In addition, these directors may also participate for two years following separation from service in the medical care programs currently offered by Cigna to retired employees, with premiums paid by the director on an after-tax basis.
DIRECTOR COMPENSATION TABLE FOR 2020
The table below includes information about the compensation paid to non-employee directors in 2020. Mr. Cordani, the only Company employee on the Board of Directors, does not receive any director compensation for his Board service.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
(a)	(b)	(c)	(d)	(e)
William J. DeLaney	120,000	190,000	411	310,411
Eric J. Foss	120,000	190,000	411	310,411
Elder Granger, M.D.	120,000	190,000	2,975	312,975
Isaiah Harris, Jr.	320,000	230,000	964	550,964
Roman Martinez IV(1)	145,000	190,000	11,542	346,542
Kathleen M. Mazzarella	120,000	190,000	411	310,411
Mark B. McClellan, M.D.	120,000	190,000	411	310,411
John M. Partridge	145,000	190,000	411	335,411
William L. Roper, M.D.	145,000	190,000	411	335,411
Kimberly A. Ross(2)	90,000	142,500	240	232,740
Eric C. Wiseman	145,000	190,000	989	335,989
Donna F. Zarcone	145,000	190,000	6,485	341,485
(1)	Mr. Martinez retired from the Board effective December 31, 2020.
(2)	Ms. Ross joined the Board effective June 1, 2020.
Fees Earned or Paid in Cash (Column (b))
Column (b) reflects the annual cash retainers for Board and committee service received by each director. Cash retainers are paid during a calendar quarter to directors who are in active service at any time during that quarter. Director fees listed in this column may be deferred by directors under the Deferral Plan (see “Deferral of Payments” above).
Stock Awards (Column (c))
Column (c) lists the aggregate grant date fair value of Cigna common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Cigna applies for financial statement reporting purposes as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (disregarding any estimates for forfeitures). Common stock for the annual board retainer is awarded in a calendar quarter to directors who are in active service at any time during that quarter. The number of shares of common stock awarded is determined by dividing the dollar amount of the applicable award by the closing price of common stock, as reported on the NYSE or successor or alternate means of publishing stock price, on the last business day of the second month of the quarter. Fractional shares are not awarded. The number of shares of common stock awarded is rounded down to a whole number of shares and the cash value of any fractional share is paid as soon as practicable during the quarter after the award date. Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See “Director Ownership” below for amounts and a description of equity-based awards outstanding as of December 31, 2020.
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All Other Compensation (Column (d))
Column (d) includes:
•	reinvested dividends on certain share equivalent awards and on deferred Cigna common stock, and dividends paid in cash on restricted stock units, as described under “Director Ownership;”
•
matching charitable award made by Cigna as part of its matching gift program (also available on a broad basis to Cigna employees) in the amount of $5,000 for Ms. Zarcone and $2,500 for General Granger. Also includes a charitable donation in the amount of $10,000 to a non-profit organization in honor of Mr. Martinez upon his retirement from the Board. The matching gift for Ms. Zarcone occurred during a special double match period that was available for several months during 2020; and

•	the dollar value of Company-paid life insurance premiums for all directors.
As permitted by SEC rules, the above table does not include any amounts related to perquisites or personal benefits as there were no perquisites or personal benefits that exceeded $10,000.
DIRECTOR OWNERSHIP
The table below shows Cigna securities held by each non-employee director as of December 31, 2020. The value of these securities was calculated using $208.18, which was Cigna’s closing stock price on December 31, 2020.
NAME	COMMON STOCK (a)	DEFERRED COMMON STOCK (b)	RESTRICTED STOCK UNITS (c)	HYPOTHETICAL SHARES OF COMMON STOCK (d)	VESTED STOCK OPTIONS (e)	TOTAL OWNERSHIP (f)	TOTAL OWNERSHIP VALUE (g)
William J. DeLaney	20,226	—	—	—	2,691	22,917	$ 4,299,684
Eric J. Foss	32,136	—	—	—	—	32,136	$ 6,690,072
Elder Granger, M.D.	522	2,331	—	—	8,767	11,620	$1,151,206
Isaiah Harris, Jr.	5,450	—	13,500	23,270	—	42,220	$ 8,789,360
Roman Martinez IV	22,996	25,843	—	15,432	—	64,271	$ 13,379,937
Kathleen M. Mazzarella	2,331	—	—	—	—	2,331	$ 485,268
Mark B. McClellan, M.D.	2,331	—	—	—	—	2,331	$ 485,268
John M. Partridge	28,530	—	—	—	—	28,530	$ 5,939,375
William L. Roper, M.D.	5,069	—	3,300	—	12,985	21,354	$ 2,548,102
Kimberly A. Ross	734	—	—	—	—	734	$ 152,804
Eric C. Wiseman	4,200	15,180	—	5,491	—	24,871	$ 5,177,645
Donna F. Zarcone	—	11,293	13,500	2,799	—	27,592	$ 5,744,103
Deferred Common Stock (Column (b))
Column (b) includes the equity portion of the 2020 retainer and any previous year’s Board retainer granted in Cigna common stock or deferred stock units that have been deferred under the Deferral Plan.
Restricted Stock Units (Column (c))
Column (c) includes restricted stock units held by each of Mr. Harris, Dr. Roper and Ms. Zarcone. The restricted stock units will settle in shares of Cigna common stock. All of these restricted stock units are vested. The restricted stock units held by Mr. Harris and Ms. Zarcone will be delivered upon separation of service. Dr. Roper’s restricted stock units will be delivered six months following his separation of service.
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Hypothetical Shares of Common Stock (Column (d))
Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the Cigna stock fund; (2) hypothetical shares of Cigna common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of Cigna common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical Cigna common stock. Although these securities are not common stock, the value of the hypothetical shares of Cigna common stock credited to a director’s deferred compensation account is tied directly to the value of Cigna common stock.
Vested Stock Options (Column (e))
Column (e) includes Cigna stock options received in the merger in exchange for stock options of Express Scripts that were awarded to each of Mr. DeLaney, General Granger and Dr. Roper as part of their compensation for service on the Express Scripts board of directors. All outstanding Express Scripts stock options vested and became exercisable upon the closing of the merger under the terms of the Express Scripts Holding Company 2016 Long-Term Incentive Plan.
Total Ownership Value (Column (g))
Value of vested stock options is calculated by multiplying the number of shares issuable upon exercise of the stock option by the difference between the closing price on December 31, 2020 ($208.18) and the option’s exercise price.
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COMPENSATION MATTERS

Advisory Approval of Executive Compensation (Proposal 2)
Our Board is committed to strong governance and recognizes that Cigna shareholders and other stakeholders have an interest in our executive compensation policies and practices. Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on Cigna's performance, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value.
The primary principles underlying our compensation philosophy are that our compensation program should motivate superior enterprise results with appropriate consideration of risk while maintaining a commitment to the Company’s ethics and values; align the interests of the Company’s executives with those of our shareholders and other stakeholders and reward the creation of long-term value; emphasize performance-based compensation over fixed compensation; reward the achievement of favorable long-term financial results more heavily than the achievement of short-term results; and provide market-competitive compensation opportunities designed to attract and retain highly qualified executives.

WHAT WE DO
✔   Strong alignment between pay and performance.
✔   “Double trigger” requirement for change of control benefits.
✔   Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.
✔   Robust stock ownership guidelines and shareholding
requirements for equity awards to align executives’ interests with shareholders.
✔   A disgorgement of awards (clawback) policy beyond the
mandates of Sarbanes-Oxley.
✔   Management of LTIP annual share usage (or burn rate) and
total dilution through the People Resources Committee’s
establishment of an annual share usage limit, which is below the maximum permitted under the plan.
✔   Oversight of people development policies and processes,
including consideration of assessments of executive officers and key senior management.
✔   CEO and executive officer succession plans overseen by the
Board of Directors, with leadership from the People Resources
Committee.
✔   An annual assessment by the People Resources Committee of
potential risks in our incentive compensation programs and
policies.

✔   Minimum level of financial performance required in order for any payments to be made under the annual incentive plan.
✔   Incentive plans use both absolute and relative performance measures.
✔   All long-term awards are denominated and settled in equity.
✔   Approximately 92% of our CEO’s total direct compensation is performance-based.

WHAT WE DON’T DO
✘ No excessive perquisites and no gross ups on perquisites.
✘ No payment of excise tax gross ups and no promises of excise tax gross ups as part of our regular executive compensation program.
✘ No redundancy between short- and long-term incentive plan performance measures for new awards.
✘ No hedging of Cigna stock by any directors, executive officers or employees, and no pledging of Cigna stock by directors or
Section 16 officers unless approved in limited circumstances.
✘ No discounting, reloading or repricing of stock options
without shareholder approval.
✘ No payment of dividends on restricted stock prior to vesting.
Unvested strategic performance share awards do not accrue
dividends or count towards share ownership guidelines.

In recognition of the preference of shareholders expressed at Cigna’s 2011 annual meeting and reaffirmed at its 2017 annual meeting, the Board has held “say on pay” advisory votes on an annual basis. The next vote on the frequency of “say-on-pay” advisory votes will be held at the 2023 annual meeting of shareholders. Consistent with this practice and SEC rules, we are asking you to approve the following advisory resolution:
Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.
This advisory vote is intended to address our overall compensation policies and practices related to the named executive officers rather than any specific element of compensation. In considering your vote, we encourage you to review the Proxy Statement Summary, the Compensation Discussion and Analysis and the Executive Compensation Tables. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

The Board of Directors
unanimously recommends
that shareholders vote
FOR the advisory approval
of the Company’s executive
compensation.

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COMPENSATION MATTERS

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs and decisions regarding our named executive officers (NEOs) for 2020, which include our Chief Executive Officer, Chief Financial Officer and the three most highly-compensated executive officers as of the end of 2020.
The People Resources Committee (the Committee) oversees the Company’s executive compensation policies and programs and makes all compensation decisions for our executive officers, with the exception of our CEO, for whom the Board makes compensation decisions based on Committee recommendations.
Compensation information is described throughout this CD&A and the Executive Compensation Tables for the following executive officers:
NAME	TITLE
David M. Cordani	President and Chief Executive Officer
Eric P. Palmer(1)	President, Chief Operating Officer, Evernorth
Nicole S. Jones	Executive Vice President and General Counsel
Matthew G. Manders(1)	President, Government & Solutions
Timothy C. Wentworth	Chief Executive Officer, Evernorth
(1)
Mr. Palmer served as Executive Vice President, Chief Financial Officer and Mr. Manders served as President, Strategy and Solutions through December 31, 2020. They assumed their new roles, as President, Chief Operating Officer, Evernorth, and President, Government and Solutions, respectively, effective January 1, 2021.

This CD&A is organized as follows:
Executive Summary provides an overview of our compensation philosophy and our pay-for-performance alignment.	Pages 38 – 40

Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation and the independent compensation consultant’s role.
Pages 40 – 41

Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation.	Pages 42 – 45

Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Pages 45 – 58

Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance and other post-termination arrangements, as well as our change of control arrangements.	Pages 58 – 61

Other Practices describes our stock ownership guidelines, our hedging and pledging restrictions, risk oversight and our clawback policy.	Pages 61 – 63
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COMPENSATION MATTERS

EXECUTIVE SUMMARY
We believe executive pay should be aligned with our ability to deliver on our commitments to those we serve. Additionally, we believe that aligning executive compensation to the achievement of enterprise goals that support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders and other stakeholders.
The primary principles underlying our compensation philosophy are that our compensation program should:

Motivate superior enterprise results with appropriate consideration of risk while maintaining a commitment to the Company’s ethics and values	Align the interests of the Company’s executives with those of our shareholders and other stakeholders and reward the creation of long-term value	Emphasize performance-based compensation over fixed compensation	Reward the achievement of favorable long-term financial results more heavily than the achievement of short- term results	Provide market- competitive compensation opportunities designed to attract and retain highly qualified executives

2020 Performance and Accomplishments
In 2020, Cigna delivered another year of strong performance, thanks to our more than 70,000 employees around the world who are committed to our organization being a leader for affordable, predictable, and simple health care in an ever-changing industry. As we delivered on our 2020 commitments, we demonstrated our ability to adapt in an uncertain environment so we could not only achieve our goals, but also address the sudden and unforeseen challenges brought about by the COVID-19 pandemic.
Adjusted Income from Operations	Adjusted Revenues	Cash Flow from Operations
$6.8 billion $18.45 per share	$160.1 billion	$10.4 billion
Information about our many other accomplishments in 2020, including the launch of Evernorth, organizational changes to accelerate our growth, our efforts around diversity, equity and inclusion, and the actions we’ve taken in response to the COVID-19 pandemic are described in the Proxy Statement Summary.
Pay-for-Performance Alignment
Cigna’s compensation program is heavily weighted to emphasize performance-based pay over fixed compensation. Performance-based compensation includes awards under our Enterprise Incentive Plan (EIP) and annual equity-based long-term incentive (LTI) awards. The EIP is a cash-based program designed to reward the achievement of annual goals. LTI grants are comprised of (1) strategic performance shares (SPSs), the payout of which is based upon achievement of absolute and relative performance goals over a three-year period; (2) stock options, the value of which depends on stock price appreciation from the date of grant through the date of exercise; and (3) restricted stock, the value of which fluctuates with the trading price of Cigna’s stock. In determining both EIP awards and LTI grants, the Committee, and the Board with respect to the Mr. Cordani, considers several factors, including achievement of enterprise goals and individual contribution.
Emphasis on Performance-Based Compensation
As illustrated in the charts below, performance-based compensation represented approximately 92% of Mr. Cordani’s total direct compensation for 2020, including 74% in long-term incentive and 18% in annual incentive awards. On average, performance-based compensation represented 85% of total direct compensation for our other NEOs, including an average of 65% in long-term incentive and 20% in annual incentive awards.

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COMPENSATION MATTERS

2020 Enterprise Incentive Plan Results
Payouts under the 2020 EIP rewarded our NEOs for our strong results in 2020, reflecting pay-for-performance alignment. EIP awards reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance, accomplishments and contributions.
MEASURE	WEIGHTING	RESULT		AWARD
Adjusted income from operations(1)	50%	$6.8 billion, reflecting 4.9% growth over 2019 performance, which was within target range		Individual payouts ranged from 110% to 120% of target for each NEO
Adjusted revenues(1)	20%	$160.1 billion, reflecting 14.2% growth over 2019 performance, which was above target range
Strategic priorities	30%	Target performance reflects:
		•	Achievement of client retention goals and strong execution of merger integration activity
		•	Advancement of affordability initiatives
		•	Strong and improving employee engagement and retention results
		•	Continued strong and stable net promoter score
		•	Favorable operating expense improvement
2018–2020 Strategic Performance Share Program Results
Long-term performance was rewarded through the payout of our 2018–2020 SPSs.
MEASURE	WEIGHTING	RESULT ($ IN MILLION)	AWARD
Adjusted income from operations(1)	50%	$17,007 (117% of target)	2018–2020 SPSs were paid out at 100% of target
Relative total shareholder return (TSR)(2)	50%	44th percentile (82% of target)
(1)
We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2020 for more complete financial information. Adjusted income from operations and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). The Committee may make adjustments to the actual levels of achievement under each performance measure to (1) exclude the impact of any unusual or extraordinary results that do not reflect the on-going business operations and/or that are not the result of normal business risks; and (2) to avoid creating unintended incentives for management to make decisions solely on the basis of achieving incentive results. For 2020, the Committee did not make adjustments to actual levels of achievement. Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, shareholders net income and total revenues, respectively, can be found on Annex A.

(2)
The peer group used to measure relative TSR is the 2018–2020 SPS performance peer group which, at the time of the 2018–2020 SPS payout, included: Aflac Incorporated, Anthem, Inc., Centene Corporation, The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation, Prudential Financial, Inc., UnitedHealth Group Incorporated and Unum Group.

2020 Long-Term Incentive Awards
In February 2020, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) approved the annual LTI award for each NEO, 50% of which was awarded in an SPS award with a 2020–2022 performance period, 25% of which was awarded in stock options with an exercise price of $192.02 and 25% of which was awarded as shares of restricted stock. In determining the actual amount of the annual LTI award, the Committee primarily evaluates individual contributions, but also may consider the other factors described in “Elements of Compensation – Long-Term Incentives.”
Shareholder Support of Our Executive Compensation Program
The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote in determining the ongoing design and administration of the Company’s executive compensation programs. The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders, which engagement in 2020 again included our engagement with governance professionals representing our shareholders.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 39

COMPENSATION MATTERS

Approximately 84.7% of votes cast at our 2020 annual meeting of shareholders were in favor of the advisory vote on executive compensation, reflecting continued strong support for our executive compensation programs and practices. Although strong, the level of support was somewhat lower than in prior years. Leading up to the 2020 annual meeting of shareholders, we invited holders of 75% of our outstanding stock to engage with us and, in the fall, we invited holders of 61% of our outstanding stock to engage with us. Throughout 2020, we engaged with holders of 44% of our outstanding stock on a variety of topics, including executive compensation. A few shareholders raised concerns regarding Mr. Wentworth’s compensation arrangement. We discussed the unique nature of Mr. Wentworth’s arrangement, which we entered into in connection with the combination with Express Scripts. Mr. Wentworth was viewed as crucial to the integration of the two companies as well as our ability to achieve the goals of the combination. Recognizing his unique skill set and qualifications, following signing of the merger agreement in March 2018, we structured Mr. Wentworth’s arrangement in a way that would induce him to join Cigna’s leadership team, retain and incentivize him and reduce the financial risk that he would assume by not terminating employment for good reason, as he would have been entitled to do.
The terms of his arrangement do not represent a change in Cigna’s executive compensation philosophy or programs. Rather, his arrangement, which provides for a retention period through December 2021, reflects the very unique nature of the situation – the need to induce an experienced senior leader with a valuable skill set to join Cigna’s leadership team in the face of financial incentives to walk away, to retain him during a key integration period and to incentivize performance necessary to achieve the goals of a combination that meaningfully accelerates Cigna’s strategy for the benefit of our shareholders. We have not paid any excise tax gross up to Mr. Wentworth, do not anticipate doing so and do not include excise tax gross ups as part of our regular executive compensation program.
PROCESSES AND PROCEDURES FOR DETERMINING EXECUTIVE COMPENSATION
The Role of the People Resources Committee in Executive Compensation
The Committee is composed entirely of independent directors. Pursuant to its charter, the Committee is charged with oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews Cigna’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to ensure a strong linkage between executive pay and performance and alignment with shareholder interests. At each of its regularly scheduled meetings, the Committee conducts executive sessions, without Cigna management present. In addition, the Committee has engaged Pay Governance as its independent compensation consultant to assist the Committee in its responsibilities.
Process for Executive Compensation Decisions
Chief Executive Officer Compensation

The Committee and the independent members of the Board evaluate CEO performance and enterprise goals.	The Committee makes recommendations to the independent members of the Board about CEO performance and compensation.	The independent members of the Board consider the Committee’s recommendations as they review and determine the CEO’s compensation.	The Chairman of the Board reviews the results of the performance evaluation with the CEO and communicates compensation decisions.

Mr. Cordani is not present when the Committee and the Board consider his compensation. At the request of the Committee, the Chief Human Resources Officer (CHRO) and the independent compensation consultant may attend Committee sessions that consider CEO compensation.
Other NEO Compensation
Generally, the CEO and the CHRO present recommendations for all other NEOs’ compensation targets for the Committee’s consideration. For compensation decisions involving actual payouts for the NEOs, Mr. Cordani presents his recommendations to the Committee for its consideration. Mr. Cordani discusses Cigna’s performance and the individual officer’s performance. The CHRO is generally present for the discussion of compensation for all executive officers other than himself.
In connection with the combination with Express Scripts, the Company entered into a retention agreement with Mr. Wentworth, who, prior to the combination, was the President and CEO of Express Scripts. Under his arrangement with Express Scripts, Mr. Wentworth was entitled to terminate employment for good reason on the closing of the merger and receive his severance and vest in his equity awards. Based on an independent evaluation and analysis of his then-existing
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COMPENSATION MATTERS

arrangement, it was determined that Mr. Wentworth could have been in a better financial position if he terminated employment with Express Scripts at the merger closing than if he did not terminate. Mr. Wentworth was viewed as crucial to the integration of the two companies as well as our ability to achieve the goals of the combination. Recognizing his unique skill set and qualifications, following signing of the merger agreement in March 2018, we structured Mr. Wentworth’s arrangement in a way that would induce him to join Cigna’s leadership team, retain and incentivize him and reduce the financial risk that he would assume by not terminating employment for good reason, as he would have been entitled to do. The Committee believes Mr. Wentworth’s compensation and the terms of his retention agreement are appropriate due to his experience as the CEO of Express Scripts, his highly relevant skill set and the Company’s unique needs in connection with the combination. For additional information, see “Employment Arrangements and Post-Termination Payments – Retention Arrangements.”
Compensation Consultant Role in Executive Compensation
While the Committee or Board ultimately make all executive compensation decisions, the Committee may engage the services of outside advisors for assistance. The Committee utilized Pay Governance as its compensation consultant throughout 2020 to provide independent, objective analysis, advice and information and to generally assist the Committee in the performance of its duties. The Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Cigna’s compensation programs, practices and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the CHRO and Cigna’s compensation department in their work on the Committee’s behalf.
ANALYSIS RECEIVED BY THE COMMITTEE FROM ITS COMPENSATION CONSULTANT FOR 2020 COMPENSATION DECISIONS
•
Analyzed compensation levels and pay practices as compared to Cigna’s compensation peer group to assess the alignment between three- and five-year realizable pay and Cigna’s performance and compensation philosophy

•
Compared competitive market data to the current compensation levels of each executive officer to assist in setting targets, and provided market data to assist the Committee in its determination of compensation for executive officers that have assumed new roles

•	Provided market research on incentive plans to assist in the design of short- and long-term incentive compensation plans
•	Reviewed incentive measures in the 2020 EIP and 2020–2022 SPS program to provide the Committee with objective reference points to consider when determining target goals
•	Evaluated the effect of Cigna’s equity programs on annual share use, burn rate and total overhang to provide the Committee with context for its determination of the maximum share limit for use in 2020
•
Provided competitive market data on benefits payable to executive officers in connection with a termination without cause as part of the Committee’s consideration of the Amended and Restated Executive Severance Benefits Plan

At the request of the Committee, a representative of Pay Governance regularly attends the Committee’s meetings, and meets with the Committee in executive session without members of management present, further enabling robust discussion.
The Committee’s policy requires that the compensation consultant be independent of the Company. Independence under the policy requires that the compensation consultant (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to Cigna’s policy and NYSE rules and concluded that Pay Governance is free from conflicts and independent. In addition, each year the Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.
The Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 41

COMPENSATION MATTERS

EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Compensation Objectives and Practices
Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders and other stakeholders, directly link to Company and individual performance and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders while delivering on our mission and promises for our customers and clients.
To further our compensation philosophy, the Committee uses the following compensation practices, processes and instruments:
•
A regular and rigorous analysis of relevant market compensation data for each executive officer position, which includes market data for our peers as well as broad-based general industry data from companies of similar size and scope;

•	An annual realizable pay-for-performance assessment of the degree of alignment between Company results and executive compensation;
•	An annual analysis of each individual’s contributions to the achievement of the Company’s short- and long-term performance goals;
•	An annual incentive plan aligned to the Company’s annual performance goals;
•	An equity-based incentive plan (the Cigna Long-Term Incentive Plan or LTIP) that aligns compensation with long-term shareholder value creation;
•	The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs; and
•	Ongoing monitoring of compensation best practices and investors’ views on compensation and the modification of our compensation programs as appropriate to align with good governance standards.
For information on the oversight of the executive compensation program, see “Processes and Procedures for Determining Executive Compensation” in this CD&A.
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COMPENSATION MATTERS

Strong Compensation Governance and Controls
WHAT WE DO	✔	Strong alignment between pay and performance.
	✔	“Double trigger” requirement for change of control benefits.
	✔	Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.
	✔	Robust stock ownership guidelines and shareholding requirements for equity awards to align executives’ interests with shareholders.
	✔	A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley.
	✔	Management of LTIP annual share usage (or burn rate) and total dilution through the Committee’s establishment of an annual share usage limit, which is below the maximum permitted under the plan.
	✔	Oversight of people development policies and processes, including consideration of assessments of executive officers and key senior management.
	✔	CEO and executive officer succession plans overseen by the Board of Directors, with leadership from the Committee.
	✔	An annual assessment by the Committee of potential risks in our incentive compensation programs and policies.
	✔	Minimum level of financial performance required in order for any payments to be made under the annual incentive plan.
	✔	Incentive plans use both absolute and relative performance measures.
	✔	All long-term awards are denominated and settled in equity.
	✔	Approximately 92% of our CEO’s total direct compensation is performance-based.

WHAT WE DON’T DO	✘	No excessive perquisites and no gross ups on perquisites.
	✘	No payment of excise tax gross ups and no promises of excise tax gross ups as part of our regular executive compensation program.
	✘	No redundancy between short- and long-term incentive plan performance measures for new awards.
	✘	No hedging of Cigna stock by any directors, executive officers or employees, and no pledging of Cigna stock by directors or Section 16 officers unless approved in limited circumstances.
	✘	No discounting, reloading or repricing of stock options without shareholder approval.
	✘	No payment of dividends on restricted stock prior to vesting. Unvested strategic performance share awards do not accrue dividends or count towards share ownership guidelines.
Compensation Data
The Committee establishes target compensation levels based on a variety of factors, including a rigorous analysis of relevant published market compensation data of the Company’s compensation peer group and a general industry peer group.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 43

COMPENSATION MATTERS

Peer Groups
The Committee utilizes three peer groups:
•	a Compensation Peer Group, which is used in setting target compensation;
•
a General Industry Peer Group, which, in recognition that Cigna often competes for talent with companies beyond that of its compensation peer group, is used as an additional reference to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries; and

•	an SPS Performance Peer Group, which is used to track relative TSR within the SPS program.
The Committee periodically reviews the composition of its peer groups and requests that its independent compensation consultant offer suggested modifications for benchmarking future executive pay decisions. Following entry into the Express Scripts merger agreement, the Committee reviewed each of Cigna’s peer groups and developed peer groups that reflect the Company’s size, scope and industry post-combination.
Compensation Peer Group. The Committee’s consultant utilized multiple sources to develop and recommend potential peer companies for the Committee to consider. Sources for possible peers include companies screened by industry and business focus, peer groups developed by proxy advisory firms, peers identified in various analyst reports, and peers of companies in Cigna’s compensation peer group. The compensation peer group comprises companies primarily in the managed care/health care distribution sectors, with the individual peer companies generally having revenues from approximately 0.33 to 2.0 times that of Cigna's and market capitalizations of approximately 0.25 to 4.0 times that of the Company’s market capitalization. The companies in the compensation peer group are listed in the table below.
COMPENSATION PEER GROUP
AmerisourceBergen Corporation	Humana, Inc.
Anthem, Inc.	McKesson Corporation
Cardinal Health, Inc.	UnitedHealth Group Incorporated
Centene Corporation	Walgreens Boots Alliance, Inc.
CVS Health Corporation
General Industry Peer Group. The Committee, with the assistance of its independent compensation consultant, reviewed the companies included in its general industry peer group by screening publicly traded, U.S.-based companies within certain relevant industry classifications, including insurance, banking and financial services, health care equipment and services, pharmaceutical, biotechnology and life sciences, household and personal products, software services and telecommunications. The list was then narrowed to companies whose revenues were greater than $20 billion with market capitalization generally within the range of approximately 0.4 to 4.0 times that of Cigna’s market capitalization. The screening process resulted in a group of 36 companies, which are listed on Annex B.
SPS Performance Peer Group.
Performance periods beginning prior to 2019. For SPS programs with performance periods beginning prior to 2019, our SPS performance peer group included the companies in the compensation peer group at the beginning of the performance period, with the following adjustments (1) the addition of companies that were not included in the compensation peer group due to size, but were considered competitors of the Company; and (2) the elimination of companies that were viewed as competitors for talent, but had a significantly different business focus than Cigna.
Performance periods beginning in 2019 or later. Beginning with the 2019–2021 performance period, the companies in the compensation peer group are also the companies in the SPS performance peer group. The Committee concluded that these companies are most similar to the Company in both business operations and scope following the combination with Express Scripts.
The companies included in the SPS performance peer group for each of our outstanding SPS programs are listed in the section titled “Long-Term Incentives – Strategic Performance Share Program.”
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COMPENSATION MATTERS

Tally Sheets
The Committee reviews tally sheets for all of its executive officers as part of its annual compensation award determination process. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect Cigna’s compensation philosophy and performance, but are not a determining factor when making executive compensation decisions.
Target Total Direct Compensation Positioning
The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that (1) performance-based compensation should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives.
Target total direct compensation consists of base salary, the annual incentive target and the annual LTI target. The Committee approves each of these amounts for each NEO on an annual basis, generally seeking to target an executive officer’s total direct compensation in a “competitive range” of within 15% of the 50th percentile of the relevant market data. When setting target total direct compensation, the Committee evaluates survey data and other public information, such as proxy data, available for both the compensation peer group and the general industry peer group.
While the Committee targets total direct compensation in the competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may be above or below the competitive range for an individual pay element. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the market data due to factors such as performance, tenure in role, range of data available, negotiated arrangements (for example, in connection with the combination with Express Scripts), and market and economic conditions. In general, compensation levels for executive officers who are newer to their positions tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance are typically positioned at the higher end of the competitive range. Internal pay comparisons among the NEOs are not generally considered by the Committee for purposes of determining target pay mix and target total direct compensation. Mr. Wentworth’s retention arrangement results in compensation that is above the competitive range. Target total direct compensation for our other NEOs as a group resulted in a target compensation opportunity in the aggregate within 15% of the 50th percentile of both our compensation and general industry peer groups for 2020. For background information about Mr. Wentworth’s retention arrangement, see “Employment Arrangements and Post-Termination Payments – Retention Arrangements.”
ELEMENTS OF COMPENSATION
Cigna’s 2020 executive compensation program consisted of the following elements:
ELEMENT		PURPOSE
Base salary		Fixed portion of total direct compensation, set with reference to competitive market data and individual performance and designed to attract and retain key talent.
Enterprise Incentive Plan (EIP)
Performance-based cash compensation designed to reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance, accomplishments and contributions.

	Strategic Performance Shares	Performance-based compensation designed to reward achievement of a pre-determined financial goal and the Company’s relative TSR over a three-year performance period.
Long-Term Incentives (LTI)	Stock Options
Performance-based compensation designed to align with shareholders’ interests, as the potential realized value is determined by stock price appreciation from the date of grant through the date of exercise.

	Restricted Stock	Performance-based compensation designed to promote strong retention and alignment with shareholders’ interests.
Retirement and Deferred Compensation
Savings-based component that is aligned to competitive market practice and includes 401(k) plans and voluntary non-qualified deferred compensation programs. NEOs may have accrued benefits from defined benefit pension plans that are now frozen.

Limited Perquisites and Other Benefits		Limited perquisites that are designed to attract and retain key talent or to provide for the safety and security of executive officers.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 45

COMPENSATION MATTERS

Base Salary

Performance-based
measures drove 92%
of CEO pay and 84%,
on average, of the
other NEOs’ pay.

Base salary is the only fixed portion of a NEO’s target total direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of target total direct compensation.
Base salary levels are set with reference to both competitive market data and individual performance. Base salaries are reviewed annually and may be adjusted as a result of updated information for our compensation and general industry peer groups and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of Cigna’s core values and the achievement of the expectations associated with the executive’s role. For 2020, there were no adjustments to base salaries.
The table below shows 2020 annual base salaries for each of the NEOs.
NEO	2020 ANNUAL BASE SALARY ($)
David M. Cordani	1,500,000
Eric P. Palmer	850,000
Nicole S. Jones	750,000
Matthew G. Manders	850,000
Timothy C. Wentworth	1,500,000
Annual Incentives

No annual incentive awards
are payable to executive officers
unless the Company
achieves a pre-defined
minimum level of adjusted
income from operations.

Enterprise Incentive Plan (EIP) Overview
Annual incentives are paid under the EIP. The EIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:
•
Enterprise performance measures and goals, which are designed to align with, and drive the execution of, the Company’s business strategy – and ultimately the results and value we deliver to those we serve: clients, customers and patients;

•	Individual targets for the NEOs, except for Mr. Cordani’s target, which is approved by the Board upon the recommendation of the Committee;
•	Aggregate funding levels for actual EIP awards based on Company achievement of pre-determined performance goals; and
•	Actual individual EIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the Board upon the recommendation of the Committee.
Subject to certain limits described below, actual annual incentive payments can range from 0% to 200% of the individual’s target, allowing the Committee to differentiate awards based on an individual’s contributions and how those contributions impacted the attainment of enterprise goals.
EIP Performance Measures and Goals
Each year, the Committee sets enterprise performance measures, weightings and goals for annual incentive awards based on Cigna’s business priorities and annual operating plan. The operating plan aligns with our strategy, long-term commitment to our customers, clients, communities and shareholders and expected performance in the industry. The Committee works with its independent compensation consultant to evaluate the appropriateness of the measures and weightings and the degree of challenge in the EIP performance goals. The performance measures are designed to align with, and drive execution of, the Company’s business strategy. For 2020, performance measures included adjusted income from operations (weighted 50%), adjusted revenues (weighted 20%) and strategic priorities (weighted 30%). This balance of measures is consistent with the short-term incentive practices of many of our peers and enables the Committee
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COMPENSATION MATTERS

to reward achievement of strategic goals, while also incentivizing financial performance. More detailed information on these measures is included in the 2020 Performance Measures, Goals and Actual Results table.
The Committee set target performance goals in February 2020 – before COVID-19 was declared a pandemic and before its impact on 2020 was fully known. The Committee has not made adjustments to the target performance goals, but rather, as further discussed below, determined to consider the impact of COVID-19 when evaluating the Company’s performance relative to its goals, particularly with respect to the strategic priorities measure. In setting the target performance goals for each measure, the Committee considered Cigna’s publicly disclosed revenues and earnings estimates, its strategic priorities, competitor results and outlook, analyst commentary, the Company’s then-current expectations for the industry, the economic environment and the continued integration of the combined company. The Committee considered various market forces impacting the Company and related uncertainties, including the expectation that the industry would continue to face significant market changes and disruption in 2020. The Committee believed that the target performance goals represented competitively attractive goals that would be challenging to achieve in light of the circumstances the Company expected to face in 2020, without encouraging excessive risk-taking.
For the adjusted income from operations and adjusted revenues measures, the Committee specifies certain below target, target and above target levels of performance. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee’s compensation consultant presents a comprehensive report to the Committee that evaluates Cigna’s historic relationship between pay and performance in comparison with Cigna’s compensation peer group. The compensation consultant also reviews performance goals determined by the Committee in the context of historic performance and analyst expectations of future performance for Cigna and Cigna’s SPS performance peer group.
The strategic priorities measure emphasizes the importance of incentivizing and recognizing progress in areas beyond financial results that support our mission, values and business strategy, position us for long-term growth and advance the interests of our various stakeholders. For 2020, the areas of focus for the strategic priorities measure included achievement of Express Scripts merger integration goals, greater affordability for our customers and clients, employee engagement and retention, customer net promoter score and operating expense improvement. In determining performance relative to the strategic priorities measure, the Committee considers year-over-year improvements, based upon quantifiable data.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 47

COMPENSATION MATTERS

Executive Officer EIP Funding and Award Determination Process
The key considerations to funding the 2020 EIP and determining individual award amounts are discussed below.
STEP 1 Achieve Earnings Minimum

Achieving Cigna’s profitability goals is critically important to the Company’s long-term success. The Committee establishes a minimum level of adjusted income from operations that must be achieved for the year in order for any EIP award to be earned. If the Company does not meet that pre-defined minimum level, then no annual incentives are paid to executive officers.

STEP 2 Company Performance Drives Funding Level

If the Company achieves the earnings minimum, the Committee may fund the EIP pool from 0% to 200% of the aggregate targets for all executive officers based upon whether each performance measure is below target, at target, or above target. The following table sets forth the ranges between which the EIP pool may be funded for each performance measure, in each case, assuming the earnings minimum has been achieved:

MEASURE	PERFORMANCE	FUNDING RANGE
Adjusted income from operations Adjusted revenues	Above target range	120% to 200%
	Within target range	80% to 120%
	Below target range	Less than 80%
Strategic priorities	The Committee evaluates progress in key strategic categories year over year and may fund between 0% and 200% based on that progress.

The Company’s actual performance relative to each measure determines which funding range applies for purposes of that measure. The Committee determines at which point within that range the actual funding of the EIP pool will be set. In setting the actual funding percentage for each measure, the Committee considers Cigna’s performance as a whole (both in absolute terms and relative to competitors), as well as Cigna’s achievement of the goals within the performance measure. The EIP funding mechanism ensures that a minimum level of performance is achieved and that NEOs’ EIP awards reflect the Company’s performance.

STEP 3 Award Amounts Based on Individual Contributions to Company Performance

Once EIP funding has been determined, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) considers each NEO’s individual contributions and how such contributions impacted the achievement of the EIP goals to determine individual award amounts. Actual awards can range from 0% to 200% of a NEO’s EIP target, allowing the Committee to differentiate payouts based on each individual’s contributions.

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COMPENSATION MATTERS

2020 Performance Measures, Goals and Actual Results
The Committee considers the appropriate measures for the EIP program for the upcoming year at its October and December meetings and then considers and approves the actual performance targets for those measures at its meetings in January and February. For 2020, the Committee established the performance measures, weightings and target performance goals below, which were used to determine the range of potential aggregate funding for EIP awards. The goals for the 2020 EIP measures were established by the Committee in February, before COVID-19 was declared a pandemic and before its impact on 2020 was fully known.
At its meetings in January and February 2021, the Committee considered and approved the actual performance relative to goals for each EIP measure. In evaluating performance under the strategic priorities measure, the Committee considered factors including our client retention rate and performance relative to internal merger integration objectives, employee engagement scores and retention rates, our customer net promotor score and achievement of enterprise effectiveness and efficiency goals. In evaluating the Company’s progress relative to greater affordability for customers and clients, the Committee looked beyond year-over-year medical trend, which was disrupted by atypical utilization patterns due to COVID-19. The Committee considered other measures of affordability, such as total cost of care management, closing gaps in care, our aggregate translation factor, which measures our competitiveness compared to other managed care organizations, and Cigna's leadership in responding to the COVID-19 crisis by removing barriers to care, including waiving customer out of pocket costs for COVID-19 testing and treatment, expanding customer access to virtual care, mental health, home health and pharmacy services.
MEASURE	ALIGNMENT WITH BUSINESS STRATEGY	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Adjusted Income from Operations	Reinforces the importance of profitable growth across the enterprise	50%	1.9% to 9.6% growth over 2019 performance	$6.8 billion, reflecting 4.9% growth, which was within target range
Adjusted Revenues	Focuses on enterprise growth, encourages business decisions that optimize results for the enterprise, promotes collaboration across business units and drives customer focus	20%	4.9% to 9.9% growth over 2019 performance	$160.1 billion, reflecting 14.2% growth, which was above target range
Strategic Priorities	Emphasizes the importance of recognizing progress in areas beyond financial results in areas that support our mission, values and business strategy, position us for long-term growth and advance the interests of our various stakeholders	30%
The Committee evaluates progress in each of the following categories: (1) achievement of merger integration goals; (2) greater affordability for customers and clients; (3) employee engagement and retention; (4) customer net promoter score; and
(5) operating expense improvement.
				Target performance reflects:
				•	Achievement of client retention goals and strong execution of merger integration activity
				•	Advancement of affordability initiatives
				•	Strong and improving employee engagement and retention results
				•	Continued strong and stable net promoter score
				•	Favorable operating expense improvement
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COMPENSATION MATTERS

2020 Individual EIP Targets and Awards
EIP target levels and actual awards for the 2020 performance year for each of the NEOs are set forth in the table below. There were no changes to these targets for 2020. In determining actual EIP awards, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) takes an integrated approach, assessing enterprise results together with each NEO’s individual contributions during 2020. Payouts under the 2020 EIP rewarded our NEOs for our strong performance in 2020, reflecting pay-for-performance alignment.
NEO	2020 EIP TARGET ($)	ACTUAL EIP PAYOUT ($)	PAYOUT AS A PERCENT OF TARGET (%)
David M. Cordani	3,000,000	3,500,000	117
Eric P. Palmer	850,000	1,020,000	120
Nicole S. Jones	750,000	825,000	110
Matthew G. Manders	1,000,000	1,150,000	115
Timothy C. Wentworth	2,625,000	2,887,500	110
Mr. Cordani
In early 2021, the Committee, together with the independent Chairman of the Board, assessed the performance of Mr. Cordani in the context of the overall Company performance. This assessment included a review of the Company’s financial performance in 2020 and the strategic positioning of the Company for the future, as well as Mr. Cordani’s individual contributions. Following this review, the Committee made certain recommendations to the Board related to Mr. Cordani’s EIP award for 2020.
The Board considered these recommendations as part of its own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:
Enterprise Performance. Mr. Cordani led Cigna's strong 2020 results driven by focused execution through the ongoing COVID-19 pandemic, which include:
•
Cigna's adjusted income from operations for 2020 of $6.8 billion, or $18.45 per share, compared with $6.5 billion, or $17.05 per share, for 2019; consolidated adjusted revenues of $160.1 billion for 2020; and cash flow from operations of $10.4 billion;

•
Cigna’s leadership in responding to the COVID-19 crisis, which focused on removing barriers to care, helping cover the costs of COVID-related care to improve affordability for customers and clients, and investing to further drive growth, as discussed in greater detail in the Proxy Statement Summary; and

•
Results reflective of revenue and earnings growth in a dynamic, rapidly changing environment, driven by focused execution across our ongoing businesses, as well as actions taken to support customers, providers, and employees through the ongoing pandemic.

Integration of Express Scripts and Launch of Evernorth. Throughout 2020, Mr. Cordani’s strategic leadership drove the continued integration of Express Scripts and the launch of Evernorth.
•
Cigna delivered on our integration priorities, including revenue growth, cash flow generation, deleveraging targets, strong client and customer retention, high levels of employee retention, and innovations and affordable, predictable and simple solutions delivered to the market; and

•
Express Scripts is now part of the broader Evernorth portfolio, our expanded health services platform. Evernorth brings together our health services capabilities, including pharmacy services, care solutions, benefit management services, and intelligence offerings, to accelerate delivery of innovative and flexible solutions to meet the diverse needs of health plans, employers, and government organizations.

Strategy Execution. Mr. Cordani also oversaw the achievement of a number of other initiatives to advance Cigna’s strategy, including:
•	The launch of our refreshed enterprise strategy, focused on affordability, predictability and simplicity, and our growth with purpose framework;
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COMPENSATION MATTERS

•
The implementation of a series of leadership changes, as well as the hiring of new leaders, to best align our capabilities, operationalize our strategy, and further position the organization for sustained growth;

•
An enhanced affordability strategy focused on providing access to high-performing providers who deliver the highest quality care, lowering the cost of drugs, guiding customers to effective sites of care and removing fragmentation through end-to-end clinical solutions that bring together high quality, cost-effective providers and services;

•
Cigna’s continued drive for sustainable medical cost trends for the benefit of our customers and clients through increased incentive alignment, deeper value-based collaborative relationships with providers, and our differentiated specialty integration model, all of which contribute to positive health outcomes and better management of total medical costs;

•
Cigna’s continued drive for sustainable pharmacy cost trends through superior and comprehensive programs to lower the cost drugs by aligning incentives with pharmaceutical manufacturers through value-based programs, identifying new ways to manage utilization of specialty drugs through Accredo®, eviCore and other end-to-end clinical solutions;

•
Continued focus on increasing the diversity of our workforce, including progress relative to our goal to reach gender parity in our leadership pipeline by increasing the number of women at our director and senior director levels to 50% by 2024, which remains on track; and

•	The completion of the sale of our U.S. group disability and life insurance business to New York Life.
Regulatory Environment and Compliance. Mr. Cordani continues to represent Cigna and the health services industry in a number of forums in Washington, D.C. and across the country to reinforce the needs of the Company’s customers and clients. In 2020, this included highlighting our COVID response efforts and advocacy on health public policy topics. Mr. Cordani also led efforts to support communities and combat racism through the launch of our Building Equity and Equality program, a five-year initiative to expand and accelerate efforts to support diversity, inclusion, equality and equity for communities of color. He also oversaw Cigna’s enhancements to our compliance governance model, as we continued to drive a culture of integrity focused on our core values and commitment to ethical decision-making.
Based on these factors, and in particular given the Company’s focused execution throughout the COVID-19 pandemic, the Board awarded Mr. Cordani an EIP payout for 2020 of $3,500,000, or 117% of his 2020 EIP target.
Other NEOs
For all other NEOs, Mr. Cordani made recommendations to the Committee regarding EIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considered Mr. Cordani’s recommendations when determining EIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.
Mr. Palmer. As Executive Vice President and Chief Financial Officer, Mr. Palmer led the partnership between the Company’s finance function and business teams throughout 2020, supporting the delivery of strong financial results and effective capital management. He also provided critical guidance and leadership in support of the Company’s strategic initiatives, including defining reinvestment and capital deployment priorities. Through his leadership, the Company successfully completed the divestiture of its U.S. group disability and life business, refinanced $3.5 billion of debt, significantly lowering ongoing interest costs, and delivered on its synergy commitments relative to the Express Scripts transaction and integration. In addition, Mr. Palmer led the Company’s technology function on an interim basis, including through the rapid deployment of technology to support employees working from home in connection with the ongoing pandemic. Mr. Palmer also co-led the Company’s COVID-19 command center. Finally, Mr. Palmer accelerated progress on the development of a women’s leadership group and initiated a similar group for underrepresented groups, both within the finance function. As a result of Mr. Palmer’s contributions in 2020, Mr. Palmer was awarded a 2020 EIP payment of $1,020,000, or 120% of his target.
Ms. Jones. As Executive Vice President and General Counsel, Ms. Jones continued to lead Cigna’s legal, compliance, communications and government affairs functions in 2020, and the partnership across these functions and between them and the Company’s businesses and other corporate functions. During the past year, Ms. Jones played a key role in the Company’s COVID-19 response, including in the evaluation of product solutions for employer continuation coverage and overseeing all enterprise and business-line communications to ensure our clients and customers were well-informed about Cigna’s response. She also provided critical support in the creation of the Company’s Customer Protection Program, intended to protect customers against surprise billing, and in advancing the Company’s policy goals. In addition, Ms. Jones advanced the Company’s integrated enterprise strategy from a communications, legal and compliance
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perspective, including through the launch of Evernorth and compliance solutions associated with the new platform. Finally, Ms. Jones provided key legal and regulatory support in connection with the successful completion of the Company’s divestiture of its U.S. group disability and life business. As a result of Ms. Jones’s contributions in 2020, she was awarded a 2020 EIP payment of $825,000, or 110% of her target.
Mr. Manders. Mr. Manders served as Cigna's President, Strategy and Solutions in 2020. In that capacity, he led the completion and rollout of the Company’s integrated enterprise strategy and new health services strategy across business lines and with Cigna employees, including expansion plans for solutions, services and capabilities to drive affordability, predictability and simplicity. He also implemented the governance and execution constructs for the Company’s affordability strategy and led the evolution and implementation of the Company’s virtual care strategy, including assessment of strategic investment, acquisition and partnership alternatives. In addition, Mr. Manders supported the completion of integration efforts relative to the Express Scripts combination, culminating with the insourcing of the Company’s U.S. Medical pharmacy volumes to Evernorth’s platform, and supported the completion of the divestiture of Cigna’s U.S. group life and disability business. Finally, in response to the COVID-19 pandemic, he oversaw the Company’s creation of solutions, services and advanced analytics to provide actionable intelligence to employers to manage their employees’ health, to support their return to work planning, and to enable proactive outreach for prevention, vaccination and case management, including with respect to health disparities and emerging post-COVID conditions. As a result of his contributions in 2020, Mr. Manders was awarded a 2020 EIP payment of $1,150,000, or 115% of his target.
Mr. Wentworth. As CEO, Evernorth, Mr. Wentworth leads Cigna's health services growth platform. Mr. Wentworth was integral to the Company’s successful launch of Cigna's health services strategy and Evernorth, Cigna's expanded health services portfolio. Under his leadership, Evernorth delivered strong 2020 financial results, customer growth and exceptional client retention. Mr. Wentworth also led the development and expansion of key partnership relationships, including with Prime Therapeutics and other strategic partners, as well as the effective execution of supply chain initiatives, including related to group purchasing organization relationships. Mr. Wentworth also oversaw the expansion of value-based pharmaceutical programs through SafeGuardRx; clinical solutions focused on chronic, rare and complex disease, including additional expansions of the Patient Assurance Program and others through Accredo®; and the launch of Express Scripts Parachute RxSM, a program designed to help individuals who lost insurance coverage as a result of the pandemic secure medications at affordable and predictable prices. As a result of his contributions in 2020, Mr. Wentworth was awarded a 2020 EIP payment of $2,887,500, or 110% of his target.
Annual Incentive Plan Changes for 2021. For 2021, the areas of focus for the strategic priorities measure were reviewed to place a greater focus on critical company objectives, as set forth below.
STRATEGIC PRIORITY FOCUS	RELEVANCE TO BUSINESS STRATEGY	QUANTITATIVE MEASUREMENTS
Greater affordability for customers and clients	These priorities directly advance our strategy to be champions for affordable, predictable, and simple health care.	•	Medical and pharmacy trend
		•	Progress against total cost of care objectives
Customer experience		•	Customer net promoter score
		•	Client retention rates
Diversity, Equity and Inclusion	This measure advances our efforts to support diversity, equity and inclusion among our employees and in the communities in which we live, work and serve.	•	Internal, employee-focused goals, including:
			o	engagement survey responses related to diversity, equity and inclusion
			o	progress against our goals to improve representation of racially and ethnically diverse individuals and women in our leadership pipeline
		•	Goals relative to social determinants of health
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COMPENSATION MATTERS

Long-Term Incentives

Long-term incentives are
designed to reward sustained
financial success and strategic
accomplishments that benefit
Cigna and its shareholders
over the long-term.

LTI Overview
Long-term incentives are 100% equity-based and administered under the Cigna Long-Term Incentive Plan. Awards in 2020 were delivered through a mix of strategic performance shares, stock options and restricted stock to motivate superior enterprise results and to align the interests of the Company’s executive officers and its shareholders.
EQUITY VEHICLE	WEIGHTING	PURPOSE
Strategic Performance Shares	50%
SPS awards have a three-year performance period and are denominated in shares of Cigna common stock. At the end of the three-year performance period, the actual number of shares earned is based on Cigna’s performance against pre-established enterprise goals and the actual value of the award fluctuates with the trading price of Cigna’s stock.

Stock Options	25%
Realized option value depends upon stock price appreciation from the time the options are granted until they are exercised. Options generally vest in equal installments over three years and have a ten-year term.

Restricted Stock	25%	Restricted stock provides strong retention value as awards vest in equal installments over a three-year period, and the value of the award fluctuates with the trading price of Cigna’s stock.
2020 Individual LTI Targets and Awards
A NEO’s LTI target is set by the Committee (or in the case of Mr. Cordani, the Board upon the recommendation of the Committee) with reference to the compensation peer group and the general industry peer group market data for the officer’s role. Mr. Cordani’s LTI target is set as a range, and the target for each of the other NEOs is set as an absolute dollar value. The primary consideration in each case is the comparison to the 50th percentile LTI level of the relevant market data for both peer groups.
The Board expects that, for Mr. Cordani, LTI awards will fall within the target range, but the Board is not restricted to the range when determining Mr. Cordani’s LTI award. Mr. Cordani’s LTI award is based primarily on his individual contributions and enterprise performance, as well as an assessment of then-current market data. For the other executive officers, an executive could receive a grant between 0% and 150% of the executive’s individual target value. In determining awards for the other NEOs, the Committee primarily evaluates individual contributions, but also may take into consideration enterprise performance, succession planning needs and other factors as circumstances warrant. The annual LTI awards for 2020 were delivered 50% in SPS awards having a 2020–2022 performance period, 25% in stock options and 25% in restricted stock.
In February 2020, Ms. Jones’s role was formally expanded to include leadership of Cigna’s communications function. She continues to lead Cigna’s legal, compliance and government affairs functions. In recognition of her expanded role, the Committee approved an increase of Ms. Jones’s LTI target to $2,800,000.
The table below provides more detail about the annual LTI target values for 2020, grant values and percentages relative to LTI targets.
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NEO	2020 LTI TARGET ($)	ACTUAL LTI GRANT VALUE ($)(1)	LTI AWARD AS A PERCENT OF TARGET (%)
David M. Cordani	11,000,000 to 15,000,000	14,000,000	Within target range
Eric P. Palmer	3,500,000	4,200,000	120
Nicole S. Jones	2,800,000	3,220,000	115
Matthew G. Manders	3,900,000	3,900,000	100
Timothy C. Wentworth	6,000,000	6,000,000	100
(1)
The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the Summary Compensation Table. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. Under ASC Topic 718, SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date; however this probable achievement level is not determined until after the Committee has determined the dollar amount of the LTI grant. Thus, an SPS award’s grant date fair value for accounting purposes may be higher or lower than the dollar amount of the LTI grant approved by the Committee if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the Summary Compensation Table.

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Strategic Performance Share Program
Our SPS program is designed to reward sustained long-term financial discipline and strategic accomplishments that benefit Cigna and its shareholders over the long-term.
Grants

At the time of grant, a total LTI dollar value is approved for each NEO. The SPS portion of the award (50% of the total LTI value) is converted into a specific number of SPSs on the grant date based on Cigna’s stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

Payout Determination

The Committee determines a performance factor of 0% to 200% based on Company achievement of two pre-established measures during the performance period, and that factor is multiplied by each SPS award to determine the number of shares to be paid in respect of vested awards.

Measure: Adjusted income from operations (for the 2018–2020 performance period) and adjusted income from operations, per share (performance periods beginning 2019)

Weighting: 50%

Alignment with Business Strategy: Reinforces the importance of sustained profitable growth across the enterprise

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure

Measure: Relative TSR, compounded over the three-year performance period

Weighting: 50%

Alignment with Business Strategy: Rewards NEOs for stock performance and value creation relative to Cigna’s peer group at the time of the award

Comparator Group: The SPS performance peer group

Final Payout

SPS awards are ultimately settled in Cigna stock, so the actual value of the awards is based on the number of shares earned and Cigna’s stock price at the time of payment.
The SPS program is designed to reward performance results against stretch targets. Each year, the Committee approves the performance measures for the SPS performance period and sets the goals with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable. The Committee believes that the SPS performance measures are effective in rewarding the Company’s long-term success and value created for shareholders.
SPS awards with a performance period that began prior to 2019 included adjusted income from operations for Cigna's three business segments that were in place prior to the Express Scripts merger as a performance measure. In light of the combination, prior to closing, the Committee approved changes to the adjusted income from operations performance target for the 2018–2020 performance period. Pursuant to these changes, adjusted income from operations for this performance period is measured on a consolidated basis and the target was increased based on the Committee’s consideration of factors such as projected earnings for the combined company, projected deal-related synergies and deal-related interest expenses.
For performance periods beginning in 2019, adjusted income from operations is measured on a consolidated, per share basis. The per share measure is included as a performance measure because it is one of the principal measures used by investors to assess our financial performance, is a key component of our guidance to
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investors and considers our capital plan. In addition, this change eliminated the duplication of measures between the EIP and SPS programs.
For performance periods beginning prior to 2020, relative TSR is calculated by interpolating strictly based on the TSR percentile rank. Beginning with the 2020–2022 performance period, relative TSR is measured by calculating four levels of achievement, at each of the 25th, 50th, 75th and 85th percentiles, and then using straight line interpolation based on
Company stock performance (rather than rank) within the relevant level of achievement to determine payout for the measure. Given the relatively small size of the SPS performance peer group, the Committee recognized that, in using the traditional method, underperformance or outperformance of a peer company by a small amount could result in a large difference in the payout. Target performance of the 50th percentile will continue to result in a payout of 100% for this measure.
The SPS programs outstanding as of the end of 2020 are described below.
PERFORMANCE PERIOD	PERFORMANCE MEASURES(1)	PAYMENT DATE (IF EARNED)	SPS PERFORMANCE PEER GROUP(2)
2018–2020	Adjusted income from operations (50%) Relative TSR (50%)	2021
Aflac Incorporated, Anthem, Inc., Centene Corporation, The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Corporation, Prudential Financial, Inc., UnitedHealth Group Incorporated and Unum Group(3)

2019–2021 2020-2022	Adjusted income from operations, per share (50%) Relative TSR (50%)	2022 2023
AmerisourceBergen Corporation, Anthem, Inc., Cardinal Health, Inc., Centene Corporation, CVS Health Corporation, Humana, Inc., McKesson Corporation, UnitedHealth Group Incorporated and Walgreens Boots Alliance, Inc.

(1)
Performance targets for ongoing SPS programs are not disclosed for competitive reasons. The Committee set the targets with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable.

(2)
In the event a company in the peer group is removed due to a corporate transaction or otherwise, the Company’s TSR will be measured against the remaining companies. Beginning with the 2019-2021 performance period, the SPS performance peer group is the same as the compensation peer group.

(3)	Aetna, Inc. was removed following its merger with CVS Health Corporation in 2018.
2018–2020 SPS Program
The performance goals for the 2018–2020 SPSs are presented in the table below, along with actual results for the three-year performance period.
MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS (DOLLARS IN MILLIONS)	ACTUAL RESULT (DOLLARS IN MILLIONS)
Adjusted income from operations	50%
Cumulative adjusted income from operations of $15,490 to $17,120; target based upon a compound annual growth rate of 34.2%–38.8% over 2017 performance, reflecting growth contemplated by the combination with Express Scripts
			$17,007 (117% of target)
Relative TSR	50%	50th Percentile	44th percentile (based on three-year annual compounded TSR of 0.9%)(82% of target)
Based on the results in the table above, in February 2021, the Committee approved a payout of the 2018–2020 SPSs at 100% of target. The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. Shares earned by the NEOs upon payout of the 2018–2020 SPSs are reflected in the Outstanding Equity Awards at Year-End 2020 table and on Form 4s filed with the SEC on March 2, 2021.
2017–2019 SPS Program
The shares earned under the 2017–2019 SPS program were measured using performance through December 31, 2019 and were delivered in February 2020. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested Table. The performance measures, targets, results and payout for the 2017–2019 SPS program are discussed in greater detail in our definitive proxy statement for our 2020 annual meeting of shareholders, filed with the SEC on March 13, 2020.
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COMPENSATION MATTERS

Retirement and Deferred Compensation
401(k) Retirement Plans and Supplemental 401(k) Plan
All U.S. full-time employees are eligible to participate in one of the Company’s tax-qualified 401(k) plans. Each 401(k) plan provides for employee contributions as well as Company matching contributions, on the same terms as similarly situated employees within the applicable plan.
Certain employees are eligible for the Cigna Supplemental 401(k) Plan. Beginning in 2020, all U.S.-based NEOs are eligible. The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of employee earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($285,000 in 2020) or that an employee defers under the Cigna Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (3.0% as of January 1, 2020 and 2.75% as of January 1, 2021). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.
Nonqualified Deferred Compensation Plans
Cigna provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards.
Cigna Deferred Compensation Plan. Cigna does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and the income tax on that compensation – typically until after termination of employment with Cigna. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only in the case of the participant’s financial hardship.
Express Scripts, Inc. Executive Deferred Compensation Plan of 2005 (EDCP). In 2019, the Committee froze future deferrals into the EDCP. Prior to such action, eligible executives could elect to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award. Prior to the merger, Express Scripts historically made contributions to senior executives’ EDCP account in an amount equal to 6% of such senior executive’s annual cash compensation, with the contributions subject to three-year cliff vesting. When an executive becomes eligible for retirement under the EDCP (minimum age of 55 and a combined age plus years of service with the company of 65), or upon termination due to death or disability (as defined in the EDCP plan), all company-provided EDCP contributions vest in full. Upon termination for any reason other than death, disability or retirement, all unvested company-provided EDCP contributions are forfeited. Withdrawals and distributions of vested amounts are made either upon termination or at a fixed time in a lump sum payment or pursuant to a previously specified fixed schedule.
Additional information about deferred compensation can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.
Defined Benefit Pension Plans
The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 have vested benefits in the Pension Plan and the Supplemental Pension Plan.
Additional information about pension benefits can be found in the Pension Benefits Table and accompanying narrative.
Limited Perquisites and Other Benefits
Cigna’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or to provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance and relocation benefits when a move is required. Executive officers working outside of the United States also may be provided with benefits that are customary in the country in which they are based. In addition, Mr. Cordani is expected to use the corporate aircraft for business and personal travel to increase his time available for business purposes and as a means to better ensure his safety and security. Mr. Cordani is fully responsible for any personal income tax liability associated with his personal use of the corporate aircraft.
Cigna’s executive financial services program offers executive officers other than the CEO an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation. Mr. Cordani is reimbursed for all such expenses incurred. Cigna also provides $1 million of personal umbrella liability insurance coverage for executive officers, who may purchase additional coverage at the group rate.
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The NEOs also are eligible to receive all of the benefits offered to Cigna employees generally, including medical and other health and welfare benefits as well as voluntary benefits.
Actions Impacting 2021 Compensation
Effective January 1, 2021, Mr. Palmer serves as President, Chief Operating Officer, Evernorth, and Mr. Manders serves as President, Government and Solutions. In connection with the assumption of their new roles, effective January 1, 2021, the Committee set Mr. Palmer’s base salary, 2021 EIP target and 2021 LTI target at $950,000, $950,000 and $4,300,000, respectively, and Mr. Manders’s base salary, 2021 EIP target and 2021 LTI target at $1,000,000, $1,250,000 and $4,250,000, respectively.
In December 2020, the Committee and, with respect to Mr. Cordani, the Board reviewed the other NEOs’ target total direct compensation to ensure it remained within a competitive range of the market median. In light of this review, Mr. Cordani’s 2021 LTI target range is now $12,000,000 to $16,000,000 and Ms. Jones’s 2021 EIP and LTI targets are now $850,000 and $2,900,000, respectively. These adjustments were made after a review of survey and/or proxy data available in December 2020 for the compensation peer group and the general industry peer group approved by the Committee for 2021 compensation determinations.
EMPLOYMENT ARRANGEMENTS AND POST-TERMINATION PAYMENTS
Employment Arrangements
We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either Cigna or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive and long-term equity incentive compensation.
Retention Arrangements
Timothy C. Wentworth. In connection with the combination with Express Scripts, the Company entered into a retention agreement with Mr. Wentworth, who, prior to the combination, was the President and CEO of Express Scripts. Under his arrangement with Express Scripts, Mr. Wentworth was entitled to terminate employment for good reason on the closing of the merger and receive his severance and vest in his equity awards, subject to his compliance with noncompetition restrictions that would have lasted 18 months. Based on an independent evaluation and analysis of his then-existing arrangement, it was determined that Mr. Wentworth could have been in a better financial position if he terminated employment with Express Scripts at the merger closing than if he did not terminate. Mr. Wentworth was viewed as crucial to the integration of the two companies as well as our ability to achieve the goals of the combination. Recognizing his unique skill set and qualifications, following signing of the merger agreement in March 2018, we structured Mr. Wentworth’s arrangement in a way that would induce him to join Cigna’s leadership team, retain and incentivize him and reduce the financial risk that he would assume by not terminating employment for good reason as he would have been entitled to do.
The retention agreement sets forth certain terms of his employment, as well as specific compensation and benefits he is entitled to receive during the three-year retention period following the closing of the Express Scripts merger (December 21, 2018 – December 21, 2021). In exchange, Mr. Wentworth agreed to non-solicitation of customers and employees and non-competition covenants for 24 months after his termination of employment for any reason, and perpetual confidentiality and non-disparagement covenants.
Mr. Wentworth has an annual base salary of $1,500,000, a target annual incentive award opportunity of $2,625,000 (and a maximum potential award opportunity of 200% of such target opportunity), and an annual target long-term incentive award opportunity of $6,000,000. These amounts were determined by the Committee to be appropriate based on the compensation Mr. Wentworth earned at Express Scripts as its President and CEO. If Mr. Wentworth is terminated without cause or terminates for good reason during the retention period, he is entitled to receive a pro-rata bonus payment and a payment in respect of continuation of benefits for thirty-six months.
Under the agreement, Mr. Wentworth was credited with a deferred compensation account balance of $8,250,000, which vests in equal monthly installments over the three-year period following the closing of the merger, subject to Mr. Wentworth’s continued employment through each monthly vesting date, or upon an earlier termination of employment without cause, for good reason, or due to death or disability. The deferred compensation account balance is, to the extent vested, payable in 24 equal monthly installments upon Mr. Wentworth’s termination of employment, subject (other than in the event of his death) to his execution of a general release of claims in favor of Cigna and its affiliates and compliance with the restrictive covenants described above.
In addition, in accordance with his retention agreement, Mr. Wentworth was granted an equity award in February 2019 consisting of a restricted stock award of $6,000,000 vesting in three equal annual installments on each of the first three anniversaries of the grant date, and two performance-based SPS awards of $3,000,000 each, one for the 2017–2019 performance period and one for the
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2018–2020 performance period. The retention agreement generally does not affect Mr. Wentworth’s existing rights with respect to Express Scripts equity awards that were exchanged for Cigna awards in connection with the merger, except that the definition of “constructive termination” applicable to such awards was modified to match the definition of “good reason” in the retention agreement.
Under the terms of the agreement, Mr. Wentworth is entitled to receive a reimbursement, limited to any excise tax imposed on his payments and benefits made to him as a result of the Express Scripts merger in an amount sufficient to put him in the same after-tax position that he would have been in had the excise tax not applied. The gross-up does not apply in connection with payments arising due to any subsequent merger or any other event. We have not paid any excise tax gross up to Mr. Wentworth, do not anticipate doing so and do not include excise tax gross ups as part of our regular executive compensation program.
Executive Severance Benefits
Effective December 21, 2020, the Cigna Executive Severance Benefits Plan (the Executive Severance Benefits Plan) was amended and restated to provide executive officers with severance benefits upon a termination of employment without cause (not including by reason of death or disability), which we believe to be consistent with market practice. In connection with such termination, the CEO would receive base pay for 104 weeks plus 200% of his current EIP target. Each other executive officer would receive base pay for 78 weeks plus 150% of the executive’s current EIP target. Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited. In addition, each executive officer would receive a payment equal to the executive’s pro-rated EIP target and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive’s EIP target. The Company will also pay a COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months. These benefits were incorporated into the Executive Severance Benefits Plan in connection with the continued integration of Cigna and Express Scripts, to enhance the Company’s ability to recruit and retain executive talent and to align with prevailing practices.
Prior to the adoption of the amended and restated Executive Severance Benefits Plan, the Committee generally had discretion to determine, on a case-by-case basis, whether to make any post-termination payments to an executive officer. In the past, the Committee has approved varying amounts of severance pay for departing executive officers in exchange for certain obligations, including, for example, a general release of all claims or an extended non-competition and non-solicitation period. In approving a severance arrangement, the Committee exercised its business judgment based on individual circumstances, including, but not limited to, the executive officer’s term of employment, past accomplishments, reasons for termination, opportunities for future employment, and total unvested annual or long-term incentive compensation.
Other Post-Termination Arrangements
With respect to equity awards granted prior to 2021, if, absent a change of control, an executive officer’s employment terminates prior to the vesting of a stock option, restricted stock, restricted stock units (RSUs) or SPS award, the award is generally forfeited, subject to specific exceptions for disability, death or retirement (as defined in the plan).
Beginning with LTI awards for 2021, stock options, restricted stock, RSUs and SPSs that are scheduled to vest within 12 months of an executive officer’s involuntary termination without cause will be eligible to continue to vest as scheduled, subject to continued compliance with applicable non-disclosure, non-competition, non-solicitation and cooperation agreements during the period of continued vesting. The number of shares issued in respect of any SPSs that vest following termination will be determined based on actual performance for the applicable performance period. Awards that are not scheduled to vest within 12 months of the termination date are forfeited upon an involuntary termination without cause.
Upon an executive officer’s disability, death or retirement, stock options, restricted stock, RSUs and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements.
Outstanding equity awards granted to Mr. Wentworth prior to the Express Scripts merger continue to be subject to the terms and conditions in place at the time of the award. Those award agreements provide that, upon his involuntary termination not for cause, unvested stock options and RSU awards would vest in full; upon his tenured retirement, unvested stock options and RSU awards would vest.
For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death or retirement, please see “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 59

COMPENSATION MATTERS

Change of Control Arrangements

Cigna's change of control
arrangements incent executive
officers to act in shareholders’
best interests when
evaluating and integrating
business combinations.

The Executive Severance Benefits Plan continues to apply to executive officers in the event of a qualified separation of service of the executive officer upon a change of control. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.
Under the Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan, an executive officer will be eligible for benefits, as determined by the plan administrator, if such executive officer's employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:
•	initiated by the Company other than “for cause” as defined in the applicable plan; or
•
initiated by the executive officer after determining, in the executive officer's reasonable judgment, that there has been a material reduction in authority, duties or responsibilities, a material diminution in total target compensation or any changes in the executive’s principal office location of more than 35 miles from the location on the date of a change of control. Under the Executive Severance Benefits Plan, the executive must deliver notice to the Company within 30 days after such reduction or change and at least 30 days before separation, after which the Company has 30 days to remedy the circumstances before a separation upon a change of control is deemed to have occurred.

Benefits in a double-trigger situation include the following:
•
A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of (1) the most recent annual incentive paid and (2) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for the level of expected performance prior to the change of control;

•
A payment equal to such individual’s pro-rated EIP target plus, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the greater of (1) the executive officer's current annual incentive target or (2) the annual incentive target for the year of the change of control;
•
Full vesting of all unvested stock options, restricted stock and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason after a change of control, the executive is able to realize the shareholder value to which the executive contributed while employed at the Company;

•
Full vesting of all unvested SPS awards with the calculation of such vesting made at the highest of: (1) the target vesting percentage; (2) the vesting percentage for the most recent payout of SPS awards (i.e., the prior cycle); and (3) the average of the vesting percentage established by the Committee for the most recent two SPS payouts. Beginning with LTI awards for 2021, the vesting calculation is made based on the target vesting percentage. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control;

•	At the Company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Receipt of any payments or benefits requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
The Company does not provide gross ups as part of our regular executive compensation program. If any portion of the change of control benefits paid to an executive officer would be subject to a change of control excise tax, then either (1) the executive will receive the full amount of the benefits and be responsible for paying any resulting excise tax or (2) the change of control benefits will be reduced by such an amount as to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.
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COMPENSATION MATTERS

Mr. Wentworth does not participate in the Cigna Executive Severance Benefits Plan during the term of his retention period. Rather, any severance benefits would be determined according to his retention agreement. Equity awards granted by Cigna, including the equity awards granted pursuant to Mr. Wentworth’s retention agreement, are governed by the terms of the grant agreement and the Cigna LTIP.
For more information, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”
OTHER PRACTICES

Executive officers are
required to meaningfully own
Company stock, cannot hedge
and are restricted in their ability to
pledge Cigna securities.

Stock Ownership Guidelines and Share Retention Requirements
We believe that the ownership of meaningful levels of Cigna stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2020, all of our NEOs are in compliance with the stock ownership guidelines and met or exceeded their ownership requirements. The chart below shows the stock ownership requirements and actual value of holdings as a multiple of base salary as of December 31, 2020 for the CEO, the CEO, Evernorth and the average of the other NEOs.

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COMPENSATION MATTERS

FEATURES OF OUR STOCK OWNERSHIP GUIDELINES
•
Wholly owned shares, restricted stock, restricted stock units, stock equivalents, and shares owned through benefit plans (such as investments in the Cigna stock fund of the Cigna 401(k) Plan or the deferred compensation plans) are counted toward meeting the guidelines. SPSs and stock options do not count toward meeting the ownership guidelines.

•
Executive officers have five years from date of hire, promotion or any other event that changes their multiple of base salary to meet their applicable ownership requirement. Prior to meeting their stock ownership requirement, executives may only engage in transactions that increase their holdings. Once an executive attains the required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

SHARE RETENTION REQUIREMENTS ENCOURAGE A LONG-TERM OWNERSHIP PHILOSOPHY
•	Once ownership requirements are met,
	o	executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open trading period; and
o
executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock or restricted stock unit grants, net of shares withheld or sold for taxes or payment of exercise prices, fees and expenses.

OTHER PRACTICES REGARDING TRANSACTIONS IN CIGNA STOCK
•	Executive officers may only transact in Cigna securities during approved open trading periods after satisfying pre-clearance requirements or pursuant to Rule 10b5-1 trading plans.
•	CEO approval is required for all transactions in Cigna stock by executive officers.
•	General Counsel approval is required for all transactions in Cigna stock by the CEO.
Hedging and Pledging Restrictions
Our insider trading policy prohibits our directors, executive officers and all employees from engaging in hedging or speculative transactions. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars and forward sale contracts.
The Committee has adopted a policy that prohibits directors and Section 16 officers from pledging Cigna stock as loan collateral or holding Cigna stock in a margin account. Cigna’s Office of the Corporate Secretary, in consultation with the Chair of the Board and the Chief Executive Officer, may grant exceptions to this prohibition only with respect to shares held above the stock ownership guidelines. Exceptions may be granted upon a determination that the pledge is reasonable in amount and scope and structured to minimize risks associated with pledging. This determination will be based on the following considerations, among others:
•	the amount of the pledge as compared to Cigna’s total stock outstanding, market value or trading volume;
•	the amount of the pledge as compared to the total value of Cigna stock held by the individual above the applicable stock ownership guideline;
•	the individual’s ability to repay loans secured by Cigna stock or substitute other assets as collateral; and
•	the terms of the pledging documentation.
In 2020, none of our directors, NEOs or other Section 16 officers received an exception from our policy prohibiting pledging.
Disgorgement of Awards (Clawback) Policy
The Board of Directors has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley. In addition, Cigna will review its policy and, if necessary, amend it to comply with any new clawback mandates under applicable law.
The Board will, in all appropriate cases and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer and/or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:
•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;
•	the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•	the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.
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COMPENSATION MATTERS

In addition, Cigna’s stock option, restricted stock, restricted stock units and SPS awards include a clawback provision. The provision applies to any NEO, who:
•	is terminated by Cigna due to misconduct;
•	engages in behavior that would be considered grounds for termination due to misconduct;
•	competes with Cigna within two years following any termination;
•	solicits a Cigna employee or customer within two years following any termination;
•	discloses Cigna confidential information improperly; or
•	fails to assist Cigna in the handling of investigations, litigation or agency matters with respect to which the employee has relevant information.
If a NEO engages in any of the above “violation events,” any gains realized from the exercise of options over the two years before termination and thereafter and the value of any restricted stock, restricted stock units or SPS vesting over the year before termination are required to be paid back to Cigna. These provisions are designed to discourage employees from engaging in activities that can cause Cigna competitive or reputational harm.
Awards granted to senior executives under Express Scripts’ long-term incentive plans are subject to recovery in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.
Risk Oversight
As part of its responsibilities, the Committee considers whether Cigna’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, the Chief Risk Officer conducts a comprehensive review of executive and employee incentive compensation programs to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee in February of each year. The review analyzes:
•	compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;
•	situations where compensation programs may have the potential to raise material risks to the Company;
•	internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and
•	plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures and plan caps.
After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Treatment
Section 162(m)(6) of the Internal Revenue Code pertains to the deductibility of compensation paid by health insurers, including Cigna. Under Section 162(m)(6) of the Internal Revenue Code, any per person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by Cigna.
The tax deduction limitation under Section 162(m)(6) results in the loss of some tax benefits related to employee compensation in excess of the $500,000 per person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.
Separately, the Committee also considers the accounting consequences of its compensation decisions.
Report of the People Resources Committee
The People Resources Committee of the Board of Directors reviewed and discussed with Cigna’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. The Board accepted the Committee’s recommendation.
People Resources Committee:
Eric C. Wiseman, Chair
Kathleen M. Mazzarella
Mark B. McClellan, MD, PhD
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 63

COMPENSATION MATTERS

Executive Compensation Tables
2020 SUMMARY COMPENSATION TABLE
This table includes information regarding compensation for each of the NEOs. Other tables in this Proxy Statement provide more detail about specific types of compensation with respect to 2020.
NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (d)	STOCK AWARDS ($) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (h)	ALL OTHER COMPENSATION ($) (i)	TOTAL ($) (j)
David M. Cordani President and Chief Executive Officer	2020	1,500,000	—	11,060,237	3,500,017	3,500,000	189,898	179,341	19,929,493
	2019	1,500,000	—	10,395,183	3,375,047	3,600,000	204,732	228,070	19,303,032
	2018	1,476,923	—	6,690,036	6,000,022	4,500,000	†	277,064	18,944,045
Eric P. Palmer President, Chief Operating Officer, Evernorth(1)	2020	850,000	—	3,318,290	1,050,037	1,020,000	44,003	54,233	6,336,563
	2019	850,000	—	2,964,538	962,547	1,275,000	42,279	45,900	6,140,264
	2018	701,981	—	1,254,478	1,125,044	1,650,000	†	38,905	4,770,408
Nicole S. Jones Executive Vice President, General Counsel	2020	750,000	—	2,544,035	805,049	825,000	22,423	35,338	4,981,845
	2019	750,000	—	2,117,608	687,511	937,500	21,781	50,063	4,564,463
	2018	633,231	—	1,036,413	929,557	1,360,000	†	50,154	4,009,355
Matthew G. Manders President, Government and Solutions(1)	2020	850,000	—	3,081,245	975,019	1,150,000	107,391	40,796	6,204,451
	2019	850,000	—	3,003,332	975,027	1,200,000	147,776	23,713	6,199,848
	2018	98,077	—	2,432,548	—	170,821	†	12,768	2,714,214
Timothy C. Wentworth Chief Executive Officer, Evernorth	2020	1,557,693	—	4,740,190	1,500,037	2,887,500	1,795	92,974	10,780,189
	2019	1,471,154	—	17,505,590	1,500,033	3,018,750	3,005	16,954	23,515,486
	2018	57,692	—	—	—	—	—	8,817,654	8,875,346
(1)
Mr. Palmer served as Executive Vice President, Chief Financial Officer and Mr. Manders served as President, Strategy and Solutions through December 31, 2020. They assumed their new roles, as President, Chief Operating Officer, Evernorth, and President, Government and Solutions, respectively, effective January 1, 2021.

Stock Awards (Column (e))
Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the LTIP. For Mr. Wentworth, also includes equity awards granted in February 2019 as provided for under his retention agreement.
The SPSs are subject to performance conditions. The grant date fair value of SPS awards granted in 2020 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. Relative TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The remaining 50% of SPS weighting, subject to adjusted income from operations per share performance, has an accounting fair value that is equivalent to the assumed award value granted to each NEO.
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COMPENSATION MATTERS

The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:
	VALUE OF RESTRICTED STOCK GRANTED IN 2020	VALUE OF SPSs GRANTED IN 2020
NAME	GRANT DATE FAIR VALUE ($)	GRANT DATE FAIR VALUE ($)	AT HIGHEST PERFORMANCE ACHIEVEMENT* ($)
David M. Cordani	3,500,141	7,560,096	11,060,141
Eric P. Palmer	1,050,157	2,268,133	3,318,194
Nicole S. Jones	805,140	1,738,895	2,543,939
Matthew G. Manders	975,078	2,106,168	3,081,245
Timothy C. Wentworth	1,500,060	3,240,130	4,740,190
*
The value at the highest performance achievement reflects adjusted income from operations at 200% of target and projected achievement of total shareholder return relative to Cigna’s SPS performance peer group based on accounting assumptions.

Option Awards (Column (f))
Represents the grant date fair value of option awards made under the LTIP computed in accordance with ASC Topic 718 applying the same model and assumptions as Cigna applies for financial statement reporting purposes, as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (disregarding any estimates for forfeitures).
Non-Equity Incentive Plan Compensation (Column (g))
This column reflects performance-based compensation awarded under the EIP.
Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits Table. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits Table. The amounts in this column do not include deferred compensation because we do not provide above market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value.
All Other Compensation (Column (i))
This column includes:
•
Cigna’s matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $86,475; Mr. Palmer — $41,850; Ms. Jones — $35,288; Mr. Manders — $40,725; and Mr. Wentworth — $79,747;

•
Dividends paid in 2020 on the vesting of restricted stock or restricted stock units in the following amounts: Mr. Cordani — $245; Mr. Palmer — $70; Ms. Jones — $50; Mr. Manders — $71; and Mr. Wentworth — $1,404;

•
As permitted by SEC rules, we have included the perquisites and other personal benefits that we provided to certain named executive officers in 2020 where the aggregate amount of such compensation exceeds $10,000. 2020 perquisites valued at incremental cost (the cost incurred by Cigna due to the NEO’s personal use or benefit) are as follows:

○
For Mr. Cordani, perquisites included fees for a Hart-Scott-Rodino filing required in connection with Mr. Cordani’s Cigna stock ownership ($45,000); fees for financial planning, tax preparation and legal services related to tax and estate planning ($40,516); costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

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COMPENSATION MATTERS

○
For Mr. Palmer, perquisites included fees for financial planning, tax preparation and legal services related to tax and estate planning; costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

○
For Mr. Wentworth, perquisites included fees for financial planning, tax preparation and legal services related to tax and estate planning; costs for personal umbrella liability coverage; and costs for an executive physical as part of a former Express Scripts program.

PAY RATIO
The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the CEO Pay Ratio) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2020 CEO Pay Ratio, we identified our median employee using our global employee population as of December 31, 2020 and used taxable compensation for the full year as our consistently applied compensation measure, as permitted by SEC rules. We believe this measure reasonably reflects the annual compensation of our employees.
Cigna is a global health service company with employees in over 30 countries. For purposes of the calculation of our 2020 CEO Pay Ratio, on December 31, 2020 our global employee population consisted of 68,470 U.S. and 8,246 non-U.S. employees. This population consisted of full-time, part-time and temporary employees and includes 2,990 employees that terminated employment upon the closing of the sale of Cigna’s U.S. group disability and life insurance business on December 31, 2020. In accordance with SEC rules, we excluded all employees in the 25 countries with our smallest employee populations, totaling in the aggregate 3,591 employees (approximately 4.68% of our total employee population at December 31, 2020). Employees from the following countries were excluded: Australia (7 employees), Bahrain (3 employees), Belgium (327 employees), Canada (502 employees), Chile (2 employees), China (106 employees), Germany (2 employees), France (3 employees), Hong Kong (439 employees), India (26 employees), Indonesia (309 employees), Italy (3 employees), Kenya (144 employees), Kuwait (2 employees), Lebanon (23 employees), Malaysia (179 employees), Netherlands (8 employees), New Zealand (389 employees), Oman (8 employees), Saudi Arabia (6 employees), Singapore (83 employees), Spain (725 employees), Switzerland (30 employees), Turkey (20 employees) and United Arab Emirates (245 employees). After excluding employees in these countries, our employee population as of December 31, 2020 consisted of 73,125 employees (including 68,470 employees in the U.S. and 4,655 employees outside of the U.S.).
We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on our calculation for 2020, our CEO’s annual total compensation for 2020 was $19,929,493 and our median employee’s annual total compensation for 2020 was $65,520. Accordingly, we estimated our CEO Pay Ratio for 2020 to be 304.17:1. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may or may not be comparable to CEO pay ratios presented by other companies.
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COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2020
This table provides information about annual incentive targets for 2020 and grants of plan-based awards made in 2020 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.
				ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME (a)	GRANT DATE (b)	COMMITTEE APPROVAL DATE (c)	AWARD TYPE (d)	THRESHOLD ($) (e)	TARGET ($) (f)	MAXIMUM ($) (g)	THRESHOLD (#) (h)	TARGET (#) (i)	MAXIMUM (#) (j)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (k)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (l)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (m)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh) (n)	GRANT DATE FAIR MARKET VALUE OF STOCK AND OPTION AWARDS ($) (o)

David M. Cordani	—	—	EIP Target	—	3,000,000	6,000,000
	2/26/2020	2/26/2020	SPS				6,380	36,455	72,910					7,560,096
	2/26/2020	2/26/2020	RSG							18,228				3,500,141
	2/26/2020	2/26/2020	Option								66,718	192.02	188.92	3,500,017
Eric P. Palmer	—	—	EIP Target	—	850,000	1,700,000
	2/26/2020	2/26/2020	SPS				1,914	10,937	21,874					2,268,133
	2/26/2020	2/26/2020	RSG							5,469				1,050,157
	2/26/2020	2/26/2020	Option								20,016	192.02	188.92	1,050,037
Nicole S. Jones	—	—	EIP Target	—	750,000	1,500,000
	2/26/2020	2/26/2020	SPS				1,467	8,385	16,770					1,738,895
	2/26/2020	2/26/2020	RSG							4,193				805,140
	2/26/2020	2/26/2020	Option								15,346	192.02	188.92	805,049
Matthew G. Manders	—	—	EIP Target	—	1,000,000	2,000,000
	2/26/2020	2/26/2020	SPS				1,777	10,156	20,312					2,106,168
	2/26/2020	2/26/2020	RSG							5,078				975,078
	2/26/2020	2/26/2020	Option								18,586	192.02	188.92	975,019
Timothy C. Wentworth	—	—	EIP Target	—	2,625,000	5,250,000
	2/26/2020	2/26/2020	SPS				2,734	15,624	31,248					3,240,130
	2/26/2020	2/26/2020	RSG							7,812				1,500,060
	2/26/2020	2/26/2020	Option								28,594	192.02	188.92	1,500,037
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (f) and (g))
Amounts in column (f) represent annual incentive targets for the 2020 performance period paid in 2021. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO are as follows: Mr. Cordani — $3,500,000; Mr. Palmer — $1,020,000; Ms. Jones — $825,000; Mr. Manders — $1,150,000; and Mr. Wentworth — $2,887,500.
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (h), (i) and (j))
Represents SPSs awarded for the 2020–2022 performance period. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee will determine payout amounts for this SPS award, if any, in 2023 based on achievement of the three-year performance goals.
The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 17.5% of target, which represents the lowest possible level of share payout under these awards assuming achievement at threshold for adjusted income from operations.
All Other Stock Awards (Column (k))
Represents restricted stock awards granted under the LTIP and approved by the People Resources Committee at its February 2020 meeting as part of each NEO’s long-term incentive award. Restricted stock represented 25% of the long-term incentive awards for executive officers in 2020. These restricted stock awards will vest in three equal annual installments beginning February 26, 2021.
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COMPENSATION MATTERS

All Other Option Awards (Column (l))
Represents stock option awards granted under the LTIP and approved by the People Resources Committee at its February 2020 meeting as part of each NEO’s long-term incentive award. Stock options represented 25% of the long-term incentive awards for executive officers in 2020. These stock options will vest in three equal annual installments beginning February 26, 2021.
Exercise or Base Price of Option Awards (Column (m))
Pursuant to the LTIP, the stock option exercise price is the average of the high and low trading price of Cigna common stock on the date of the award.
Grant Date Fair Value of Stock and Options Awards (Column (o))
These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Cigna uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2020 reflects the probable achievement level based on accounting assumptions of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).
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OUTSTANDING EQUITY AWARDS AT YEAR-END 2020
This table provides information about unexercised stock options and unvested stock awards (restricted stock, restricted stock units and SPSs) held as of December 31, 2020 by the NEOs.
	OPTION AWARDS				STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)(1) UNEXERCISABLE (c)	OPTION EXERCISE PRICE ($) (d)	OPTION EXPIRATION DATE (e)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1) (f)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2) (g)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1) (h)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2) (i)

David M. Cordani	206,843	58.7300		3/5/2023	60,897	12,677,537	73,252	15,249,601
	229,443		78.0350	2/26/2024
	159,388		120.8950	2/25/2025
	142,801		139.2200	3/1/2026
	119,053		149.1350	2/28/2027
	62,326	31,164	197.3500	2/28/2028
	21,184	42,369	183.4405	2/27/2029
	0	66,718	192.0200	2/26/2030
Total	941,038	140,251			60,897	12,677,537	73,252	15,249,601

Eric P. Palmer	7,967		78.0350	2/26/2024	14,668	3,053,584	21,431	4,461,506
	6,417		120.8950	2/25/2025
	6,701		139.2200	3/1/2026
	6,073		149.1350	2/28/2027
	11,686	5,844	197.3500	2/28/2028
	6,041	12,084	183.4405	2/27/2029
	0	20,016	192.0200	2/26/2030
Total	44,885	37,944			14,668	3,053,584	21,431	4,461,506

Nicole S. Jones	2,146		58.7300	3/5/2023	11,402	2,373,668	15,881	3,306,107
	9,079		78.0350	2/26/2024
	22,509		120.8950	2/25/2025
	20,342		139.2200	3/1/2026
	17,666		149.1350	2/28/2027
	9,656	4,828	197.3500	2/28/2028
	4,315	8,631	183.4405	2/27/2029
	0	15,346	192.0200	2/26/2030
Total	85,713	28,805			11,402	2,373,668	15,881	3,306,107

Matthew G. Manders	39,038		78.0350	2/26/2024	16,331	3,399,788	20,787	4,327,438
	30,229		120.8950	2/25/2025
	34,035		139.2200	3/1/2026
	28,038		149.1350	2/28/2027
	6,120	12,240	183.4405	2/27/2029
	0	18,586	192.0200	2/26/2030
Total	137,460	30,826			16,331	3,399,788	20,787	4,327,438

Timothy C. Wentworth	20,687		99.1462	2/24/2022	62,674	13,047,473	31,979	6,657,388
	51,016		176.6556	3/4/2025
	67,283		144.8772	3/9/2026
	59,095		151.4786	5/4/2026
	130,477		140.8164	3/8/2027
	9,415	18,831	183.4405	2/27/2029
	0	28,594	192.0200	2/26/2030
Total	337,973	47,425			62,674	13,047,473	31,979	6,657,388
(1)	The following table shows the vesting dates of stock options, restricted stock, restricted stock units and SPSs that have not vested, held as of December 31, 2020 by the NEOs.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 69

COMPENSATION MATTERS

NUMBER OF STOCK OPTIONS THAT HAVE NOT VESTED (a)	VESTING DATE (b)	VESTING AMOUNT (c)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (i) (d)	VESTING DATE (i) (e)	VESTING AMOUNT (f)	NUMBER OF EQUITY INCENTIVE PLAN AWARD SHARES OR UNITS THAT HAVE NOT VESTED (ii) (g)	VESTING DATE (ii) (h)	VESTING AMOUNT (i)

David M. Cordani	31,164	2/28/2021	31,164	30,403	2/26/2021	30,403	73,252	2022	36,797
	42,369	2/27/2021	21,184	12,266	2/27/2021	6,133		2023	36,455
		2/27/2022	21,185		2/27/2022	6,133
	66,718	2/26/2021	22,239	18,228	2/26/2021	6,076
		2/26/2022	22,239		2/26/2022	6,076
		2/26/2023	22,240		2/26/2023	6,076
Total			140,251			60,897			73,252

Eric P. Palmer	5,844	2/28/2021	5,844	5,701	2/26/2021	5,701	21,431	2022	10,494
	12,084	2/27/2021	6,042	3,498	2/27/2021	1,749		2023	10,937
		2/27/2022	6,042		2/27/2022	1,749
	20,016	2/26/2021	6,672	5,469	2/26/2021	1,823
		2/26/2022	6,672		2/26/2022	1,823
		2/26/2023	6,672		2/26/2023	1,823
Total			37,944			14,668			21,431

Nicole S. Jones	4,828	2/28/2021	4,828	4,710	2/26/2021	4,710	15,881	2022	7,496
	8,631	2/27/2021	4,315	2,499	2/27/2021	1,249		2023	8,385
		2/27/2022	4,316		2/27/2022	1,250
	15,346	2/26/2021	5,115	4,193	2/26/2021	1,397
		2/26/2022	5,115		2/26/2022	1,398
		2/26/2023	5,116		2/26/2023	1,398
Total			28,805			11,402			15,881

Matthew G. Manders	12,240	2/27/2021	6,120	5,357	2/26/2021	5,357	20,787	2022	10,631
		2/27/2022	6,120	2,352	11/19/2021	2,352		2023	10,156
	18,586	2/26/2021	6,195	3,544	2/27/2021	1,772
		2/26/2022	6,195		2/27/2022	1,772
		2/26/2023	6,196	5,078	2/26/2021	1,692
		2/26/2022	1,693
		2/26/2023	1,693
Total			30,826			16,331			20,787

Timothy C. Wentworth	18,831	2/27/2021	9,415	15,670	2/26/2021	15,670	31,979	2022	16,355
		2/27/2022	9,416	12,847	2/28/2021	12,847		2023	15,624
	28,594	2/26/2021	9,531	20,893	2/4/2021	10,446
		2/26/2022	9,531		2/4/2022	10,447
		2/26/2023	9,532	5,452	2/27/2021	2,726
					2/27/2022	2,726
				7,812	2/26/2021	2,604
					2/26/2022	2,604
					2/26/2023	2,604
Total			47,425			62,674			31,979
(i)
These columns include unvested restricted stock, restricted stock units and SPSs granted for the 2018–2020 performance period. The number of SPSs reported in these columns reflects the shares vested in February 2021 for the SPS 2018–2020 performance period at their actual payout percentage. As of December 31, 2020, the relevant performance conditions had been satisfied, but the awards were not fully vested until payout in February 2021.

(ii)
These columns include unvested SPSs granted for the 2019–2021 and 2020–2022 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine whether SPS awards will vest until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). Because payment will be made in Cigna common stock, the actual value will be based on Cigna’s common stock price at the time of payment.

(2)	Based on the closing price of the Company’s common stock on December 31, 2020 ($208.18).
70 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

OPTION EXERCISES AND STOCK VESTED IN 2020
This table provides information about the number of shares of Cigna common stock acquired, and value realized by, the NEOs upon exercise of stock options and the vesting of restricted stock, restricted stock units and SPS awards during 2020. No SPSs awarded for the 2018–2020 or 2019–2021 or 2020–2022 performance periods vested in 2020.
	OPTION AWARDS		STOCK AWARDS
NAME (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED UPON EXERCISE ($) (c)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)	VALUE REALIZED UPON VESTING ($) (e)(1)
David M. Cordani	389,839	64,891,640	48,218(2)(3)	8,689,736
Eric P. Palmer	—	—	8,689(2)(3)	1,570,000
Nicole S. Jones	33,673	4,099,088	7,495(2)(3)	1,352,609
Matthew G. Manders	—	—	8,077(2)(3)	1,460,347
Timothy C. Wentworth	45,206	1,623,256	52,909(2)(3)(4)	9,763,629
(1)
Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the fair market value (FMV) per share of Cigna common stock. The LTIP defines FMV per share as the average of the high and the low trading price per share of Cigna common stock on the applicable vesting date.

(2)
Includes the vesting on February 28, 2020 of 2017–2019 SPS awards as follows: Mr. Cordani — 42,085; Mr. Palmer — 6,940; Ms. Jones — 6,246; Mr. Manders — 6,305; and Mr. Wentworth — 17,817. The FMV on February 28, 2020 was $179.41 per share.

(3)
Includes the vesting of 10,446 shares of restricted stock for Mr. Wentworth on February 4, 2020. The FMV on February 4, 2020 was $196.31. Also includes the vesting on February 27, 2020 of restricted stock as follows: Mr. Cordani — 6,133; Mr. Palmer — 1,749; Ms. Jones — 1,249; Mr. Manders — 1,772; and Mr. Wentworth — 2,726. The FMV on February 27, 2020 was $185.76 per share.

(4)
Includes the vesting of 1,462 restricted stock units on February 28, 2020 and the vesting of 20,458 restricted stock units on February 29, 2020. The FMV on February 28, 2020 and February 29, 2020 was $182.94. All of Mr. Wentworth’s restricted stock unit awards were granted under the Express Scripts Long-Term Incentive Plan. The FMV for the transactions is equal to the closing price of Cigna common stock on the applicable vesting date, or the most previous business day if the vesting date occurred on a non-business day.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 71

COMPENSATION MATTERS

PENSION BENEFITS FOR 2020
This table shows the present value as of December 31, 2020 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs that participate in a pension plan. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs, because those amounts will not be known until the pension benefits become payable.
NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE # (c)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)(2)	PAYMENTS DURING THE LAST FISCAL YEAR ($) (e)
David M. Cordani	Cigna Pension Plan (Part A)	18	42,187	—
	Cigna Pension Plan (Part B)	18	395,507	—
	Cigna Supplemental Pension Plan	18	237,791	—
	Cigna Supplemental Pension Plan of 2005	18	790,760	—
Eric P. Palmer	Cigna Pension Plan (Part B)	11	229,550	—
	Cigna Supplemental Pension Plan of 2005	11	19,344	—
Nicole S. Jones	Cigna Pension Plan (Part B)	3	70,850	—
	Cigna Supplemental Pension Plan of 2005	3	79,057	—
Matthew G. Manders	Cigna Pension Plan (Part B)	23	1,406,354	51,216
Timothy C. Wentworth	Medco Health Solutions, Inc. Cash Balance Retirement Plan	13	116,080	—
(1)
Mr. Cordani, Mr. Palmer, Ms. Jones and Mr. Manders have not received additional credited years of service under the Cigna Pension Plan, Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005 since 2009, when such plans were frozen. Mr. Wentworth has not received additional credited years of service under the Medco Health Solutions, Inc. Cash Balance Retirement Plan since 2011, when such plan was frozen.

(2)
Assumptions used in the calculations of the amounts in this column are included in Note 15 to our audited financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65) which was then discounted to the present value as of December 31, 2020 using the same assumptions as those used for financial reporting purposes. The assumptions are interest discount rates of 2.5% for the Cigna Pension Plan and 2.0% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the PRI-2012 White Collar Table with Improvement Scale MP 2020 on a generational basis for those plans.

Cigna Pension Plan
The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S. based full-time employees, including the NEOs serving during that time. Cigna makes all the contributions necessary to fund CPP benefits for deposit into a trust fund. The annual contributions meet or exceed the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with Cigna.
The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.
•
“Credited service” is generally the period of an employee’s service with a Cigna company while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.

•	“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.
72 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Part A
For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:
•	the employee’s years of credited service (up to a maximum of 30 years);
•
multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, and (b) the three consecutive calendar years with the highest eligible earnings; and

•	minus an offset equal to approximately half of the employee’s annual Social Security benefits.
On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.
Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.
Effective April 1, 2008, Cigna adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.
For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.
On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also received interest credits, which were based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate would not be less than 4.5%.
The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election subject to the terms of the CPP.
Part B
Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:
•	Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.
•	Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by Cigna on April 1, 2009 became 100% vested.
Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005
The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.
The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.
In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with Cigna, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 73

COMPENSATION MATTERS

Medco Health Solutions, Inc. Cash Balance Retirement Plan
The Medco Health Solutions, Inc. Cash Balance Retirement Plan (Medco Plan) was frozen on February 28, 2011. Benefits earned under this plan have been determined based on base pay through February 28, 2011. Participants have a hypothetical account balance similar to participants in the Cigna pension plans with a Part A or Part B cash balance accounts. Prior to February 28, 2011, on the last day of each year in which an employee had 1,000 hours of service, their cash balance account was credited with a hypothetical amount based on their eligible base pay and years of service with a Medco entity. Benefit credits were deposited as follows:
•	For 10 or fewer “years of service” as of the prior December 31, benefit credits were 3.5% of “base pay” subject to the IRS earnings limit.
•	For more than 10 “years of service” as of the prior December 31, benefit credits were 4.5% of “base pay” subject to the IRS earnings limit.
“Base pay” includes annual base salary rate, before any deductions, taxes, or contributions elected as of January 1 of each calendar year.
Cash balance accounts continue to earn interest credits on the last day of each plan year. The amount of the credit is equal to the value of the account as of the beginning of that plan year multiplied by the average rate of interest of the one-year Treasury Bills for the month of November of the previous calendar year. Distributions of vested account balances from the Medco Plan are paid out automatically six months following termination of employment.
NONQUALIFIED DEFERRED COMPENSATION FOR 2020
This table provides information about the contributions, earnings and balances for the NEOs under deferred compensation plans as of and for the year ended December 31, 2020.
NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY(1) ($) (d)	AGGREGATE EARNINGS IN LAST FY ($) (e)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS ($) (f)	AGGREGATE BALANCE AT LAST FYE ($) (g)(2)
David M. Cordani	Cigna Deferred Compensation Plan	—	—	11,536	—	649,954
	Supplemental 401(k)	—	72,226(3)	16,974	—	654,622
Eric P. Palmer	Cigna Deferred Compensation Plan	—	—	3,342	—	178,265
	Supplemental 401(k)	—	27,600(3)	2,944	—	128,578
Nicole S. Jones	Supplemental 401(k)	—	21,038(3)	4,098	161,663
Matthew G. Manders	Supplemental 401(k)	—	26,475(3)	1,072	—	37,431
Timothy C. Wentworth	Express Scripts Executive Deferred Compensation Plan	—	—	824,600	—	12,395,524
	Supplemental 401(k)	—	65,497(3)	—	—	65,497
(1)	Cigna’s contributions to the Cigna Deferred Compensation Plan and the Supplemental 401(k) Plan are included in the Summary Compensation Table.
(2)
Amounts contributed by a NEO and by the Company in prior years have been reported in the Summary Compensation Tables in the previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

(3)	Includes a contribution made to the NEO’s Supplemental 401(k) Plan in 2021 with respect to 2020 compensation.
74 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Cigna Deferred Compensation Plan
Cigna credits deferred compensation with hypothetical investment earnings during the deferral period as follows:
•
Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the Cigna 401(k) Plan. The 401(k) Plan investment options include a default fixed income fund with an annual interest rate applicable for 2020 of 3.0%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.

•
Deferred shares of Cigna common stock are credited with amounts equal to any dividends that are paid on actual shares of Cigna common stock. These hypothetical dividends are treated as deferred cash compensation.

Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90 day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by Cigna. Deferred compensation balances represent a general unsecured and unfunded obligation of Cigna.
Subject to limitations under Cigna's Securities Transactions and Insider Trading Policy (the Insider Trading Policy), executive officers who participate in the Cigna Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and may change their hypothetical investment allocations on deferrals once per quarter.
Express Scripts, Inc. Executive Deferred Compensation Plan
Future deferrals to the EDCP were frozen effective January 1, 2020. Amounts contributed to the EDCP by the participant are deemed to be invested in the hypothetical investment options selected by the participant from a defined set of investment options and a Company stock fund. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company stock fund. Accounts under the EDCP are deemed to be invested in hypothetical investment options selected by the participant. Hypothetical investment options include a stable value option that provided a 3.0% return in 2020 and a stock fund that related to Cigna common stock. Express Scripts historically made contributions to senior executives’ EDCP account in an amount equal to 6% of such senior executive’s annual cash compensation, with the contributions subject to three-year cliff vesting. When an executive becomes eligible for retirement under the EDCP (minimum age of 55 and a combined age plus years of service with the company of 65), or upon termination due to death or disability (as defined in the EDCP plan), company-provided EDCP contributions vest in full. Upon termination for any reason other than death, disability or retirement, all unvested company-provided EDCP contributions are forfeited. Withdrawals and distributions of vested amounts are made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a previously specified fixed schedule. For information about the Company’s contribution to Mr. Wentworth’s EDCP account in connection with the closing of the Express Scripts merger and the vesting of such contribution, see “Employment Arrangements and Post-Termination Payments —Retention Arrangements.”
The EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation. Distribution of a participant’s EDCP account is made in cash, except for those amounts that are invested in the Company stock fund, which are distributed in whole shares of our common stock with fractional shares paid in cash.
Executive officers who participated in the EDCP were able to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award. Participants in the EDCP may change their hypothetical investment allocations on deferrals at any time, subject to limitations under the Insider Trading Policy.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 75

COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The Contingent Payments Table reflects the estimated amount of incremental compensation that would become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2020, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 31, 2020 ($208.18 per share).
All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee, or for Mr. Cordani, the Board, determines appropriate.
The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and specific plan terms that govern administration of payments. See also “Employment Arrangements and Post-Termination Payments” in the CD&A for a description of Cigna’s policies on severance pay.
In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2020; (2) payments of benefits are made in a lump sum on December 31, 2020 unless otherwise noted; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 31, 2020. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.
The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), vested deferred compensation, pension plans and the value of previously vested in-the-money options, assuming exercise; in each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause.
Contingent Payment Descriptions
The aggregate amounts in the Contingent Payments Table appear under the following headings:
•	Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.
•	Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.
•	Vesting of Previously Awarded Long-Term Incentives, which refers to accelerated vesting of in-the-money options and/or restricted stock, restricted stock units and SPSs.
•
Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance and, as further described below with respect to Mr. Wentworth, any acceleration of nonqualified deferred compensation account and medical benefits.

Hypothetical payment amounts represent an approximation of the potential payment.
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CONTINGENT PAYMENTS All Actions Assume a December 31, 2020 Termination Date
	INVOLUNTARY TERMINATION NOT FOR CAUSE ($) (a)	TERMINATION UPON A CHANGE OF CONTROL ($) (b)	EARLY RETIREMENT OR RETIREMENT ($) (c)	TERMINATION UPON DEATH OR DISABILITY ($) (d)
David M. Cordani
Severance	9,000,000	15,300,000	—	—
Annual Incentive	3,000,000	3,000,000	—	—
Vesting of Previously Awarded Long-Term Incentives	10,091,937	33,347,152	—	30,390,996
Other Benefits	39,967	39,967	—	—
TOTAL	22,131,904	51,687,119	—	30,390,996

Eric P. Palmer
Severance	2,550,000	6,375,000	—	—
Annual Incentive	850,000	850,000	—	—
Vesting of Previously Awarded Long-Term Incentives	2,251,039	8,974,596	—	8,200,791
Other Benefits	39,967	39,967	—	—
TOTAL	5,691,006	16,239,563	—	8,200,791

Nicole S. Jones
Severance	2,250,000	5,062,500	—	—
Annual Incentive	750,000	750,000	—	—
Vesting of Previously Awarded Long-Term Incentives	1,773,069	6,780,856	—	6,193,580
Other Benefits	39,967	39,967	—	—
TOTAL	4,813,036	12,633,323	—	6,193,580

Matthew G. Manders
Severance	2,775,000	6,150,000	—	—
Annual Incentive	1,000,000	1,000,000	1,000,000	—
Vesting of Previously Awarded Long-Term Incentives	2,577,512	9,075,880	5,693,370	8,330,387
Other Benefits	39,967	39,967	—	—
TOTAL	6,392,479	16,265,847	6,693,370	8,330,387

Timothy C. Wentworth
Severance	—	—	—	—
Annual Incentive	2,625,000	2,625,000	2,625,000	—
Vesting of Previously Awarded Long-Term Incentives	9,607,860	21,991,809	9,717,725	20,632,810
Other Benefits	3,617,872	3,617,872	—	3,617,872
TOTAL	15,850,732	28,234,681	12,342,725	24,250,682
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 77

COMPENSATION MATTERS

Involuntary Termination not for Cause (Column (a))
NEOs other than Mr. Wentworth
Pursuant to the Executive Severance Benefits Plan, upon a termination of employment without cause (not including by reason of death or disability), executive officers would receive:
•
The CEO would receive base pay for 104 weeks plus 200% of his current EIP target and each other executive officer would receive base pay for 78 weeks plus 150% of such executive officer's current EIP target;

•
A payment equal to the executive officer's pro-rated EIP target for the year of termination and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive officer's EIP target;

•	Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Beginning with equity awards granted in February 2021, stock options, restricted stock and SPS awards that are scheduled to vest within 12 months of an involuntary termination not for cause will continue to vest and SPSs will be paid out based on actual performance. Awards that are not scheduled to vest within 12 months of the termination date would be forfeited. For purposes of this estimate, subject to the review and approval of the People Resources Committee, we have assumed that equity awards granted before February 2021 will be treated in the same manner. For stock options, the value shown was determined by subtracting the exercise price from the closing price of Cigna common stock on December 31, 2020 ($208.18). For restricted stock and SPS awards, the value represents the number of shares of restricted stock or SPSs (at target performance) multiplied by the closing price of Cigna’s common stock on December 31, 2020.
Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
Mr. Wentworth
Mr. Wentworth’s retention agreement, which includes non-competition, non-solicitation, non-disparagement and confidentiality obligations, outlines the payments and benefits to which he would be entitled if he is terminated during the three-year period following the Express Scripts merger without cause or if he terminates for good reason. In the event of such a termination, Mr. Wentworth would receive:
•	A prorated portion of his annual incentive target for the year in which termination occurs;
•
Unvested stock options and restricted stock unit awards previously granted while employed by Express Scripts and converted to Cigna equity upon closing of the merger would vest. The value shown was determined by subtracting the exercise price from the closing price of Cigna common stock on December 31, 2020 ($208.18);

•	Full vesting of any unvested portion of the amount credited to his deferred compensation account by Cigna at closing of the Express Scripts merger; and
•
Monthly payments in an amount equal to the cost for Mr. Wentworth and any eligible dependents, including his spouse, of continuing medical, dental, vision and EAP coverage under Cigna’s programs under COBRA for the applicable statutory COBRA period, and, if the applicable statutory COBRA period is less than 36 months, following the expiration of such COBRA period, in an amount equal to the cost of medical coverage (medical and prescription drug only) under the Company’s retiree medical plan for the duration of the 36 month period. The retention agreement provides that Mr. Wentworth is entitled to receive a tax reimbursement in respect of any excise tax imposed on his payments and benefits made to him as a result of the Express Scripts merger in an amount sufficient to put him in the same after-tax position that he would have been in had the excise tax not applied. Based on our assumptions and calculations, no excise tax would be due under the scenario set forth in the table above.

Subject to the review and approval of the People Resources Committee, we have assumed for the purposes of this estimate that stock options, restricted stock and SPS awards granted to Mr. Wentworth by the Company that are scheduled to vest within 12 months of an involuntary termination not for cause would continue to vest. Awards that are
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not scheduled to vest within 12 months of the termination date would be forfeited. For stock options, the value shown was determined by subtracting the exercise price from the closing price of Cigna common stock on December 31, 2020 ($208.18). For restricted stock and SPS awards, the value represents the number of shares of restricted stock or SPSs (at target performance) multiplied by the closing price of Cigna’s common stock on December 31, 2020.
Termination upon a Change of Control (Column (b))
NEOs other than Mr. Wentworth
The payments and benefits discussed are hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against Cigna) within two years after a change of control would be entitled to the following payments and benefits:
•	156 weeks of pay, at the base salary rate in effect at termination;
•	Three-times the higher of the executive’s last annual incentive payout and the amount of the executive’s annual incentive target immediately before the change of control;
•	A prorated portion of his annual incentive target for the year in which termination occurs;
•
The number of outstanding SPSs multiplied by the higher of: 100%; the vesting percentage from the preceding performance period; and the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 113.7% of target was used. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $208.18, the closing price of Cigna common stock on December 31, 2020;

•	Unvested stock options and restricted stock awards would vest. Options would expire on the earlier of the original expiration date or three months after the termination date;
•	Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
If, within two years after a change of control, any of the following changes affect an executive officer, and the executive officer then resigns following written notification to Cigna, the resignation will be treated as a termination upon a change of control: any reduction in compensation, any material reduction in authority, duties or responsibilities, or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.
Our LTIP and Executive Severance Benefits Plan provide that if any portion of the change of control benefits paid to an executive officer would be subject to an excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits. Based on our assumptions and calculations, no excise tax would be due under the scenario set forth in the table above.
Mr. Wentworth
During the three-year retention period, in the event there was a subsequent change of control of the Company, and Mr. Wentworth was terminated without cause or resigned for good reason following that change of control, Mr. Wentworth would receive:
•	A prorated portion of his annual incentive target for the year in which termination occurs;
•
The number of outstanding SPSs multiplied by the higher of: 100%; the vesting percentage from the preceding performance period; and the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 113.7% of target was used;

•	Unvested stock options, restricted stock awards and restricted stock units would vest;
•	Full vesting of any unvested portion of the amount credited to his deferred compensation account by Cigna at closing of the Express Scripts merger; and
•
Monthly payments in an amount equal to the cost for Mr. Wentworth and any eligible dependents, including his spouse, of continuing medical, dental, vision and EAP coverage under Cigna’s programs under COBRA for the

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COMPENSATION MATTERS

applicable statutory COBRA period, and, if the applicable statutory COBRA period is less than 36 months, following the expiration of such COBRA period, in an amount equal to the cost of medical coverage (medical and prescription drug only) under the Company’s retiree medical plan for the duration of the 36 month period.
Mr. Wentworth’s retention agreement provides that Mr. Wentworth is entitled to receive a tax reimbursement in respect of any excise tax imposed on his payments and benefits made to him as a result of the Express Scripts merger in an amount sufficient to put him in the same after-tax position that he would have been in had the excise tax not applied. Based on our assumptions and calculations, no excise tax would be due under the scenario set forth in the table above.
Early Retirement or Retirement (Column (c))
At December 31, 2020, of the NEOs serving as executive officers, only Mr. Manders and Mr. Wentworth were eligible for early retirement or retirement benefits.
NEOs other than Mr. Wentworth
Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to a NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, a reasonable assumption of payments or benefits that a NEO would receive upon retirement include:
•	A prorated portion of that individual’s annual incentive target;
•
Payout of a prorated portion of previously awarded SPSs based on 100% of the 2018–2020 SPS award, 67% of the 2019–2021 SPS award and 33% of the 2020–2022 SPS award, subject to the People Resources Committee’s approval;

•	Vesting of any unvested options would be accelerated and the options would become exercisable at retirement and expire on the original expiration date; and
•	Vesting of any unvested Cigna restricted stock awards upon retirement, subject to the People Resources Committee’s approval.
Mr. Wentworth
Mr. Wentworth’s employment agreement with Express Scripts provided for certain equity award treatment upon his “early retirement” or “tenured retirement”. Eligibility for early retirement is defined as (1) being at least 54.5 years of age; (2) having served as a senior leader for 4.5 years continuously; and (3) the sum of age plus term of senior leadership equals at least 64. Eligibility for tenured retirement is defined as being at least 59.5 years of age and having served as a senior leader for 4.5 years continuously. Mr. Wentworth is eligible for tenured retirement.
The merger agreement provided that Express Scripts equity awards converted into Cigna equity awards on the same terms and conditions as were applicable to the Express Scripts equity awards prior to closing of the merger. Therefore, if Mr. Wentworth’s employment ended due to tenured retirement, all restricted stock units and stock options previously granted while employed by Express Scripts and converted to Cigna equity upon closing of the merger would vest. Vested options would expire on their original expiration date.
Subject to Committee approval, Mr. Wentworth may also receive the following payments and benefits:
•	A prorated portion of his annual incentive target in place at the time of retirement;
•	Payout of a prorated portion (67%) of the previously awarded 2019–2021 SPS award and (33%) of the 2020–2022 SPS award, subject to the People Resources Committee’s approval; and
•
Any unvested Cigna options or restricted stock that was not granted in connection with Mr. Wentworth’s retention agreement would immediately vest. All stock options would expire on their original expiration date.

Death or Disability (Column (d))
NEOs other than Mr. Wentworth
If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. In addition, vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date.
Upon death, the NEO’s estate or the surviving spouse would also receive an immediate payout of 100% of the outstanding SPS awards for the 2018–2020, 2019–2021 and 2020–2022 performance periods. Upon disability, the NEO’s 2018–2020, 2019–2021 and 2020–2022 SPS awards would fully vest, but would not be paid out until the end of the performance period. In accordance with past practice, the estimates assume that the NEO’s estate or the surviving spouse would receive payment of 100% of the outstanding SPS awards.
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COMPENSATION MATTERS

Mr. Wentworth
In addition to the benefits described above for the other NEOs:
•	All unvested restricted stock unit awards previously granted to Mr. Wentworth while employed by Express Scripts and converted to Cigna equity upon closing of the merger would vest; and
•	Monthly payments in an amount equal to the cost for Mr. Wentworth, plus any eligible dependents, including his spouse, of continuing medical, dental, vision and EAP coverage under Cigna’s programs under COBRA for the applicable statutory COBRA period, and, if the applicable statutory COBRA period is less than 36 months, following the expiration of such COBRA period, in an amount equal to the cost of medical coverage (medical and prescription drug only) under the Company’s retiree medical plan.
The analysis also assumes that any unvested portion of Mr. Wentworth’s deferred compensation account would immediately vest.
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COMPENSATION MATTERS

Approval of the Amended and Restated Cigna Long-Term Incentive Plan (Proposal 3)
In February 2021, upon the recommendation of our People Resources Committee (the Committee), our Board of Directors adopted an amendment and restatement of our Long-Term Incentive Plan (Amended and Restated Effective as of April 26, 2017), as further amended January 25, 2018 (the 2018 Plan). The following amendments are included in the Long-Term Incentive Plan (Amended and Restated Effective as of April 28, 2021) (the Plan) and will be effective upon shareholder approval:
(1)
authorize an additional 1,475,000 shares of Cigna common stock (shares) for issuance under the Plan, with the result that the number of shares available for future awards would be (a) 1,475,000 shares plus (b) 18,921,551 shares representing shares remaining available for grant under the 2018 Plan, the Cigna Directors Equity Plan (the Directors Plan) and the Express Scripts Holding Company 2016 Long-Term Incentive Plan (the 2016 ESI Plan), plus (c) any shares underlying 2018 Plan or Prior Plan awards still outstanding on March 1, 2021 that may later expire or be forfeited;

(2)
shares underlying full-value awards will reduce the number of remaining authorized shares on a two-for-one basis. Any shares underlying full-value Plan, 2018 Plan or Prior Plan awards that were granted prior to March 1, 2021 that may later (i) expire or be forfeited or (ii) for purposes of Strategic Performance Shares (SPSs), payout at a level less than the amount of shares reserved for the award, will become available for grant under the Plan at a rate of two (2) shares for each expired or forfeited share;

(3)
include the Directors Plan, the 2016 ESI Plan and the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the 2011 ESI Plan) in the definition of “Prior Plan” such that shares underlying awards outstanding under the Directors Plan, the 2016 ESI Plan and the 2011 ESI Plan on March 1, 2021 that may later expire or be forfeited will be available for grant under the Plan;

(4)	revise the 2018 Plan’s definition of the term “change of control”;
(5)
revise the 2018 Plan’s definition of “eligible employee” to “eligible individual” to permit awards under the Plan to non-employee directors of the Cigna Corporation Board of Directors, consultants and advisors of the Company; and

(6)	extend the term of the Plan from December 31, 2026 until December 31, 2030.
Shareholders last approved the 2018 Plan at Cigna's 2017 annual meeting of shareholders. The Board adopted Amendment No. 1 to the Plan on January 25, 2018.
In addition, in February 2021, upon the recommendation of the Committee, the Board adopted certain other amendments to the 2018 Plan which became effective immediately upon Board approval:
•	provide that restricted stock units (RSUs) may be granted as a separate award type to eligible individuals under the Plan;
•	permit options and restricted stock to vest on the scheduled vesting date when a participant is on approved leave of absence;
•	treat a participant as continuously employed for purposes of SPS awards during an approved leave of absence;
•
unless the Plan already provides for more favorable treatment, allow option holders and SAR holders to exercise vested options or SARs in connection with a termination upon a change of control until the earlier of: (i) three years following termination of employment or (ii) the expiration date of the option or SAR;

•	revise the definition of “termination for cause” under the 2018 Plan;
•
clarify that, unless otherwise approved by the Committee, an award will not be eligible for “Retirement” or “Early Retirement” treatment under the Plan if the termination date occurs within six months of the applicable grant date;

•
provide for 12 months of continued vesting upon an involuntary termination of employment or service (as applicable), subject in all cases to continued compliance with restrictive covenants (e.g., non-compete, non-solicit, confidential information) for the continued vesting period;

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COMPENSATION MATTERS

•	provide that shares underlying any SPS or RSU awards will be immediately delivered upon a termination due to disability and a termination upon a change control; and
•
change the treatment of SPS awards upon a termination due to disability and a termination upon a change control such that SPSs are settled at “target” (i.e., 100%) level of achievement (rather than subject to actual performance) at termination.

We ask that our shareholders vote to approve the Plan.
As of the close of business on March 1, 2021 (except as noted below):
•	347,381,897 shares of Cigna common stock were outstanding as of March 8, 2021;
•
10,276,626 stock options (vested and unvested) were outstanding under the 2018 Plan and all Prior Plans with a weighted average exercise price of $164.21 per share and a weighted average remaining term of 6.49 years;

•
2,673,177 shares underlying all full-value awards under the 2018 Plan, the ESI Deferred Compensation Plan (as defined below) and all Prior Plans (such as SPSs reserved at 100% and restricted stock) were outstanding;

•	8,740,768 shares were available for grants of new awards under the 2018 Plan;
•
210,712 shares were available for grants of new awards under the Directors Plan (which, upon shareholder approval of the Plan, will be available for grants of new awards under the Plan, and no additional awards will be granted under the Directors Plan); and

•
9,970,071 shares were available for grants of new awards under the 2016 ESI Plan (which, upon shareholder approval of the Plan, will be available for grants of new awards under the Plan, and no additional awards will be granted under the 2016 ESI Plan).

The Company will not grant any new awards between March 1, 2021 and April 28, 2021. On March 1, 2021, the fair market value of one share of Cigna common stock was $213.5825.
Reasons to Approve the Plan
Equity awards are an essential part of the total compensation package for our employees. They reflect the importance the Company places on using long-term incentives to: motivate employees; reward them for superior long-term results; and align the interest of Cigna’s employees with the interests of its shareholders. The Company requests additional shares in an amount that it expects will permit Cigna to grant awards through 2024.
If shareholders do not approve the Plan at the Annual Meeting, the Company may continue to grant awards under the 2018 Plan (as approved by shareholders at the 2017 annual meeting and including all changes to the 2018 Plan adopted by the Board in February 2021 not subject to shareholder approval) until the date all shares reserved under the 2018 Plan have been issued or the earlier termination of the Plan. The Company may not have enough shares to grant equity awards under the 2018 Plan after 2022 if shareholders do not approve the Plan.
The Company is proposing to expand the eligibility criteria to allow for awards under the Plan to non-employee directors of Cigna Corporation and other service providers to provide the Committee with enhanced flexibility towards achieving the long-term incentive objectives described above. The proposed changes to the definition of “change of control” are intended to better align the definition with Cigna's peer companies and market practices. If shareholders do not approve the Plan at the Annual Meeting, the definitions of “eligible employee” and “change of control” will not be modified.
The following features of the Plan protect the interests of our shareholders:
•
Low burn rate. The "burn rate" is the ratio of the number of shares underlying awards, other than SPSs, granted during a year (and multiplied by a volatility factor) to the number of basic weighted average common shares outstanding at fiscal year-end. SPSs are included in the “burn rate” calculation when paid. Cigna had an annual burn rate of 1.11% in 2020, and an average annual burn rate of 2.13% over the three-year period from 2018 through 2020.

This three-year average annual burn rate is consistent with the burn rate guidelines established by Institutional Shareholder Services (ISS). ISS is a private organization that studies and provides information on corporate proxy votes, principally for the benefit of institutional investors. Consistent with our past practice, we designed our share request to be within (or below) the ISS allowable share cap and mindful of ISS considerations including plan cost, plan features, and our historical grant practices.

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COMPENSATION MATTERS

•
Low overhang. As of March 1, 2021, the Company's equity plans, including grants made and shares remaining available under the 2011 ESI Plan and the 2016 ESI Plan that were assumed in connection with the Express Scripts acquisition, result in overhang of 9.12%. Overhang will decrease to 8.80% under the Plan. Cigna calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future awards, divided by (b) the total number of shares outstanding, plus shares underlying outstanding awards and shares available for issuance under future awards.

In addition, in the event that our shareholders approve the Plan, we will amend the Express Scripts, Inc. Executive Deferred Compensation Plan (the ESI Deferred Compensation Plan) to eliminate the 2,813,174 shares reserved under the ESI Deferred Compensation Plan such that no future shares will be issued from the ESI Deferred Compensation Plan. The amendment to the ESI Deferred Compensation Plan will also provide that any shares otherwise issuable under the ESI Deferred Compensation Plan in the future will instead be issued under the Plan. The Company will not grant any new awards from the ESI Deferred Compensation Plan between March 1, 2021 and April 28, 2021.

•
No repricing or granting of discounted stock options. The Plan does not permit the repricing of stock options either by amending an existing award or by substituting a new award at a lower price. The Plan prohibits the replacement of underwater options with cash or other awards. The Plan also prohibits the granting of stock options with an exercise price less than the fair market value of Cigna stock on the grant date and prohibits reload options (the automatic grant of a new stock option upon exercise of another stock option).

•
Minimum vesting and performance periods. The Plan requires a minimum vesting period of one-year applicable to at least 95% of all award types granted under the Plan, and a minimum one-year performance period for performance awards. The minimum vesting period requirements are subject to certain acceleration discretion exceptions including for termination of employment due to death, disability, early retirement, or retirement or a qualifying termination within two years after a change of control.

•
Prohibition against dividend payouts. The Plan expressly prohibits the payout of dividends on restricted stock and other stock-based awards and dividend equivalent rights on restricted stock units until the underlying shares or units (as applicable) vest. For options and SARs, the Plan provides that dividends may not be paid and dividend equivalent rights may not be granted in connection with such awards.

•	Limitation on share recycling. The Plan prohibits the reuse of shares returned to Cigna (or withheld from the grant) in payment for the exercise price of a stock option or for tax withholding.
•
Per-participant limitation on awards. The Plan limits the number of options and SARs that may be granted during any calendar year to any individual to 1 million, and limits the aggregate number of awards that may be granted during any calendar year to any non-employee director to 150,000.

PLAN SUMMARY
The summary of the Plan below is qualified in its entirety by reference to the text of the Plan, which is included as Appendix A to this proxy statement.
Term. No awards may be made under the Plan after December 31, 2030.
Eligibility. All employees of the Company and non-employee members of the Cigna Corporation Board of Directors are eligible to receive awards under the Plan. Consultants and advisors of the Company are also eligible to receive awards under the Plan. If the Plan is approved by shareholders at the Annual Meeting, approximately 13 executive officers, 73,100 non-officer employees and 11 non-employee directors will be eligible to receive awards under the Plan.
Number of Authorized Shares. 20,396,551 shares will be available for grants of awards immediately following approval of the Plan. This represents an increase of 1,475,000 shares plus 18,921,551 shares which remain available for issuance under the 2018 Plan and Prior Plans. In addition, of the 12,949,803 shares reserved in connection with awards outstanding under the 2018 Plan (inclusive of 1,596,001 shares of unvested restricted stock), the ESI Deferred Compensation Plan or a Prior Plan as of March 1, 2021, an unknown number of shares may become available for issuance if any such awards expire or are forfeited or cancelled, and to the extent the payout of any outstanding SPS awards (determined based on the vesting percentage) is less than the amount of shares reserved for such awards.
Award Limits. The Plan includes the following limits on awards:
•	With respect to grants made on or after April 28, 2021, a maximum of 2 million shares may be issued as incentive stock options (ISOs).
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COMPENSATION MATTERS

•
The grant of a full-value share under the Plan will reduce the number of authorized shares remaining on a two-for-one basis. Any shares underlying full-value 2018 Plan or Prior Plan awards granted prior to March 1, 2021 that may later (i) expire or be forfeited or (ii) for SPSs, payout at a level less than the amount of shares reserved for the award, will become available for grant under the Plan at a rate of two (2) shares for each expired or forfeited share.

•
“Full-value shares” are shares of restricted stock, dividend equivalent rights paid in shares, restricted stock units or shares granted in lieu of other awards under qualifying incentive plans (such as Cigna’s Stock Unit Plan), shares paid for Strategic Performance Units (SPUs) or SPSs and shares underlying other stock-based awards.

•	Annual per person maximum of 1 million shares in the form of stock options and SARs.
•
Annual per person maximum of (1) 450,000 shares of restricted stock subject to performance conditions and (2) 250,000 SPUs or 500,000 SPSs. If a combination of SPUs and SPSs is awarded, each SPU awarded will reduce the maximum number of SPSs that can be awarded by two and every two SPSs awarded will reduce the maximum number of SPUs that can be awarded by one. SPUs have a maximum value of $200 per unit and SPSs have a maximum vesting percentage of 200%.

•	Annual per person maximum of 150,000 shares in any form of award to non-employee directors.
Administration. The Committee administers the Plan, subject to any requirements for review and approval by the Board that the Board may establish. The Committee is authorized to: interpret the Plan; select and make awards to eligible participants; determine eligibility for awards; and establish the terms of the awards. As permitted by the Plan, the Committee may delegate its administrative authority under the Plan to the Company’s senior human resources officer or his or her designee. With respect to the grant of awards to or the administration of awards held by non-employee directors, the “Committee” shall mean the Corporate Governance Committee.
Subject to limits specified in the Plan, the Committee may delegate its authority under the Plan to the Chief Executive Officer (CEO) or the CEO’s designee. The CEO has limited authority to make Plan awards. The CEO must be a Cigna Board member at the time he or she grants Plan awards, and no more than 10% of the shares of common stock available for issuance under the Plan may be subject to awards granted by the CEO. The CEO may not grant awards to or for the benefit of members of the Board or anyone subject to the requirements of Section 16(a) of the Exchange Act. The CEO or his designee may grant SPUs and SPSs, but only in limited circumstances and according to guidelines provided by the Committee or subject to ratification by the Committee.
Other than with respect to (i) the CEO or any other person who is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, and (ii) any matters previously delegated by the Committee to the CEO or the Company’s senior human resources officer under the Plan, the Company’s Shareholder Services function has authority to interpret the Plan and to rule on any questions relating to any of its provisions, terms and conditions.
Award Types. The Plan permits the grant of the award types described below. Cigna’s historical practice was to grant only non-qualified stock options, restricted stock and SPS awards under the Plan. For all RSU awards prior to the 2021 annual grant, Cigna granted RSUs under the Cigna Stock Unit Plan, which are settled in shares issued from the 2018 Plan or the Plan once vested. Beginning with the 2021 annual grant, Cigna awards RSUs under the Plan.
Stock Options (including ISOs). Stock options entitle the holder to purchase shares of Cigna common stock. The exercise price of a stock option may not be less than the fair market value of the underlying shares on the grant date. The stock option exercise period must expire not more than ten years after the grant date. Stock options that are designated as ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. As described above under “Reasons to Approve the Amendment,” the Plan prohibits repricing of stock options and grants of reload options.
Stock Appreciation Rights (SARs). SARs entitle the recipient to receive, upon exercise, stock or cash equal in value to the appreciation in fair market value of a specified number of shares of Cigna common stock underlying the award from the grant date to the exercise date. The Committee may place restrictions on the exercise of SARs. No SAR may be exercisable more than ten years after grant date.
Restricted Stock. Restricted shares of Cigna common stock are subject to the terms and conditions that the Committee considers appropriate, provided that these terms and conditions may not be contrary to the provisions and limitations contained in the Plan. Among other things, the Committee specifies forfeiture provisions, restrictions on transferability and the length of the restricted period over which the award vests. The recipient has the right to vote the shares from the date of grant. Dividends payable on restricted stock are accumulated during the restricted period for later payment and are subject to forfeiture until the underlying restricted shares vest. Vested accumulated dividends on restricted shares are typically paid in a cash lump-sum within seventy (70) days after the applicable vesting date.
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As described in “Performance-Based Awards” below, the Committee may grant long-term performance awards in the form of performance-based restricted stock. Restricted stock awards subject to performance conditions have an applicable performance period of not less than one year. While Cigna does not currently grant performance-based restricted stock, the Committee would apply the same deferred-dividends condition on any grant of performance-based restricted stock.
Restricted Stock Units (RSUs). RSUs are subject to the terms and conditions that the Committee considers appropriate, provided that these terms and conditions may not be contrary to the provisions and limitations contained in the Plan. Among other things, the Committee specifies vesting provisions, restrictions on transferability and the length of the period over which the award vests. Participants holding RSUs will have no voting rights with respect to such awards. Dividend equivalents payable on shares underlying RSUs are accumulated during the vesting period for later payment and are subject to forfeiture until the underlying RSUs vest. Vested dividend equivalents on RSUs are typically paid in a cash lump-sum within seventy (70) days after the applicable vesting date.
Performance-Based Awards. The Committee can grant performance-based awards in the form of performance-based restricted stock, SPSs or SPUs. These awards may be structured to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria.
At the time of grant, the Committee specifies in writing the duration of the performance period, the applicable objective performance goals and measures, and the formulas that will be used to determine the ultimate dollar value for SPUs and the vesting percentage for SPSs. Performance goals may be stated separately for one or more participants, collectively for the entire group of participants or in any combination. The goals can be established for Cigna as a whole, or for one or more of its subsidiaries, business units, or lines of business, or any combination, and can be measured on an absolute basis or on a comparative basis using a peer group, specified index, or combination. Subject to certain limitations, the Committee may adjust or modify the performance measures and goals for a performance period if the Company is involved in a merger, acquisition or divestiture transaction (whether or not such transaction constitutes a change of control) that has any material effect on the Company’s ability to apply the performance measures or meet the performance objectives established at the time of grant.
The Committee may not increase the value or vesting percentage of an award above the maximum determined by the attainment of the applicable performance goal, but the Committee has the discretion to reduce the value or vesting percentage below such maximum.
The possible financial measures that may be used to set performance goals are as follows: earnings (total or per share); net income (total or per share); growth in net income (total or per share); income from selected businesses (total or per share); growth in net income or income from selected businesses (total or per share); pre-tax income or growth in pre-tax income; profit margins; revenues; revenue growth; premiums and fees; growth in premiums and fees; membership; membership growth; market share; change in market share; book value; total shareholder return; stock price; change in stock price; market capitalization; change in market capitalization; return on market value; shareholder equity (total or per share); return on equity; assets; return on assets; capital; return on capital; economic value added; market value added; cash flow; change in cash flow; expense ratios or other expense management measures; medical loss ratio; ratio of claims or loss costs to revenues; satisfaction — customer, provider, or employee; service quality; productivity ratios or other measures of operating efficiency; and accuracy of claim processing or other measures of operational effectiveness.
The Committee may specify any reasonable definition of the measures it uses. These definitions may provide for reasonable adjustments to the measures and may include or exclude items including, but not limited to: realized investment gains and losses; special items identified in the Company’s reporting; unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, or financing activities; expenses for restructuring or productivity initiatives; and other non-operating items.
Dividend Equivalent Rights. Dividend equivalent rights granted under the Plan provide the holder with the right to receive payments in cash, Cigna common stock, or a combination of both. Payments are deferred and accumulated until the dividend equivalent right vests. Vesting of a dividend equivalent right generally occurs when the equity award associated with the right vests. Vested accumulated dividend equivalent rights are typically paid in a cash lump-sum within seventy (70) days after the applicable vesting date. The Plan expressly provides that dividends may not be paid and dividend equivalent rights may not be granted in connection with stock options or SARs.
Stock in Lieu of Awards Under Qualifying Incentive Plans. The Committee may grant common stock instead of all or a portion of an award otherwise payable under any Cigna bonus plan, short-term or long-term incentive compensation plan, any other incentive compensation arrangement or any supplemental retirement benefit plan that is not tax-qualified under the Internal Revenue Code. The number of shares of Cigna common stock granted must have a fair market value that most
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closely approximates, but does not exceed, the dollar value of the award being replaced (if it was payable in cash). Payments can be deferred at the participant’s election, provided that they are in compliance with Section 409A of the Internal Revenue Code and Cigna’s Deferred Compensation Plan.
Other Stock-Based Awards. The Committee may grant other stock-based awards, including wholly-owned shares and awards that are valued in whole or in part by reference to, or otherwise based on, shares of Cigna common stock. The form of any other stock-based award and the number of shares of Cigna common stock related to any such award will be determined by the Committee at the time of grant. The terms and conditions of any other stock-based award, including vesting provisions and the effect of a termination of employment on the award, will be established by the Committee at the time of grant. Any dividends payable on other stock-based awards are accumulated during the vesting period (if applicable) for later payment and are subject to forfeiture until the underlying shares vest.
Termination, Death and Retirement. Vested stock options and SARs that are unexercised at termination of employment or service generally expire on the earlier of: (1) 90 days following termination of employment or service or (2) the regular expiration date of the stock option or SAR, as applicable. However, if employment or service is terminated due to death or disability, the stock option or SAR will become or remain exercisable in accordance with the terms established by the Committee at the time of grant. If employment is terminated by reason of retirement or early retirement, the Committee or its designee may provide (before the retirement or early retirement occurs) that stock options or SARs will become or remain exercisable upon retirement or early retirement. If employment or service is terminated due to a qualifying termination within two years following a change of control, the stock option or SAR will become exercisable on the date of termination of employment or service and will not expire until the earlier of: (1) three (3) years (or for grants prior to 2021, 90 days) following termination of employment or service or (2) the regular expiration date of the stock option or SAR, as applicable. Beginning with awards in 2021, if employment or service is involuntarily terminated without cause, options and SARs will continue to vest for one year following termination and will expire 90 days from the end of the continued vesting period (or, if earlier, the regular expiration date of the stock option or SAR), subject to ongoing compliance with applicable restrictive covenants during the period of continued vesting. If employment or service is terminated due to a termination for cause, any outstanding stock options and SARs will be immediately and automatically forfeited on the date of termination of employment.
Shares of restricted stock are generally forfeited if the participant terminates employment or service before the end of the restricted period. However, if employment or service is terminated due to death, disability or a qualifying termination within two years following a change of control before the end of the restricted period, the restricted period will lapse and the shares will vest immediately on the termination date. In addition, except in the case of certain restricted stock subject to performance conditions, if employment is terminated by reason of retirement or early retirement before the end of the restricted period, the Committee or its designee may provide (before the retirement or early retirement occurs) for the restrictions to lapse and the shares to vest upon retirement or early retirement or continue to vest following retirement or early retirement. Beginning with awards in 2021, if employment or service is involuntarily terminated without cause, shares of restricted stock will continue to vest for one year following termination, subject to ongoing compliance with applicable restrictive covenants during the period of continued vesting.
Shares underlying RSUs are generally forfeited if the participant terminates employment or service before the applicable vesting date. However, if employment or service is terminated due to death, disability or a qualifying termination within two years following a change of control before the vesting date, the shares underlying RSUs will vest immediately on the termination date. In addition, if employment is terminated by reason of retirement or early retirement before the vesting date, the Committee or its designee may provide (before the retirement or early retirement occurs) for the shares underlying RSUs to vest upon retirement or early retirement or continue to vest following retirement or early retirement. Beginning with awards in 2021, if employment or service is involuntarily terminated without cause, shares underlying RSUs will continue to vest for one year following termination, subject to ongoing compliance with applicable restrictive covenants during the period of continued vesting.
SPSs and SPUs will generally not be paid if the participant’s employment or service is terminated before the payment date. However, if termination is due to death, disability, retirement or early retirement, the Committee or its designee has the discretion to determine what amount, if any, of the payment should be made. Upon a qualifying termination of employment or service within two years following a change of control, SPUs granted prior to 2021 will be valued and paid based on the highest of (1) target, (2) the highest SPU valuation during the 12 months before the termination date, or (3) the average of the highest SPU valuations for last two SPU payments before the termination date. Upon termination of employment or service within two years following a change of control, a percentage of a participant’s SPSs granted prior to 2021 will be vested, and the vesting percentage will be the highest of (1) 100%, (2) the vesting percentage for the most recent performance period, or (3) the average vesting percentage for the last two performance periods. For SPUs and SPSs granted in 2021 and after, the vesting percentage will be 100% or target upon a qualifying termination of
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employment or service within two years following a change of control. Beginning with awards in 2021, if employment or service is involuntarily terminated without cause, SPUs and SPSs will continue to vest for one year following termination, subject to actual achievement of performance goals and ongoing compliance with applicable restrictive covenants during the period of continued vesting. Upon a qualifying termination for any other reason, all outstanding SPS and SPU awards are cancelled.
Dividend equivalent rights must generally be forfeited upon termination of employment, unless the Committee determines otherwise.
Generally, a grant of common stock under the Plan in lieu of an award under the Company’s other short- and long-term incentive compensation plans or non-tax qualified supplemental retirement benefit plans will still be paid when termination occurs before the payment date. However, if termination is due to death, the common stock grant will be cancelled and the award payment will be made under the terms and conditions of the other plan.
The effect of a termination of employment or service (as applicable) on other-share based awards will be as determined by the Committee.
Reuse of Shares for Future Awards. Upon approval of the Plan, the following shares will be available for future awards under the Plan:
•
any shares that are issued or reserved under the Plan, the 2018 Plan, or a Prior Plan (including the 2011 ESI Plan and the 2016 ESI Plan) as of or after March 1, 2021 in connection with awards, to the extent the awards subsequently expire or are forfeited or canceled;

•	any shares reserved for issuance upon settlement of SPSs, to the extent the shares are not issued because the SPSs are settled at less than the target number of SPSs (i.e., 100%); and
•	any shares reserved for issuance upon settlement of an award granted under the Plan, the 2018 Plan, or a Prior Plan to the extent the award is settled in cash.
The following shares shall not become available for future awards: shares tendered to pay the exercise price of stock options; shares reserved for future issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and shares withheld to satisfy tax withholding obligations.
Change of Control. Neither a change of control nor a pending or threatened change of control results in any automatic acceleration of any rights or vesting under the Plan. The Plan maintains double trigger vesting, requiring both a change of control and a qualifying termination of employment before the vesting of awards is accelerated. However, in the case of a pending change of control, the Committee has the discretion to modify outstanding stock options, SARs, restricted stock, RSUs and certain other Plan or Plan rights to accelerate vesting, but any such accelerated vesting is contingent on the change of control actually occurring.
Under the Plan, a change of control will occur if:
•	there is an acquisition of 30% or more of the voting power of the Company, or;
•	there is a merger, consolidation or reorganization of the Company, other than an acquisition, merger, consolidation or reorganization:
○
immediately following which the individuals who constituted the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger, consolidation or reorganization or the ultimate parent thereof,

○
in which no person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Cigna Corporation (not including in the securities Beneficially Owned by such person any securities acquired directly from Cigna Corporation or its affiliates) representing 30% or more of the combined voting power of Cigna Corporation’s then outstanding securities, and

○
where the shareholders of Cigna Corporation, immediately before such transaction, own directly or indirectly, immediately following such transaction, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity surviving such transaction or the ultimate parent thereof in substantially the same proportion as their ownership of the outstanding securities of Cigna Corporation immediately before such transaction;

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•
during any consecutive 12-month period, directors who were directors at the beginning of the period or were nominated or elected by a majority of the Board (but not if the initial assumption of office was in connection with an election contest) cease to constitute a majority of the Board; or

•	there is a liquidation or sale of all or substantially all assets, unless the buyer’s board of directors (in the case of a sale) consists of at least a majority of Cigna directors.
A change of control will not occur if, following the transaction, Cigna shareholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets owned by Cigna immediately prior to the transaction.
Adjustment. The Plan provides for proportionate adjustments in the number of shares of common stock subject to awards, including individual limits on awards, the number of shares available for future awards and adjustment in the per share exercise price of stock options and SARs, in the event of changes in outstanding common stock by reason of a stock split or stock dividend or similar events. The Plan also provides for appropriate adjustments to maintain Plan participants’ proportionate interests in the event of a merger, reorganization, reclassification or combination.
Prohibition on Repricing and Reload Grants. Subject to limited exceptions (described below), the Company may not reprice stock options or SARs or issue reload stock options or SARs without prior approval by shareholders. Repricing actions subject to this restriction include:
•	replacing a stock option or SAR with a new stock option or SAR that has a lower exercise price;
•
except in connection with a change in the Company’s capitalization and certain corporate transactions, reducing the exercise price of stock options or SARs or exchanging underwater stock options or SARs for cash, new awards or new stock options or SARs with a lower exercise price.

Transferability. In general, no participant may transfer or assign any award or right under this Plan except by will or by the laws of descent and distribution. However, the Committee may in its discretion allow a participant to transfer any stock option or other rights (other than an ISO), during the participant’s lifetime and without consideration, to an immediate family member, a family trust or a family partnership or to any other person approved by the Committee. The transferee may not subsequently transfer the stock option or other right except by will or the laws of descent and distribution.
Amendment and Termination of the Plan. The Board may suspend, terminate or modify the Plan provided that no action may be taken by the Board (1) without the approval of Cigna shareholders as necessary under any applicable laws or Internal Revenue Service or Securities and Exchange Commission regulations or the rules of the New York Stock Exchange or (2) that would adversely affect any outstanding awards, without the affected holder’s consent.
FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the anticipated federal income tax consequences of certain awards under the Plan. The summary is not intended to be exhaustive or to describe tax consequences based on particular circumstances. Among other things, it does not address possible state, local or foreign tax consequences or awards other than stock options.
With respect to stock options that qualify as ISOs, a participant will not recognize income for federal income tax purposes at the time the stock options are granted or exercised, although the exercise may give rise to alternative minimum tax liability for the participant. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the stock options are granted or within one year after the issuance of shares upon exercise of the ISO (the holding periods), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of the stock option exercise or (2) the amount realized on disposition exceeds the stock option price, and (b) capital gain, to the extent that the amount realized on disposition exceeds the fair market value of the shares on the date of stock option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the stock option price.
With respect to nonqualified stock options (those that do not qualify as ISOs), the participant will recognize no income upon grant of the stock option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of stock option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the stock option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.
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COMPENSATION MATTERS

In general, for ISOs and nonqualified stock options, Cigna will receive an income tax deduction at the same time and in the same amount as the amount that is taxable to the employee as compensation, subject to the limitations of Section 162(m). The provisions of Section 162(m)(6) limit Cigna’s deduction for employee compensation to $500,000 per employee per year and stock option exercises will be included in applying the $500,000 annual deduction limitation. To the extent a participant realizes capital gains or income for alternative minimum tax purposes, Cigna will not be entitled to any deduction for federal income tax purposes.
PLAN BENEFITS
The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Board and the Committee, and future awards and the individuals who might receive them have not yet been determined. A summary of equity awards granted to Cigna’s named executive officers in 2020 is provided in the Grants of Plan-Based Awards Table on page 67.
The following is a list of options, RSUs and SPSs received by employees and executive officers under the 2018 Plan since the date of the last amendment and restatement of the Plan, which was approved by shareholders on April 26, 2017.
•
Named executive officers: 304,616 options and 137,566 SPSs for David M. Cordani, President and Chief Executive Officer; 84,444 options and 43,416 SPSs for Eric P. Palmer, President, Chief Operating Officer, Evernorth; 61,373 options and 28,391 SPSs for Nicole S. Jones, Executive Vice President and General Counsel; 61,830 options and 39,220 SPSs for Matthew G. Manders, President, Government & Solutions; and 90,297 options and 77,351 SPSs for Timothy C. Wentworth, CEO, Evernorth.

•	All current executive officers as a group: 835,876 options, 7,592 restricted stock units, and 453,277 SPSs.
•
All employees, including all current officers who are not executive officers, as a group: 5,027,114 options, 110,572 restricted stock units, and 844,371 SPSs (excludes options and SPSs granted to the current executive officers).

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information regarding Cigna’s equity compensation plans as of December 31, 2020:
Plan Category	(a)(1)	(b)(2)	(c)(3)
	Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Security Holders	11,725,097	$152.40	23,618,311
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	11,725,097	$152.40	23,618,311
(1)
Includes, in addition to outstanding stock options, (i) 82,426 restricted stock units, 122,887 deferred shares, and 1,615,392 strategic performance shares that are reported at the maximum 200% payout rate granted under the Cigna Long-Term Incentive Plan, the Corporation Stock Plan and the Cigna Corporation Director Equity Plan; and (ii) 637,546 shares of common stock underlying stock option awards and 153,959 restricted stock units granted under the Express Scripts Holding Company 2016 Long-Term Incentive Plan, 5,728 deferred shares granted under the Express Scripts, Inc. Executive Deferred Compensation Plan of 2005, 1,327,353 shares of common stock underlying stock option awards granted under the Express Scripts, Inc. 2011 Long-Term Incentive Plan,1,091,220 shares of common stock underlying stock option awards and 3,300 restricted stock units granted under the Medco Health Solutions, Inc. 2002 Stock Incentive Plan, and 43,737 shares of common stock underlying stock option awards granted under the Accredo Health, Incorporated 2002 Long-Term Incentive Plan that were all approved by the applicable company’s shareholders before Cigna’s acquisition of Express Scripts in December 2018.

(2)
The weighted-average exercise price is based only on outstanding stock options. The outstanding stock options assumed due to Cigna's acquisition of Express Scripts, in aggregate, have a weighted-average exercise price of $143.21. Excluding the assumed options from this acquisition results in a weighted-average exercise price of $156.69.

(3)
Includes 213,471 shares of common stock available as of the close of business December 31, 2020 for future issuance under the Cigna Corporation Director Equity Plan, 20,591,667 shares of common stock available as of the close of business on December 31, 2020 for future issuance under the Cigna Long-Term Incentive Plan that includes 10,728,281 shares of common stock available assumed from the Express Scripts, Inc. 2016 Long-Term Incentive Plan, and 2,813,173 shares of common stock available as of the close of business December 31, 2020 for future issuance under the Express Scripts, Inc. Executive Deferred Compensation Plan of 2005. Because no

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further grants may be made under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, the Medco Health Solutions, Inc. 2002 Stock Incentive Plan, and the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, shares available for issuance under these plans are not included.
In accordance with SEC rules, the table above shows information regarding Cigna’s equity compensation plans as of December 31, 2020, the end of our fiscal year. Information regarding Cigna’s equity compensation plans as of the close of business on March 1, 2021 is provided above on page 83.

The Board of Directors
unanimously recommends
that shareholders vote FOR the
Amended and Restated Cigna
Long-Term Incentive Plan.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 91

AUDIT MATTERS

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)
The Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2021. PricewaterhouseCoopers LLP has served as Cigna’s independent registered public accounting firm since 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chairman of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.
A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors
unanimously recommends
that shareholders vote
FOR the ratification
of the appointment of
PricewaterhouseCoopers LLP
as Cigna’s independent
registered public
accounting firm.

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Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves all audit and permissible non-audit services (which includes audit-related, tax and other services as further described below) provided by the Company’s independent registered public accounting firm. Specifically:
•
The full Audit Committee pre-approves all audit and non-audit services and their related fees. The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.

•
The Chief Risk Officer and General Auditor (a role held by one individual and referred to as the CRO) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax services, the independent registered public accounting firm includes a written description of the scope of service and other information about the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services.

•	For additional audit and permissible non-audit services that arise during the calendar year, the CRO presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the CRO’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services.
•
The policy allows the pre-approval of additional audit and permissible non-audit services to be delegated to the Chair of the Audit Committee or, if the Chair is unavailable, to a majority of the remaining members of the Audit Committee, so long as the proposed services do not exceed $250,000 individually.

•
The CRO reports to the Audit Committee at each meeting on full-year estimated fees for audit and non-audit services performed by the independent registered public accounting. The CRO reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.

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AUDIT MATTERS

Fees to Independent Registered Public Accounting Firm
The Audit Committee reviewed and approved the professional services rendered to Cigna by PricewaterhouseCoopers LLP consisting of the following:
	2020	2019
Audit Fees	$18,752,533	$18,974,600
Audit-Related Fees	4,587,741	4,921,200
Tax Fees	1,249,862	2,242,100
All Other Fees	203,876	629,100
TOTAL	$24,794,012	$26,767,000

Audit fees include the audit of annual financial statements; the review of quarterly financial statements; the performance of statutory audits; quarterly comfort letter work; and the evaluation of the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.
Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (e.g., System and Organization Controls
(SOC) Reporting); consultation concerning financial accounting and reporting standards; agreed upon procedures; and regulatory examinations.
Tax fees include tax recovery services, tax consulting, tax compliance services and services related to tax matters with respect to the sale of the U.S. group disability and life insurance business.
All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved business process advisory and other services that, for 2020, relate primarily to a review of the Taiwan actuarial model replacement.
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Report of the Audit Committee
Cigna maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Our Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in the listing standards of the NYSE, SEC regulations and Cigna’s independence standards).
Cigna’s management has primary responsibility for preparing Cigna’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Cigna’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Cigna’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of Cigna’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with Cigna’s Chief Financial Officer, General Auditor and Chief Risk Officer, Chief Accounting Officer, other members of management and the independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of Cigna’s internal controls and the quality of the financial reporting process.
In the performance of its oversight responsibilities, the Audit Committee reviewed and discussed with Cigna’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Cigna; reviewed and discussed with Cigna’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of Cigna’s internal control over financial reporting; discussed with PricewaterhouseCoopers LLP matters required to be discussed by the applicable requirements of the PCAOB and the SEC; discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Cigna’s financial condition and results of operations, including critical accounting estimates and judgments; and received the required written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP 's communications with the Audit Committee concerning independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in Cigna’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Audit Committee:
Kimberly A. Ross, Chair
William J. DeLaney
John M. Partridge
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 95

SHAREHOLDER PROPOSALS

Shareholder Proposals
Shareholders have submitted the following proposals for the reasons stated within the proposal. The Company will promptly provide the names and addresses of the shareholders and the number of shares owned upon request directed to the Office of the Corporate Secretary. Each shareholder proposal will be voted on at our 2021 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. As required by the SEC’s rules, we are presenting the proposals verbatim as they were submitted to us by the proponents. We have put a box around materials provided by each proponent so that readers can easily distinguish between materials provided by the proponents and materials provided by the Company. The Company is not responsible for the contents of the proposals. As described more fully in the statements in opposition, our Board of Directors unanimously recommends a vote AGAINST each of the shareholder proposals.
Shareholder Proposal — Shareholder Right to Act by Written Consent (Proposal 5)
Proposal 5 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won our outstanding 63% support at our 2019 annual meeting.

It is important to adopt this proposal because Cigna shareholders have a very limited right to call for a special meeting. All shares not held for less than one unbroken year are immediately disqualified – as though the shares were not even owned. Shareholders who own 25% of shares for one unbroken year could determine that they actual own 40% of company stock if the holding period is not counted.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

It is also more important than ever to be able to replace a director through written consent because it is almost impossible to get a Board of Directors to remove a director who gets a failed vote at the regular annual shareholder meeting. Too many Board of Directors have found ways to keep marginal directors on the Board who fail to obtain even a minimal 51%-vote when they are the only candidate.

A shareholder right to act by written consent may be a way to motive a poorer performing director. For instance Ms. Donna Zarcone received the most shareholder rejection votes in 2020. Ms. Zarcone is a CEO who chairs the Executive Pay Committee. This is like having a union boss determine the hourly wages at a company. And Cigna shareholders gave a 15% rejection to the 2020 Cigna execute pay when a 10% rejection is the norm.

It is also important to adopt written consent to make up for loss of the right of shareholders to an in-person annual shareholder meeting.

With the near universal use of online annual shareholder meetings starting in 2020 shareholders no longer have the right to discuss concerns with other shareholders and with their directors at a shareholder meeting which can now be an online meeting which is an inferior format to a Zoom meeting.

Shareholders are also severely restricted in making their views known at online shareholder meetings because all critical questions and comments can easily be screened out with the online format.

For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting. Goodyear management did not want to hear a well-deserved critical shareholder statement.

Please vote yes: Shareholder Right to Act by Written Consent – Proposal 5
96 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Board of Directors’ Statement in Opposition to Proposal 5 — Shareholder Right to Act by Written Consent
Our Board is committed to robust corporate governance and believes in maintaining policies and practices that serve the interests of all shareholders. The Board understands that corporate governance is not static and continually monitors trends and developments in corporate governance and compares and evaluates them against our current practices. We regularly seek and receive input from shareholders on our practices and policies, and the Board’s Corporate Governance Committee considers this input when reviewing shareholder proposals to change Cigna’s practices or policies. The Board believes that Cigna’s existing shareholder rights offer a more transparent and equitable mechanism for shareholders to raise matters for consideration than the proposal and that implementation of this proposal is unnecessary and not in the best interests of our shareholders. In addition, we do not believe that certain assertions in the shareholder proposal about the Company or its directors are correct. We have not attempted to refute these inaccuracies.
In 2019, our Board recommended voting against a similar proposal seeking the right for shareholders to act by written consent (the 2019 proposal) for the following key reasons:
•	the written consent process lacks the important protections and advantages that shareholder meetings offer;
•	the written consent process does not promote transparent decision-making and could disenfranchise shareholders; and
•
Cigna’s strong corporate governance practices demonstrate our Board’s responsiveness, provide shareholders with means to express their views in between annual meetings and ensure Board accountability. The Board’s responsiveness is most recently evidenced by its February 2020 adoption of the right of shareholders to call a special meeting – directly in response to the 2019 proposal, as described below.

At the 2019 annual meeting, the 2019 proposal received support from a majority of votes cast at the meeting. Following the 2019 annual meeting, management, at the request of the Corporate Governance Committee, undertook a robust shareholder outreach campaign, including feedback from holders of approximately 55% of the outstanding common stock, including 18 of Cigna’s 25 largest shareholders. During the course of this engagement, Cigna’s management heard a few key perspectives from shareholders:
•	Holders of 18.7% of outstanding common stock stated that they voted in favor of the 2019 proposal because Cigna did not then have a shareholder right to call special meetings.
•
Holders of the vast majority of shares who provided feedback preferred a right for shareholders to call a special meeting over the right for shareholders to act by written consent. Many shareholders expressing this preference indicated that the former approach was desirable because it allows shareholders to act in between annual meetings, but also better facilitates participation of all shareholders to discuss the topic under consideration through an orderly and transparent process.

•	Many of these shareholders further noted that they better understood the special meeting process, which is perceived by shareholders as simpler than the written consent process.
•
Importantly, holders of approximately 43% of the outstanding common stock stated that they would prefer that Cigna adopt a shareholder right to call a special meeting instead of adopting a right for shareholders to act by written consent, compared to holders of less than 0.5% of the outstanding common stock indicating a preference for adoption of the shareholder right to act by written consent.

•	Holders of only 5.5% of the outstanding common stock expressed the preference that Cigna adopt both rights.
Shareholder feedback also indicated that holders of a majority of outstanding shares considered the amendment to Cigna’s By-Laws to provide shareholders with the right to call a special meeting as responsive to the support of Cigna’s shareholders for the 2019 proposal. Indeed, this view was reaffirmed at the 2020 annual meeting, where Cigna’s director nominees received overwhelming shareholder support and a proposal seeking to change the shareholder right to call a special meeting failed.
Following the receipt of this proposal, the Board revisited its review and analysis of the 2019 proposal and considered whether there have been any material changes to the factors that the Board considered when reviewing the 2019 proposal. After thorough consideration, our Board continues to believe that the adoption of a shareholder right to act by written consent would not be in the best interests of Cigna and our shareholders.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 97

SHAREHOLDER PROPOSALS

Our Board remains concerned about the disruptive effects of a shareholder written consent right. Our Board continues to consider the right for shareholders to call a special meeting as a better alternative – which also gives shareholders the right to act in between annual meetings – than the right for shareholders to act by written consent, and it is consistent with our shareholder preferences and market practice. Indeed, according to data collected by FactSet as of February 15, 2021, approximately 68.7% of the S&P500 companies either do not provide shareholders the right to act by written consent or will only allow action by unanimous written consent. In contrast, about 66.4% of S&P500 companies afford shareholders the right to call a special meeting, usually subject to an ownership threshold.
Shareholder meetings offer important protections and advantages that are absent from the written consent process under this proposal and the Board does not believe adoption of a shareholder written consent right would be in the best interest of shareholders.
The Board strongly believes that Cigna’s shareholders are best served when important matters requiring a shareholder vote are the subject of shareholder meetings, which provide shareholders with important protections and procedural safeguards. We also believe that shareholders should have an opportunity for fair discussion and to exchange views with the Board before shareholder action is taken. Shareholder action by written consent, where there is no open meeting, opportunity for discussion or debate, can result in secretive and unsound decision-making by permitting holders of a simple majority of shares to act alone, outside of the open and transparent forum of a shareholders’ meeting. In contrast, all Cigna shareholders have the opportunity to participate in shareholder meetings. These shareholder meetings offer important protections and advantages that are absent from the written consent process:
•
The meeting and the shareholder vote take place in a transparent manner on a specified date that is publicly announced well in advance, giving all shareholders a chance to express their views and cast their votes.

•	The meeting provides shareholders with a forum for open discussion and consideration of the proposed shareholder action.
•
Accurate and complete information about the proposed action is widely distributed in the proxy statement before the meeting, which must contain information about the proposed action as specified by the SEC and promotes well-informed consideration on the merits of the proposed action.

•
All communications with respect to the proposed shareholder action are governed by SEC rules that require fair disclosure to all shareholders through amendments to a proxy statement and/or public releases of all solicitation material.

•	The Board is able to analyze and provide a recommendation to shareholders with respect to actions proposed to be taken at a shareholder meeting.
In contrast, shareholder action by written consent could impede Cigna’s and our shareholders’ ability to thoroughly consider significant corporate actions and possible alternatives, through a process that is generally less transparent than the special meeting process. The written consent process also has the potential to create confusion because multiple groups of shareholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, including relating to the ordinary business of the Company, some of which may be duplicative or conflicting. Addressing such actions could impose significant administrative and financial burdens on the Company with no corresponding benefit to shareholders. The Board continues to believe that these possible outcomes are contrary to principles of shareholder democracy, fair and accurate disclosure, and good corporate governance.
Our strong corporate governance practices demonstrate responsiveness, provide shareholders with means to express their views, and ensure Board accountability.
Cigna has meaningful shareholder rights in place, including the ability for shareholders to call a special meeting, propose actions for consideration at annual shareholder meetings and nominate directors through proxy access, in accordance with our By-Laws.
The Board believes that these and other corporate governance practices and policies (for example, our majority voting standard in uncontested director elections and our shareholders’ ability to amend Cigna’s governing documents by a majority vote of the outstanding common stock) enable shareholders to act in support of their interests while avoiding the risks associated with shareholder action by written consent. Additionally, Cigna regularly engages with, and solicits the feedback of, its shareholders and is proud of its track record of implementing governance provisions that are particularly significant to shareholders. The Board will continue to evaluate governance standards and practices and will consider whether additional changes should be made to the Company’s current policies and practices.
98 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Summary
Cigna’s existing shareholder rights offer a more transparent and equitable mechanism for shareholders to raise matters for consideration, including in between annual meetings. Based on a careful review of this proposal, our shareholders’ expressed preferences, Cigna’s current governance practices and corporate governance trends, the Board believes implementation of this proposal is unnecessary and contrary to the best interests of shareholders.
Accordingly, our Board unanimously recommends a vote AGAINST this proposal.

The Board of Directors unanimously recommends
that shareholders vote AGAINST Proposal 5 –
Shareholder Right to Act by Written Consent.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 99

SHAREHOLDER PROPOSALS

Shareholder Proposal — Gender Pay Gap Report (Proposal 6)
Cigna 2021 – Gender Pay Gap Report

Whereas: The 2017 U.S. Census data on median earnings for full-time, year-round workers found that women made 80 percent of that of their male counterparts. The gap for African America and Latina women is 60 percent and 55 percent. At the current rate, women will not reach pay parity until 2059.

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests more gender diverse leadership leads to superior stock price performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Assessing if a company has a gender pay gap requires analyzing both equal pay and equal opportunity. This is most commonly done using adjusted and unadjusted (median) pay data. Median pay data is the key metric used by the Organization for Economic Cooperation and Development and the U.S. Department of Labor, among others.

A 2019 shareholder proposal asking Cigna for a Report on Gender Pay Gap received a 35.6 percent vote. Since then, Cigna has committed to “fairness in pay and opportunity for all of our employees, regardless of gender, race or ethnicity,” and that it will “conduct annual pay equity reviews”[1] and it stated that “Cigna’s pay data indicates no material differences related to gender or race.”[2]

Yet, Cigna has not released any information that explains if this is adjusted or unadjusted pay data, identifies trends, or would allow investors and employees to determine the effectiveness of these policies.

This is in stark contrast to Cigna’s United Kingdom (UK) operations. Since 2018 the UK has mandated disclosure of both adjusted and unadjusted (median) gender pay data, demonstrating that the publication of such data is feasible and informative. Cigna UK provides an annual gender pay report that reports mean and median gender pay gap and bonus gap, pay quartiles, what the company does well, and areas for improvement. In 2019 Cigna UK reported a 25.1 percent mean and 22.5 percent median gender pay gap, and a 34.2 percent mean and 15.3 percent median bonus pay gap.[3] These figures allowed stakeholders to identify an increase in the mean and median pay gap and a decrease in the mean and median bonus gap from 2018.

Investors seek similar quantitative, comparable data to understand the effectiveness of Cigna U.S. pay gap policies.

Leading large-cap companies across industry sectors including Apple, Starbucks and Bank of New York Mellon, among others, have publicly committed to pay equity and published the results of gender pay assessments.

Resolved: Shareholders request that Cigna publish annually, quantitative data assessing Cigna’s gender pay gap, at reasonable expense and excluding proprietary information. A report adequate for investors to assess company strategy and performance, including relative opportunities for women to attain higher paying positions in the company, would include the percentage mean and median pay gap between all male and female employees, across race and ethnicity where appropriate, and would include base, bonus and equity compensation.

[1]	https://jobs.cigna.com/payequity November 11, 2020
[2]	https://www.cigna.com/static/www-cigna-com/docs/about-us/investor-relations/2020-proxy.pdf
[3]	https://www.cigna.co.uk/assets/docs/news-room/2019-cigna-uk-gender-pay-report.pdf
100 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Board of Directors’ Statement in Opposition to Proposal 6 — Gender Pay Gap Report
We are committed to compensating our employees competitively and equitably, regardless of gender. Our continued success depends on the collective strengths of our employees and we are dedicated to attracting, retaining and rewarding the performance of our diverse workforce to best meet the needs of our clients and customers. We proactively monitor our compensation programs for potential disparities, including by conducting a regular annual review of pay equity. While that review is a key component of our commitment, it is only one of many initiatives Cigna has undertaken to ensure all employees are paid equitably and to develop and support a diverse and inclusive workforce.
Our Pay Equity Commitment Statement, which can be found at https://jobs.cigna.com/payequity, emphasizes our commitment to fairness in pay and opportunity for all of our employees, regardless of gender, race or ethnicity, as well as the steps we take in support of that commitment. These steps are described in greater detail below. As described in the Pay Equity Commitment Statement, we have committed to the United Nations Women’s Empowerment Principles and joined the Paradigm for Parity coalition. As a member of Paradigm for Parity, we have committed to take steps to reduce unconscious bias in the workplace, increase the number of women in senior roles, and hold ourselves accountable with regular progress reports. The People Resources Committee has oversight of our equitable pay and diversity, equity and inclusion practices.
The Board has carefully considered the shareholder proposal in light of the voting result on a similar proposal at the 2019 and 2020 annual meetings, the fact that shareholders expressed relatively little concern about Cigna’s pay practices in our engagements with them, Cigna’s current disclosures, and general market practice. Given the Company’s strong programs, practices and disclosure, the Board believes that the adoption of this proposal is unnecessary as its implementation would not enhance Cigna’s already established commitment to pay equity and diversity, equity and inclusion. For the reasons set forth below, our Board unanimously recommends a vote AGAINST this proposal.
Cigna’s pay data indicates no material differences related to gender or race or ethnicity.
We proactively monitor our compensation programs for potential disparities, including by conducting a regular annual review of pay equity. Outside counsel directs the annual review process and analysis, which considers multiple factors as determinants of compensation. Following our evaluation of results, we take action as warranted and diligently address disparities that may not be explained by objective factors. The People Resources Committee reviews our progress.
Our most recent pay equity analysis, conducted in 2020, showed that in the United States, female employees at Cigna earn 99.9 cents for every dollar earned by similarly situated male employees, and employees from underrepresented groups (which includes Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, and employees who identified as two races or more) earn 99.7 cents for every dollar earned by similarly situated white employees.
Beyond analyzing pay equity data, Cigna has implemented many programs and practices to prevent gender pay differences and foster diversity, equity and inclusion.
While we believe our review of pay equity data is critical, it does not fully reflect the extent of Cigna’s commitment to equitable pay, diversity, equity and inclusion. Cigna has developed recruiting, training, and compensation programs to prevent gender pay differences, to increase representation of women in leadership roles, and to foster diversity, equity and inclusion across its workforce. As examples of our efforts to be an employer of choice for diverse talent,
•	We recruit diverse candidates at all stages of their careers through a variety of venues and programs, including at national conferences for various diversity organizations.
•	We have eliminated inquiries regarding applicants’ compensation history from the hiring process, and rely heavily on market and benchmarking data in setting our compensation structure.
•
In 2018, we launched an “unconscious bias” training program designed to ensure that decisions around hiring and promotions are focused on abilities and qualifications. In 2020, we required unconscious bias training of all employees.

•
Our Diversity, Equity and Inclusion team has developed business-area specific unconscious bias training for audiences throughout the enterprise. The courses have been designed to develop competencies for working in a multi-cultural, multi-generational environment. Through these facilitated sessions, unconscious bias, team building, and specific challenges to relevant business areas and local markets are addressed.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 101

SHAREHOLDER PROPOSALS

•
We sponsor 11 enterprise resource groups (ERGs), which empower employees to recognize the talents and distinct cultural attributes and needs of diverse communities within our company. The Women’s ERG is Cigna’s largest and works to ensure that female employees' voices and contributions are heard, understood, and positioned effectively among our many stakeholders. As an example of this work, the Women’s ERG coordinates Lean In Circles to provide peer support through guided education and peer mentoring to empower, educate, and support women in their career development at Cigna.

•
We offer employees multiple ways to raise concerns, including with respect to pay disparities, such as through the Ethics Helpline and dispute resolution programs designed to enable employees to discreetly raise employment-related matters.

In particular, Cigna consistently seeks opportunities to increase the representation of women and racially and ethnically diverse individuals, particularly in middle and senior management roles.
•
Since 2014, Cigna has offered a gender and leadership program for our high-potential female leaders and their managers that emphasizes the importance of personal brand, awareness of unconscious bias, and techniques to stimulate career progression and acceleration.

•
In 2018, we launched an inclusive leadership program designed to cultivate a more diverse leadership pipeline. This training program, provided to employees and their managers, develops strategies to empower our leaders to better support underrepresented talent in our organization and prepare them to thrive in leadership roles.

We provide additional information about our diversity, equity and inclusion efforts, Cigna’s 11 ERGs, as well as our workforce demographics, in our annual corporate responsibility report, Cigna Connects, available at www.cigna.com/about-us/corporate-responsibility/report/.
Cigna is transparent regarding the diversity of our workforce and our goals to increase representation of women within our leadership.
Beginning in 2018, we have publicly disclosed the diversity of our workforce in our annual corporate responsibility report, using data from our Employee Information Report (EEO-1) filed with the U.S. Equal Employment Opportunity Commission as a framework for the disclosure. We recognize that beyond equitable pay, the hiring and promotion of women and racially and ethnically diverse employees into leadership positions is an important component of our commitment to diversity, equity and inclusion. To that end, in 2020, we set a goal to reach gender parity in our leadership pipeline by increasing the number of women at our director and senior director levels to 50% by 2024, thereby increasing the number of women available to succeed to executive positions. These roles comprise about 5% of our employee population. Fewer than 550 of our employees, less than 1% of our total employee population, are in more senior roles. To help us achieve this goal, Cigna has:
•	Expanded requirements for use of diverse candidate slates for manager level positions and above;
•	Expanded use of leadership development, mentoring and coaching programs; and
•	Continued our sponsorship of and participation in programs designed to build relationships with diverse talent at the university level.
Throughout 2020, we have meaningfully increased the number of women at director and senior director levels, and we remain on track to achieve our gender parity goal by 2024. Also in 2020, the representation of women at levels above senior directors increased, including through the addition of Kristen Lauria and Noelle Eder to our enterprise leadership team as discussed in the proxy statement summary.
Cigna strives to be a leader among companies in its championship of equitable pay and diversity, equity and inclusion.
In support of our commitment to fairness in pay and opportunity for all of our employees, regardless of gender, race or ethnicity, in February 2020, Cigna became the first company in our industry to commit to the United Nations Women Empowerment Principles, which are designed to empower women in the workplace, the marketplace and the community. Cigna has joined the Paradigm for Parity coalition, further evidencing our commitment to gender parity in corporate leadership.
Cigna is also a signatory to the CEO Action for Diversity and Inclusion pledge and is active in the CEO Action for Diversity and Inclusion alliance, which is the largest CEO-led alliance to champion the business community to advance diversity and inclusion within the workplace.
102 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

As a result of our efforts to cultivate a diverse and inclusive workforce, Cigna has been awarded multiple recognitions, including:
•	Number 42 on DiversityInc’s Top 50 Diverse Companies list – 2020
•	100% on the Human Rights Campaign Foundation’s Corporate Equality Index – Best Place to Work for LGBTQ Equality nine years in a row (2021)
•	100% on the Disability Equality Index – 6 years in a row (2020)
•	Professional Women’s Magazine – Best of the Best 2020
•	Black EOE Journal – Best of the Best 2020
•	Hispanic Network Magazine – Best of the Best 2020
•	Military Friendly Employer – 2021
•	Leading Disability Employer by National Organization on Disability – 2020
•	Number #7 on Corporate Religious Equity, Diversity & Inclusion (REDI) Index – 2021
Summary
The Board believes that the adoption of this proposal is unnecessary as it would not enhance Cigna’s already established commitment to pay equity and diversity, equity and inclusion. As described above and on page 29, we are committed to pay equity and have robust programs and practices supporting our ongoing commitment. Our current disclosure, which we believe compares favorably to our peers, already provides robust information regarding our pay equity practices, including the results of our annual review, as well as the diversity of our U.S. workforce, and our efforts to hire and promote women and racially and ethnically diverse employees into leadership positions. Accordingly, our Board unanimously recommends that shareholders vote AGAINST this proposal.

The Board of Directors
unanimously recommends
that shareholders vote
AGAINST Proposal 6 – Gender
Pay Gap Report.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 103

SHAREHOLDER PROPOSALS

Shareholder Proposal — Board Ideology Disclosure Policy (Proposal 7)
True Diversity Board Policy

Resolved, that the shareholders of the Cigna Corporation (the “Company”) request the Board adopt a policy to disclose to shareholders the following:
  1.  A description of the specific minimum qualifications that the Board’s nominating committee believes must be met by a nominee to be on the board of directors; and

  2.  Each nominee’s skills, ideological perspectives, and experience presented in a chart or matrix form.

The disclosure shall be presented to the shareholders through the annual proxy statement and the Company’s website within six (6) months of the date of the annual meeting and updated on an annual basis.

Supporting Statement

We believe that boards that incorporate diverse perspectives can think more critically and oversee corporate managers more effectively. By providing a meaningful disclosure about potential Board members, shareholders will be better able to judge how well-suited individual board nominees are for the Company and whether their listed skills, experience and attributes are appropriate in light of the Company’s overall business strategy.

The Company’s compliance with Item 407(c)(2)(v) of SEC Regulation S-K requires it to identify the minimum skills, experience, and attributes that all board candidates are expected to possess.

Ideological diversity contemplates differences in political/policy beliefs.

True diversity comes from diversity of thought. There is ample evidence that the many companies operate in ideological hegemony that eschews conservative people, thoughts, and values. This ideological echo chamber can result in groupthink that is the antithesis of diversity. This can be a major risk factor for shareholders.

We believe a diverse board is a good indicator of sound corporate governance and a well-functioning board. Diversity in board composition is best achieved through highly qualified candidates with a wide range of skills, experience, beliefs, and board independence from management.

We are requesting comprehensive disclosures about board composition and what qualifications the Company seeks for its Board, therefore we urge shareholders to vote FOR this proposal.

104 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Board of Directors’ Statement in Opposition to Proposal 7 — Board Ideology Disclosure Policy
Cigna takes an expansive view of diversity across the organization and remains committed to diversity at the Board level. When we talk about diversity, we mean it in all dimensions, including diversity of opinion and life experience. Our Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates that possess skills and qualifications that are complementary to the existing Board members’ skills and will support Cigna’s short- and long-term strategies.
Our Corporate Governance Guidelines require that director nominees contribute to the overall diversity of the Board, including diversity of age, gender, and race and ethnicity as well as a range of tenure to ensure continuity and fresh perspectives. Further, our Board requires the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which to select director candidates. The “Election of Directors” section of this proxy statement describes the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors and the process for director nominations and elections; discusses recent board composition developments; details our commitment to diversity; and presents the biographies, skills, and qualifications of the director nominees.
As described in the “Corporate Governance Policies and Practices – Board Evaluations and Board Effectiveness” section of this proxy statement, our Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board. On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process. These practices facilitate open dialogue and fresh perspectives.
As part of the Board’s ongoing refreshment work, the Board appointed Ms. Kimberly A. Ross as a director effective June 1, 2020, and Mr. George Kurian as a director effective March 1, 2021.
We believe that our Board is a well-rounded, highly qualified, diverse group of leaders in various fields, and the high caliber of our Board members is a reflection of Cigna’s rigorous process for evaluation and recommendation of director nominees to our Board. Our nomination processes ensure that our Board members represent a diverse mix of viewpoints and experience. The skills, qualities, attributes, and experience that the Board evaluates when considering a potential nominee do not include “ideological perspectives” because our Board does not believe that to be relevant to the Board’s oversight role or the nominee’s ability to serve as an effective director.
Given the diversity of our Board members, Cigna’s continued commitment to diversity, equity and inclusion, and our existing disclosures with respect to our Board selection criteria, our Board believes that this proposal is unnecessary. Our Board does not believe that implementing this proposal would be relevant to either the Board’s process for identifying director candidates or be useful to shareholders in assessing the diversity of backgrounds, experiences, and attributes that should be, and are, represented on the Board.
Accordingly, our Board unanimously recommends a vote AGAINST this proposal.

The Board of Directors
unanimously recommends
that shareholders vote
AGAINST Proposal 7 – Board
Ideology Disclosure Policy.

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement 105

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Directors, Nominees and Executive Officers
The following table provides information as of January 29, 2021 about the amount of Cigna common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table, and the amount of Cigna common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 29, 2021 or that may become exercisable within 60 days.
NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Directors and Nominees
William J. DeLaney	22,917	*
Eric J. Foss	32,136	*
Elder Granger, M.D.(2)	9,289	*
Isaiah Harris, Jr.(2)	18,950	*
George Kurian(2)	–	*
Kathleen M. Mazzarella	2,331	*
Mark B. McClellan, M.D.	2,331	*
John M. Partridge	28,530	*
William L. Roper, M.D.(2)	18,054	*
Kimberly A. Ross	734	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	13,500	*
Named Executive Officers
David M. Cordani	1,392,317	*
Eric P. Palmer	95,970	*
Nicole S. Jones	137,499	*
Matthew G. Manders	214,065	*
Timothy C. Wentworth	448,676	*
All Directors, Nominees and Executive Officers as a group including those named above (25 Persons)	2,822,985	0.8%
*	Less than 1% of the outstanding common stock.
None of the shares reported are pledged as security.
(1)	Includes, in addition to wholly owned shares held on January 29, 2021:
•	13,500 vested restricted stock units that settle in common stock upon separation of service held by each of Mr. Harris and Ms. Zarcone;
•
shares acquirable within 60 days of January 29, 2021 by exercising stock options in the amount of 2,691 for Mr. DeLaney; 8,767 for General Granger; 12,985 for Dr. Roper; 877,730 for Mr. Cordani; 63,443 for Mr. Palmer; 99,971 for Ms. Jones; 168,286 for Mr. Manders; 356,919 for Mr. Wentworth; and an aggregate of 235,974 for other executive officers;

•	holdings in the Cigna stock fund of Cigna’s 401(k) Plan in the amount of 1,640 for Mr. Cordani; 271 for Mr. Palmer; 1,313 for Ms. Jones; and an aggregate of 12,064 for other executive officers; and
•
shares paid upon the vesting of the 2018–2020 SPS program in the amount of 30,403 for Mr. Cordani; 5,701 for Mr. Palmer; 4,710 for Ms. Jones; 5,357 for Mr. Manders; 15,670 for Mr. Wentworth; and an aggregate of 18,494 for other executive officers.

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OWNERSHIP OF CIGNA COMMON STOCK

(2)
The table below details, as of January 29, 2021, certain other securities, the value of which is directly tied to the value of Cigna stock as described in “Non-Employee Director Compensation – Director Ownership.” Under SEC rules, shares underlying deferred common stock, restricted stock units and hypothetical shares of common stock are not considered beneficially owned and are therefore not included in the table.

NAME	DEFERRED COMMON STOCK	RESTRICTED STOCK UNITS	HYPOTHETICAL SHARES OF COMMON STOCK
Elder Granger, M.D.	2331	–	–
Isaiah Harris, Jr.	–	–	23,270
William L. Roper, M.D.	–	3,300	–
Eric C. Wiseman	15,180	–	5,491
Donna F. Zarcone	11,293	–	2,799
Additional Information about Stock Held by Directors, Nominees and Executive Officers
Directors, nominees and executive officers as a group beneficially own approximately 0.8% of the outstanding common stock, based on 351,845,606 shares of common stock outstanding on January 29, 2021.
On January 29, 2021, the Cigna stock fund of Cigna’s 401(k) plan held a total of 3,911,163 shares, or approximately 1.1% of the outstanding common stock on that date. Cigna’s Retirement Plan Committee determines how the shares held in the Cigna stock fund will be voted only to the extent the individual participants do not give voting instructions.
The directors, nominees and executive officers control the voting and investment of all shares of common stock they own beneficially.
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Stock Held by Certain Beneficial Owners
The following table and notes provide information about beneficial owners of more than five percent of Cigna’s common stock. The percent of class reported in the table below is based on 351,845,606 shares of Cigna common stock outstanding as of January 29, 2021.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	29,878,553(1)	8.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	27,968,034(2)	7.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	27,805,668(3)	7.9%
FMR, LLC 245 Summer Street Boston, Massachusetts 02210	19,533,333(4)	5.6%
(1)
Based on information as of December 31, 2020 contained in an amended Schedule 13G filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 11,600,039 shares and sole dispositive power with respect to 29,878,553 shares.

(2)
Based on information as of December 31, 2020 contained in an amended Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 24,295,918 shares and sole dispositive power with respect to 27,968,034 shares.

(3)
Based on information as of December 31, 2020 contained in an amended Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has shared voting power with respect to 596,386 shares; sole dispositive power with respect to 26,221,804 shares; and shared dispositive power with respect to 1,583,864 shares.

(4)
Based on information as of December 31, 2020 contained in a Schedule 13G filed with the SEC on February 8, 2021 by FMR, LLC. The Schedule 13G indicates that FMR, LLC has sole voting power with respect to 1,332,974 shares and sole dispositive power with respect to 19,533,333 shares.

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Questions and Answers About the Proxy Materials
Why did I receive proxy materials? What is included in the proxy materials?
Cigna’s Board of Directors is soliciting your proxy to vote at the 2021 Annual Meeting of Shareholders. You received proxy materials because you owned shares of Cigna common stock at the close of business on March 8, 2021, the record date, and that entitles you to vote at the Annual Meeting.
Proxy materials include the notice of annual meeting of shareholders, this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2020. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The Proxy Statement describes the matters on which the Board of Directors would like you to vote, and provides information about Cigna that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.
Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?
Cigna has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March 19, 2021, we mailed to shareholders a notice of the internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.
You may request to receive printed proxy materials by following the instructions contained in the notice of internet availability. You also may contact Cigna Shareholder Services. Written requests should be directed to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.
How can I get electronic access to the proxy materials?
The proxy materials are available for viewing at www.proxyvote.com. The notice of internet availability of proxy materials also provides instructions on how to:
•	view our proxy materials on the internet;
•	vote your shares after you have viewed the proxy materials; and
•	select a future delivery preference of paper or electronic copies of the proxy materials.
For shareholders who received a printed copy of our materials, you may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.
If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.
We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.
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ANNUAL MEETING INFORMATION

Questions and Answers About the Annual Meeting and Voting
What am I voting on at the Annual Meeting?
MANAGEMENT PROPOSAL	ITEM	BOARD RECOMMENDATION	MORE INFORMATION
1	Election of the twelve director nominees named in this Proxy Statement	Vote FOR each of the nominees	Page 10
2	Advisory approval of executive compensation	Vote FOR	Page 36
3	Approval of the Amended and Restated Cigna Long-Term Incentive Plan	Vote FOR	Page 82
4	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021	Vote FOR	Page 92
SHAREHOLDER PROPOSAL	ITEM	BOARD RECOMMENDATION	MORE INFORMATION
5	Shareholder right to act by written consent	Vote AGAINST	Page 96
6	Gender pay gap report	Vote AGAINST	Page 100
7	Board ideology disclosure policy	Vote AGAINST	Page 104
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.
How many votes can be cast by all shareholders?
Each share of Cigna common stock is entitled to one vote on each of the twelve directors nominees named in this Proxy Statement and one vote on each of the other matters properly presented at the Annual Meeting. We had 347,381,897 shares of common stock outstanding and entitled to vote as of the close of business on March 8, 2021.
How many votes must be present to hold the Annual Meeting?
At least two-fifths of the issued and outstanding shares entitled to vote, or 138,952,759 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.
How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 4 is a routine matter.
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MANAGEMENT PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of the twelve director nominees named in this Proxy Statement	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
3	Approval of the Amended and Restated Cigna Long-Term Incentive Plan	Majority of votes cast	Counted “against”	Not voted/No effect
4	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion

SHAREHOLDER PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
5	Shareholder right to act by written consent	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
6	Gender pay gap report	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
7	Board ideology disclosure policy	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, 3 and 4 and “against” Proposals 5, 6 and 7. Shares held by the Cigna stock fund of the Cigna 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by Cigna’s Retirement Plan Committee.
How do I vote if I own shares as a record holder?
If your name is registered on Cigna’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare prior to October 2014 from restricted stock that has vested, shares acquired through an option exercise and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.
Over the internet. Vote at www.proxyvote.com in advance of the meeting. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 27, 2021. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 27, 2021.
Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:00 a.m. Eastern Time on Wednesday, April 28, 2021.
At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2021 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.
Please note that you cannot vote using the notice of internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.
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How do I vote if my Cigna shares are held by a bank, broker or custodian (including a Fidelity brokerage account)?
If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for the ratification of the appointment of our independent auditors (Proposal 4). To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.
To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2021 and enter the 16-digit control number included on your voting instruction form. If you have questions about your control number, please contact your bank, broker or other custodian.
How do I vote if my Cigna shares are held by Fidelity in an employee stock account?
Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.
How do I vote shares held in the Cigna stock fund of the Cigna 401(k) Plan?
If you have money invested in the Cigna stock fund of the Cigna 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 22, 2021. You may vote over the internet, by telephone or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received timely. If you do not send instructions by the April 22, 2021 deadline, you do not vote or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by Cigna’s Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.
Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 22, 2021, your vote will be counted for any shares held in your employee stock account at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials if your shares are registered differently or are in more than one account. Please provide voting instructions for all of the notices and proxy and voting instruction cards you receive.
Can I change my vote?
Yes. If you are a record holder, you may:
•	Enter new instructions by telephone or internet voting before 11:59 p.m. Eastern Time on Tuesday, April 27, 2021;
•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:00 a.m. Eastern Time on Wednesday, April 28, 2021;
•
Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:00 a.m. Eastern Time on Wednesday, April 28, 2021; or

•	Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
If you hold your shares in street name, you may:
•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or
•	Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
Written notices of revocation and other communications about revoking Cigna proxies should be addressed to the Office of the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.
Who will count the votes? Is my vote confidential?
Broadridge Financial Services will serve as the Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.
All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.
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Can I attend the Annual Meeting? How can I participate in the meeting online?
The Annual Meeting will be held in a virtual format only. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 8, 2021, or hold a valid proxy for the meeting. Shareholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as shareholders, you will be able to listen, submit your questions and vote your shares online regardless of location.
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2021 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card. Online access to the meeting will open approximately 15 minutes prior to the start of the Annual Meeting.
A question and answer session will be available to shareholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CI2021.
The Company will provide rules of conduct which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your notice of internet availability of proxy materials, your proxy card or your voting instruction form that accompanied your proxy materials. The rules of conduct will be strictly adhered to during the Annual Meeting.
If you have any questions about proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.
No recording of the Annual Meeting is allowed, including audio and video recording.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
No recording of the Annual Meeting is allowed, including audio and video recording.
Who pays for the proxy solicitation and how will Cigna solicit votes?
Cigna pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Innisfree M&A Incorporated to assist in soliciting proxies. Cigna will pay Innisfree M&A Incorporated a fee of approximately $20,000 plus reasonable out-of-pocket expenses.
Where can I find the voting results of the Annual Meeting?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.
How can I communicate with the Board of Directors?
Shareholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by submitting an e-mail to DirectorAccessMailbox@cigna.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation, including the name and other pertinent information for the nominee to the Office of the Corporate Secretary. Written correspondence may be sent to the Office of the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
The Office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam, and other such items not related to a director’s duties and responsibilities. Communications addressed to individual directors at the director address will be submitted to such individual directors. Communications addressed to the Board may, at our discretion, be shared with members of our management. Concerns related to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.
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How does a shareholder submit a proposal or nomination of a director candidate for the 2022 annual meeting?
Proposals
If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 19, 2021. Submitting a shareholder proposal does not guarantee that Cigna will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.
If you want to present your proposal at the 2021 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than December 29, 2021 and no later than the close of business on January 28, 2022, and it must satisfy the requirements set forth in Article II, Section 12 of Cigna’s By-Laws. If, however, the 2021 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Director Nominations
The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2021 annual meeting of shareholders pursuant to the proxy access provisions in Article II, Section 13 of our By-Laws, we must receive proper written notice of any such nomination no earlier than October 20, 2021 and no later than the close of business on November 19, 2021, and the nomination must otherwise comply with our By-Laws. If, however, the 2022 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
If you would like to otherwise nominate a candidate for director at the 2022 annual meeting, the Corporate Secretary must receive your notice no earlier than the close of business on December 29, 2021 and no later than the close of business on January 28, 2022, and it must satisfy the requirements set forth in Article II, Section 11 of
Cigna’s By-Laws. If, however, the 2022 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
Can shareholders call a special meeting?
Holders of at least a 25% net long ownership interest in Cigna’s outstanding common stock can request the Company to call a special meeting. To qualify for the right to request a special meeting, the required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request. The right to call a special meeting is subject to specified information, timing and other requirements set forth in our By-Laws that are intended to ensure that shareholders receive adequate information in connection with a special meeting and avoid the unnecessary use of resources that would result from holding multiple shareholder meetings in a short time period.
How do I obtain copies of Cigna’s corporate governance and other company documents?
The Guidelines, committee charters and Cigna’s Code of Ethics and the Director Code of Business Conduct and Ethics are posted at www.cigna.com/about-us/company-profile/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.
The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.sec.gov.
If you are a shareholder and did not receive an individual copy of this year’s Proxy Statement, annual report or notice of internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.
What is householding and how does it affect me?
If you and other residents at your mailing address own shares of Cigna stock in “street name,” your broker or bank may have notified you that your household will receive only one proxy statement and annual report or notice of internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This
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practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and Cigna because it reduces the volume of duplicate information received at your household and helps Cigna reduce expenses and conserve natural resources.
If you would like to receive your own set of Cigna’s proxy statement and annual report or your own notice of internet availability of proxy materials in the future, or if you share an address with another Cigna shareholder and together both of you would like to receive only a single set of Cigna’s proxy materials, please notify your broker or bank. If you are a record holder, please contact Broadridge Financial Services by mail at 51 Mercedes Way, Edgewood, New York, 11717, or by calling 1-866-540-7095.
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ANNEX A – NON-GAAP FINANCIAL INFORMATION

Adjusted Income from Operations
We use adjusted income from operations as our principal financial measure of operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenues, expenses and profitability. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.
Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets, and special items. For periods prior to 2020, Cigna also excludes earnings contributions from Anthem Inc. and Coventry Health Care, Inc. (the transitioning clients). We exclude these items from this measure because they are not indicative of past or future underlying performance of the business. Special items are described in our Annual Report for the year ended December 31, 2020. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.
CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS RECONCILIATION
(dollars in millions)
Year Ended December 31,	2020	2019
Shareholders' net income (loss)	$8,458	$5,104
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment (gains) losses	(244)	(190)
Amortization of acquired intangible assets	1,431	2,248
Adjustment for transitioning clients	—	(1,316)
Special Items	(2,850)	630
Adjusted income (loss) from operations	$6,795	$6,476
CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS PER SHARE RECONCILIATION
Year Ended December 31,	2020	2019
Shareholders' net income (loss)	$22.96	$13.44
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment (gains) losses	(0.66)	(0.50)
Amortization of acquired intangible assets	3.88	5.92
Adjustment for transitioning clients	—	(3.46)
Special Items	(7.73)	1.65
Adjusted income (loss) from operations	$18.45	$17.05
Adjusted Revenues
At the consolidated level, adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” We define adjusted revenues as total revenues excluding net realized investment results from equity method investments and special items. For periods prior to 2020, Cigna also excludes revenue contributions from transitioning pharmacy benefit management clients. Cigna excludes these items from this measure because they are not indicative of past or future underlying performance of the business.
TOTAL REVENUES RECONCILIATION
(dollars in millions)
Year Ended December 31,	2020	2019
Total revenues	$160,401	$153,566
Revenue contributions from transitioning clients	—	(13,347)
Net realized investment results from certain equity method investments	(130)	(44)
Special item related to contractual adjustment for a former client	(204)	—
Adjusted revenues	$160,067	$140,175
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Annex A-1

ANNEX B – GENERAL INDUSTRY PEER GROUP

Abbott Laboratories	NIKE, Inc.
AbbVie Inc.	Oracle Corporation
AFLAC Inc.	Pfizer Inc.
American Airlines Group Inc.	Progressive Corp.
American Express Company	Prudential Financial, Inc.
American International Group, Inc.	Southwest Airlines Co.
Amgen Inc.	Sprint Corporation
AT&T, Inc.	Starbucks Corporation
Bank of America Corporation	T-Mobile US, Inc.
Bristol-Myers Squibb Company	The Allstate Corporation
Chubb Limited	The Proctor & Gamble Company
Citigroup Inc.	The Travelers Companies, Inc.
Eli Lilly and Company	Thermo Fisher Scientific, Inc.
Gilead Sciences Inc.	U.S. Bancorp
HCA Healthcare, Inc.	United Airlines Holdings, Inc.
International Business Machines Corp.	United Parcel Service, Inc.
Merck & Co. Inc.	Verizon Communications Inc.
MetLife, Inc.	Wells Fargo & Company
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Annex B-1

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

CIGNA LONG-TERM INCENTIVE PLAN
(Amended and Restated Effective as of April 28, 2021)
ARTICLE 1
Statement of Purpose
The Cigna Long-Term Incentive Plan is intended to:
(a)
Reward the creation of long-term value for Cigna shareholders by providing key employees, non-employee directors, consultants, and other advisors of the Company with an opportunity to acquire an equity interest in Cigna Corporation, thereby increasing their personal interest in its continued success and progress, and aligning their interests with those of its shareholders;

(b)	Aid the Company in attracting and retaining employees, non-employee directors, consultants, and other advisors of exceptional ability;
(c)	Supplement and balance the Company's salary and incentive bonus programs in support of Cigna Corporation's long-term strategic plans and financial results; and
(d)
Encourage decisions and actions by Company executives, non-employee directors, consultants, and other advisors to deliver superior enterprise results, with appropriate consideration of risk, and that are consistent with the long-range interests of Cigna Corporation's shareholders.

This Plan is an amendment and restatement of the Plan as previously amended and restated effective April 28, 2010 and as further amended on April 27, 2011, April 24, 2013, April 26, 2017, and January 25, 2018. The amendments to the Plan contained herein shall become effective on the date the amended and restated Plan is approved by: (i) the Board, with respect to any amendments that do not require the prior approval of Cigna Corporation shareholders, and (ii) Cigna Corporation shareholders, with respect to any amendments that require the prior approval of Cigna Corporation shareholders.
ARTICLE 2
Definitions
Except as otherwise provided in the Plan or unless the context otherwise requires, the terms defined below shall have the following meanings under the Plan:
2.1 “Affiliate” — the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
2.2 “Beneficial Owner” and “Beneficially Owned” — the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
2.3 “Board” — the board of directors of Cigna Corporation or any duly authorized committee of that board.
2.4 “CEO” — the Chief Executive Officer of Cigna Corporation.
2.5 “Change of Control” — any of the following:
(a)
A corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d 3 promulgated under the Exchange Act of a number of preferred or common shares of Cigna Corporation having 30% or more of the combined voting power of Cigna Corporation’s then outstanding securities; provided, however, in determining whether a Change of Control has occurred, voting securities which are acquired by any of the following shall not constitute an acquisition which would cause a Change of Control: (i) by an employee benefit plan (or a trust forming a part thereof) maintained by Cigna Corporation or any Subsidiary, (ii) by Cigna Corporation or any Subsidiary, or (iii) by any Person in connection with a transaction described in (b)(i) immediately below; or

(b)	There is consummated a merger, consolidation or reorganization of Cigna Corporation or any direct or indirect Subsidiary of Cigna Corporation with any other corporation, other than:
(i)	a merger, consolidation or reorganization –
a.
immediately following which the individuals who constituted the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger, consolidation or reorganization or the ultimate parent thereof,

Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-1

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

b.
in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Cigna Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from Cigna Corporation or its Affiliates) representing 30% or more of the combined voting power of Cigna Corporation’s then outstanding securities, and

c.
where the shareholders of Cigna Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity surviving such merger, consolidation or reorganization or the ultimate parent thereof in substantially the same proportion as their ownership of the outstanding securities of Cigna Corporation immediately before such merger, consolidation or reorganization; or

(c)
A change occurs in the composition of the Board at any time during any consecutive 12-month period such that the Continuity Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence “Continuity Directors” means those members of the Board who either: (1) were directors at the beginning of such consecutive 12-month period; or (2) were elected by, or on nomination or recommendation of, at least a majority of the Board (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cigna Corporation); or

(d)
The shareholders of Cigna Corporation approve a plan of complete liquidation or dissolution of Cigna Corporation or there is consummated an agreement for the sale or disposition by Cigna Corporation of all or substantially all of Cigna Corporation’s assets, other than a sale or disposition by Cigna Corporation of all or substantially all of Cigna Corporation's assets immediately following which the individuals who constituted the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Cigna Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Cigna Corporation immediately following such transaction or series of transactions.
2.6 “Code” — the Internal Revenue Code of 1986, as amended.
2.7 “Committee” — the Board's People Resources Committee or any successor committee with responsibility for compensation; provided that, with respect to the grant of awards to or awards held by Non-Employee Directors, “Committee” shall mean the Board’s Corporate Governance Committee, or any successor committee for corporate governance.
2.8 “Common Stock” — the common stock, par value $0.25 per share, of Cigna Corporation.
2.9 “Company” — Cigna Corporation, a Delaware corporation, and/or its Subsidiaries.
2.10 “Deferred Compensation Plan” — a Company deferred compensation plan, or another arrangement of the Company which has been designated by the Committee as a “Deferred Compensation Plan” for purposes of this Plan.
2.11 “Disability” — permanent and total disability as defined in Code Section 22(e)(3).
2.12 “Dividend Equivalent Right” — a right granted under Article 9.
2.13 “Early Retirement” — a Termination of a Participant’s employment (other than a Termination for Cause), after appropriate notice to the Company, (a) on or after a Participant has reached age 55 (but not age 65) and attained at least five years of service (as determined under the elapsed time service counting rules applied by the Company to determine an employee’s total period of Company service using an adjusted service date), or (b) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board or the Committee.
2.14 “Eligible Individual” — all employees of the Company, Non-Employee Directors, and consultants or advisors of the Company are eligible to be granted awards under the Plan.
2.15 “Exchange Act” — the Securities Exchange Act of 1934, as amended.
2.16 “Expiration Date” — the last date, specified in an Option or SAR grant, on which an Option or SAR may be exercised.
Appendix A-2 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

2.17 “Fair Market Value” — the average of the highest and lowest quoted selling prices as reported on the New York Stock Exchange-composite tape (or any successor method of publishing stock prices) as of 4:00 p.m. Eastern time (or such other time as trading on the New York Stock Exchange may close) on the date as of which any determination of stock value is made. If the New York Stock Exchange-composite tape (or any successor publication) is not published on that date, the determination will be made on the next preceding date of publication. In the absence of reported Common Stock sales, the Committee will determine Fair Market Value by taking into account all facts and circumstances the Committee deems relevant, subject to the requirements of Code Section 409A.
2.18 “Incentive Stock Option” — an Option described by Code Section 422(b).
2.19 “Involuntary Termination” — a Termination, other than a Termination Upon a Change of Control, pursuant to which a Participant is eligible to receive severance benefits under the severance plan or arrangement of the Company, if any, that applies to the Participant as of the date of Termination. For avoidance of doubt, a Participant must satisfy all conditions to receive severance benefits under the applicable severance plan or arrangement (including, without limitation, the requirement to execute a release of claims in favor of the Company) in order for a Termination to qualify as an Involuntary Termination under this Section 2.19.
If a Participant is not covered by any severance plan or arrangement of the Company as of the date of Termination that provides for severance benefits for a Termination (that is not a Termination Upon a Change of Control), then “Involuntary Termination” means a Termination that is initiated by the Company or a successor other than a Termination for Cause or Termination Upon a Change of Control.
2.20 “Non-Employee Director” — a member of the Board who is not employed by the Company.
2.21 “Nonqualified Option” — an Option that is not an Incentive Stock Option.
2.22 “Option” — a right granted under Article 5 to purchase one or more shares of Common Stock.
2.23 “Other Stock-Based Awards” — a right granted under Article 12.
2.24 “Participant” — an Eligible Individual who has received an award under the Plan.
2.25 “Payment” — the compensation due a Participant, or Participant's estate, under Article 8 of the Plan on account of a grant of Restricted Stock Units or Article 11 of the Plan on account of a grant of Performance Shares or Units.
2.26 “Payment Date” — the date that a Qualifying Plan payment is made (or would have been made if not deferred under Section 10.3).
2.27 “Peer Group”— a group of companies, selected by the Committee, whose financial performance is compared to Cigna Corporation’s.
2.28 “Performance Measures” — the measures to be used to assess the Company’s performance with respect to Restricted Stock subject to performance conditions, Strategic Performance Units and Strategic Performance Shares. The measures shall be one or more of the following: earnings (total or per share); net income (total or per share); growth in net income (total or per share); income from selected businesses (total or per share); growth in net income or income from selected businesses (total or per share); pre-tax income or growth in pre-tax income; profit margins; revenues; revenue growth; premiums and fees; growth in premiums and fees; membership; membership growth; market share; change in market share; book value; total shareholder return; stock price; change in stock price; market capitalization; change in market capitalization; return on market value; shareholder equity (total or per share); return on equity; assets; return on assets; capital; return on capital; economic value added; market value added; cash flow; change in cash flow; expense ratios or other expense management measures; medical loss ratio; ratio of claims or loss costs to revenues; satisfaction – customer, provider, or employee; service quality; productivity ratios or other measures of operating efficiency; and accuracy of claim processing or other measures of operational effectiveness. The Committee may specify any reasonable definition of the measures it uses. Such definitions may provide for reasonable adjustments to the measures and may include or exclude items, including but not limited to: realized investment gains and losses; special items identified in the company’s reporting; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, or financing activities; expenses for restructuring or productivity initiatives; and other non-operating items.
2.29 “Performance Objectives” — the written objective performance goals applicable to performance conditions for Restricted Stock granted under Section 7.3 or Strategic Performance Shares or Strategic Performance Units granted under Section 11.1. Performance Objectives may be stated separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two. Performance Objectives may be for the Company as a whole, for one or more of its Subsidiaries, business units, lines of business or for any combination of the foregoing and
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-3

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

may be absolute or may require comparing the Company's financial performance to that of a Peer Group or of a specified index or indices, or be based on a combination of the foregoing. If Cigna Corporation is involved in a merger, acquisition or divestiture transaction (even if it does not constitute a Change of Control), the Committee may, in its sole discretion, adjust or modify completely the Performance Measures, and/or Performance Objectives if the transaction has any material effect on the Company’s ability to apply the Performance Measures, or meet the Performance Objectives, established at the time of grant.
2.30 “Performance Period” — the period, specified by the Committee, during which Performance Objectives applicable to Strategic Performance Shares or Strategic Performance Units are measured. No Performance Period shall be a period of less than one-year.
2.31 “Person” — the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) Cigna Corporation or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of Cigna Corporation or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of Cigna Corporation in substantially the same proportions as their ownership of stock of Cigna Corporation.
2.32 “Plan” — the Cigna Long-Term Incentive Plan.
2.33 “Prior Plan” — the Cigna Long-Term Incentive Plan as restated effective January 1, 2000 and as further amended and restated through April 28, 2010 and as further amended on April 27, 2011, April 24, 2013, April 26, 2017 and January 25, 2018, the Express Scripts, Inc. 2011 Long-Term Incentive Plan (as amended and restated effective April 2, 2012), the Express Scripts Holding Company 2016 Long-Term Incentive Plan, the Cigna Corporation Directors Equity Plan, and, unless otherwise provided under the terms of this Plan, the Cigna Corporation Stock Plan as adopted effective May 1, 1991, and as amended thereafter.
2.34 “Qualifying Plan” — any Company bonus plan, short-term or long-term incentive compensation plan, any other incentive compensation arrangement or any supplemental retirement benefit plan that is not tax qualified under the Code. Except with respect to payment of Performance Shares or Units in the form of Common Stock, this Plan shall not be a Qualifying Plan.
2.35 “Restatement Date” — April 28, 2021, or, if later, the date Company shareholders approve this amended and restated Plan.
2.36 “Restricted Period” — the period during which Common Stock is subject to restrictions under Section 7.2.
2.37 “Restricted Stock” — Common Stock granted under Article 7 that remains subject to a Restricted Period.
2.38 “Restricted Stock Unit” — a right granted under Article 8.
2.39 “Retirement” — a Participant’s Termination of employment (other than a Termination for Cause), after appropriate notice to the Company, (a) on or after a Participant has reached age 65 and attained at least five years of service (as determined under the elapsed time service counting rules applied by the Company to determine an employee’s total period of Company service using an adjusted service date), or (b) upon such other terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.
2.40 “SAR” — a stock appreciation right granted under Article 6.
2.41 “SEC” — the Securities and Exchange Commission.
2.42 “Strategic Performance Share” or“Performance Share” — an amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a value equal to the Fair Market Value of one share of Common Stock.
2.43 “Strategic Performance Unit” or “Unit” — the smallest amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a target value of $75.00 per Unit unless a different target value is established by the Committee at the time a Unit award is made.
2.44 “Subsidiary” — any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by Cigna Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by Cigna Corporation; provided that such corporation, partnership, joint venture or other unincorporated entity is included in the Company’s consolidated financial statements under generally accepted accounting principles.
Appendix A-4 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

2.45 “Termination for Cause” — a Termination for Cause under this Plan occurs when a Participant’s employment or service relationship with the Company is terminated by the Company for “Cause”.
“Cause” shall have the same meaning as defined under the severance plan or arrangement of the Company that applies to the Participant as of the date of termination; provided however that if the Participant is not covered by a severance plan or arrangement of the Company at the time of the Termination, “Cause” shall mean the Participant’s (a) unsatisfactory level of performance; (b) violation of any legal or contractual obligation to the Company; (c) non-compliance with Company policies or procedures, including without limitation Cigna's Code of Ethics and Principles of Conduct; (d) if the Participant is an employee of the Company, engagement in any activity resulting in the Participant’s being not bondable as determined by Cigna under its (or its successor’s) fidelity bond; (e) conviction of a felony involving fraud or dishonesty directed against the Company; or (f) any willful act or failure to act that adversely affects the business of the Company in any material respect. For purposes of this Section 2.45, “unsatisfactory level of performance” means a serious performance failure or infraction, including, without limitation, serious conduct and attendance failures, subject to formal discipline or corrective action up to and including immediate termination.
2.46 “Termination” — the termination of the Participant's employment or service relationship with the Company (unless otherwise expressly provided by the Committee) or a transaction by which the Company that employs the Participant or to which the Participant provides service ceases to be a Subsidiary.
2.47 “Termination Upon a Change of Control” — a Termination upon or within the two-year period following a Change of Control pursuant to which a Participant is eligible to receive severance benefits under the severance plan or arrangement of the Company, if any, that applies to the Participant as of the date of Termination. For avoidance of doubt, a Participant must satisfy all conditions to receive severance in connection with the Termination under the applicable severance plan or arrangement (including, without limitation, the requirement to execute a release of claims in favor of the Company) in order for a Termination to qualify as a Termination Upon a Change of Control under this Section 2.47.
If a Participant is not covered by any severance plan or arrangement of the Company as of the date of Termination, then “Termination Upon a Change of Control” means a Termination upon or within two years after a Change of Control that is initiated by the Company or a successor other than a Termination for Cause.
2.48 “Vesting Percentage” — the ratio, determined by the Committee, of Performance Shares payable under Section 11.3 to Performance Shares granted under Section 11.1.
ARTICLE 3
Participation
3.1 Participation. An Eligible Individual who receives an authorized award under the Plan shall become a Participant upon receipt of the award.
ARTICLE 4
Authorized Incentive Awards
4.1 Authorized Awards. The Plan’s authorized awards are: (a) Options (including Incentive Stock Options); (b) SARs; (c) Restricted Stock; (d) Restricted Stock Units; (e) Dividend Equivalent Rights; (f) Common Stock in lieu of cash or other awards payable under a Qualifying Plan; (g) Strategic Performance Shares; (h) Strategic Performance Units; and (i) Other Stock-Based Awards.
4.2 General Powers of the Committee. Subject to the requirements of the Plan and Delaware law, the Committee may in its sole discretion select Participants, grant them any authorized awards in amounts and combinations, and upon terms and conditions, as it shall determine, and exercise any other authority granted to the Committee under the Plan. The Committee may delegate to the CEO or the CEO’s designee any such authority; however, no power or authority delegated by the Committee under the Plan may be exercised (a) to affect the terms and conditions of an award made to anyone subject to the requirements of Section 16(a) of the Exchange Act, (b) as to matters reserved to the Board under the Delaware General Corporation Law, or (c) with respect to awards granted to or held by Non-Employee Directors.
4.3 General Powers of the CEO. Subject to the requirements of Delaware law, the CEO shall have the authority and discretion to select Participants and grant them any authorized awards in amounts and combinations and upon terms and conditions as the CEO shall determine, subject to the same limitations and provisions that apply under the Plan to the Committee, and also subject to the following:
(a)	The CEO may not grant any awards to or for the benefit of (1) members of the Board or (2) anyone subject to the requirements of Exchange Act Section 16(a);
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-5

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(b)	The CEO must be a member of the Board when the CEO grants any award under the Plan and must be properly empowered by the Board to grant such award; and
(c)
The total number of shares of Common Stock which may be issued pursuant to awards granted under this Section 4.3 is limited to a maximum of 10% of the number of shares of Common Stock authorized to be issued under the Plan.

4.4 Term Limit. No awards may be made under this Plan after December 31, 2030.
ARTICLE 5
Stock Options
5.1 General.Subject to any Plan limitations and provisions, the Committee may grant Options to Eligible Individuals upon terms and conditions that it may establish, including restrictions on the right to exercise Options. However, no Option shall be exercisable by a Participant within one year after the Option grant date, except as provided under the Plan or the terms of the Option grant upon a Participant’s Termination due to death, Disability, Early Retirement or Retirement or a Participant’s Termination Upon a Change of Control.
5.2 Option Price. The exercise price per share of any Option (that is not a Substitute Award as defined in Section 13.6) shall not be less than the Fair Market Value of such share on the grant date. The Option price may be paid in cash or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the Option price in the form of previously acquired shares of Common Stock based on the Fair Market Value of such shares on the Option exercise date or through means of a “net settlement,” whereby the Option price will not be due in cash and where the number of shares of Common Stock issued upon such exercise will be equal to: (a) the product of (1) the number of shares of Common Stock as to which the Option is then being exercised, and (2) the excess, if any, of (i) the then current Fair Market Value per share over (ii) the Option price, divided by (b) the then current Fair Market Value per share.
5.3 Maximum Term. No Expiration Date of an Option shall be more than 10 years after the Option grant date. An Option may expire earlier than its Expiration Date as specified in the terms and conditions of the applicable Option grant.
5.4 Expiration of Options.
(a)
Any outstanding Option held by a Participant at Termination for any reason other than a Termination for Cause, shall become or remain exercisable in accordance with the terms and conditions established by the Committee at the time of grant.

(b)	Any outstanding Option held by a Participant at Termination for Cause shall be immediately and automatically forfeited as of the date of such Termination.
5.5 No Repricing; No Automatic Option Grants (Reloads). Without prior approval of Cigna Corporation shareholders, the Committee may not:
(a)	Cancel a previously granted Option and grant a replacement Option if the new Option exercise price is lower than that of the canceled Option;
(b)	Provide for any automatic grant of a new Option upon a Participant’s exercise of any Option granted under the Plan;
(c)
Except in connection with a corporate transaction involving Cigna Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (i) amend the terms of an Option to reduce the Option exercise price, or (ii) to the extent the exercise price of an Option exceeds the Fair Market Value of a share of Common Stock, cancel, exchange, substitute, buyout or surrender an outstanding Option in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Option; or

(d)	Take any other action that could constitute a repricing.
5.6 Incentive Stock Options. The following terms and conditions shall apply to any Options granted under the Plan that are identified as Incentive Stock Options.
(a)
Incentive Stock Options may be granted only to Eligible Individuals who are employed by Cigna Corporation or a corporation that is either a direct Subsidiary or an indirect Subsidiary through an unbroken chain of corporations.

(b)	No Incentive Stock Option may be granted after December 31, 2030.
Appendix A-6 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(c)
No Incentive Stock Option may be granted to any person who, at the time of grant, owns (or is deemed to own under Code Section 424(d)) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of Cigna Corporation or a Subsidiary, unless the Option exercise price is at least 110% of the Fair Market Value on the grant date of the stock subject to the Option and the Option by its terms is not exercisable after the expiration of five years after the Option grant date.

(d)
To the extent that the aggregate Fair Market Value of stock with respect to which the Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000 (taking into account both Common Stock subject to the Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other Company plans, if any), such Options shall be treated as Nonqualified Options. For this purpose the Fair Market Value of the stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(e)	Any grant of Incentive Stock Options shall include whatever terms and conditions are required to meet the requirements of Code Section 422.
ARTICLE 6
Stock Appreciation Rights
6.1 General. Subject to any Plan limitations and provisions, the Committee may grant SARs to Eligible Individuals upon terms and conditions it may establish, including restrictions on the right to exercise SARs. However, no SAR shall be exercisable by a Participant within one year after the SAR grant date, except as provided under the Plan or the terms of the SAR grant upon a Participant’s Termination due to death, Disability, Early Retirement or Retirement or a Participant’s Termination Upon a Change of Control.
6.2 Maximum Term. No Expiration Date of an SAR shall be exercisable more than 10 years after the SAR grant date. A SAR may expire earlier than its Expiration Date as specified in the terms and conditions of the applicable SAR grant.
6.3 SAR Exercise. The SAR shall entitle the Participant to receive upon exercise of the SAR, without payment to the Company, a whole number of shares of Common Stock determined by multiplying (a) and (b) and dividing the result by (c):
(a)	Total number of shares subject to the SAR that the Participant designates for SAR exercise, up to the maximum number available for exercise as of the SAR exercise date;
(b)	Excess of (1) the Fair Market Value of a share of Common Stock on the SAR exercise date over (2) the Fair Market Value of a share of Common Stock on the grant date of the SAR; and
(c)	Fair Market Value of a share of Common Stock on the SAR exercise date.
Any fractional share of Common Stock resulting from this calculation shall be ignored.
The Committee may provide that, instead of issuing shares upon the SAR exercise, the Company shall pay cash equal to the Fair Market Value, on the SAR exercise date, of some or all the shares that would otherwise be issued upon the SAR exercise.
Upon exercise of an SAR, the number of shares that the Participant designates for exercise will be subtracted from the number of shares available under the SAR immediately before the SAR exercise to determine the remaining number of shares, if any, that the Participant may designate for any future exercise of the SAR.
6.4 Expiration of SARs.
(a)
Any outstanding SAR held by a Participant at Termination for any reason other than a Termination for Cause shall become or remain exercisable in accordance with the terms and conditions established by the Committee at the time of grant.

(b)	Any outstanding SAR held by a Participant at Termination for Cause shall be immediately and automatically forfeited as of the date of such termination.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-7

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

6.5 No Repricing; No Automatic SAR Grants (Reloads). Without prior approval of Cigna Corporation shareholders, the Committee may not:
(a)	Cancel a previously granted SAR and grant a replacement SAR if the Fair Market Value on date of grant of the new SAR is lower than the Fair Market Value on date of grant of the canceled SAR;
(b)	Provide for any automatic grant of a new SAR upon a Participant’s exercise of any SAR granted under the Plan;
(c)
Except in connection with a corporate transaction involving Cigna Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (i) amend the terms of an SAR to reduce the SAR exercise price, or (ii) to the extent the exercise price of an SAR exceeds the Fair Market Value of a share of Common Stock, cancel, exchange, substitute, buyout or surrender an outstanding SAR in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original SAR; or

(d)	Take any other action that could constitute a repricing.
ARTICLE 7
Restricted Stock Grants
7.1 General. Subject to any limitations and provisions in the Plan, the Committee may grant Restricted Stock to Eligible Individuals upon terms and conditions it may establish. The consideration for a Restricted Stock grant may be solely in the form of the recipient's services rendered to the Company, or it may be any other lawful form of consideration the Committee may determine.
7.2 Restricted Period. Except as provided below, Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period established by the Committee. The Committee may establish different Restricted Periods and different restriction terms for shares contained in a single Restricted Stock grant.
7.3 Performance Conditions. The Committee may grant Restricted Stock that is subject to performance conditions, as follows:
(a)	Restricted Stock may automatically be forfeited to the Company at the end of the Restricted Period unless, and to the extent that, the Company meets specified Performance Objectives; or
(b)
The Restricted Period applicable to Restricted Stock may end earlier if, and to the extent that, the Company meets specified Performance Objectives, but no earlier than one year after the date of grant.

If the Committee grants Restricted Stock subject to performance conditions, at the time of grant the Committee shall establish in writing the applicable Performance Measures, Performance Objectives, vesting schedule and, if the Performance Objectives require comparing the Company's financial results to those of a Peer Group, the composition of the Peer Group. The Committee may establish different performance conditions for shares contained in a single Restricted Stock grant. No Eligible Individual may receive more than 450,000 shares of Restricted Stock with performance conditions during any calendar year. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, effective as the date of such dividend, split, subdivision or combination, the maximum number of shares of Restricted Stock that may be awarded in any calendar year shall be adjusted proportionately in accordance with Section 14.1.
7.4 Issuance; Voting Rights; Dividends. Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Participant shall also be entitled to deferred payment of dividends on shares of Restricted Stock to the holders of such shares as described in this Section 7.4. Such dividend payments will be in an amount equal to the number of shares of outstanding Restricted Stock multiplied by the amount of any dividend declared and paid on one share of Common Stock, to the extent the Restricted Stock is outstanding on any such dividend record date. Restricted Stock shall be considered outstanding for this purpose until the earlier of the lapse of the applicable Restricted Period or the date the Restricted Stock is forfeited under the terms of the Plan. Dividends paid on shares of Common Stock during the Restricted Period shall be held by the Company and such accumulated dividends will only be paid when (and if) the applicable Restricted Period for the Restricted Stock lapses, provided that the Committee (or CEO) may specify additional restrictions on the payment of such accumulated dividends in the applicable grant document. If any shares of Restricted Stock are forfeited under the terms of the Plan or the applicable grant document, the Participant shall also forfeit the right to any accumulated and future dividends related to such forfeited shares. The Committee (or CEO) shall specify in the grant document the time and form of payment of the deferred dividends in a manner that complies with the requirements of
Appendix A-8 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

Code Section 409A and the regulations thereunder. Shares issued as a result of stock dividends, splits or reclassifications, to the extent the issued shares relate to Restricted Stock, shall be subject to the same limitations, restrictions and provisions that are applicable to the related Restricted Stock.
7.5 Termination of Employment or Services. Unless otherwise expressly provided by the terms and conditions established by the Committee at the time of grant, Restricted Stock (and all related rights) held by a Participant at Termination during a Restricted Period shall be forfeited to the Company immediately upon such Termination.
ARTICLE 8
Restricted Stock Units
8.1 General. Subject to any limitations and provisions in the Plan, the Committee may grant Restricted Stock Units to Eligible Individuals upon terms and conditions it may establish. The consideration for a Restricted Stock Unit grant may be solely in the form of the recipient's services rendered to the Company, or it may be any other lawful form of consideration the Committee may determine
8.2 Restrictions on Restricted Stock Units; Vesting.
(a)
Except as provided below, a Restricted Stock Unit shall not be sold, transferred, assigned, pledged, or otherwise disposed of by the Participant. The Committee in its discretion may establish different restriction terms and vesting periods for different Restricted Stock Units evidenced by a single grant.

(b)
Prior to vesting, Restricted Stock Units shall be subject to forfeiture as described in Section 8.5. Unless vesting is accelerated pursuant to the terms and conditions of the award established by the Committee at the time of grant, a portion of Restricted Stock Units will become vested upon the payment date(s) specified in the applicable grant document.

8.3 Time and Form of Payment. The portion of a vested Restricted Stock Unit shall be paid in a lump sum on the earlier of a Participant’s death or the payment date(s) specified in the applicable Restricted Stock Unit grant document. Payments shall be made in a single lump sum in the form of cash, shares of Common Stock, or a combination of these forms of Payment, as determined by the Committee in its sole discretion. Any payment upon a Participant’s death shall be made to the Participant’s surviving spouse or, if the Participant’s surviving spouse does not survive, the Participant’s estate during the 90 day period immediately following the Participant’s death. A Restricted Stock Unit (including any dividend equivalent rights) shall cease to be outstanding and a Participant shall have no further rights related to such Restricted Stock Unit upon the earlier of payment or forfeiture of such Restricted Stock Unit under the terms of the Plan.
8.4 Voting Rights; Dividends. No Participant shall have any voting rights, rights to dividend payments, or any other rights of a holder of Common Stock merely because the Participant is granted a Restricted Stock Unit under this Plan.
8.5 Termination of Employment or Services. Unless otherwise expressly provided by the terms and conditions established by the Committee at the time of grant, any unvested Restricted Stock Units (and all related rights) held by a Participant at Termination shall be forfeited to the Company immediately upon such Termination.
ARTICLE 9
Dividend Equivalent Rights
9.1 General. Subject to the limitations and provisions of the Plan, the Committee may grant Dividend Equivalent Rights to Eligible Individuals upon terms and conditions it may establish. A Dividend Equivalent Right shall entitle a Participant to receive cash or Common Stock equal in value to dividends paid with respect to a specified number of shares of Common Stock.
9.2 Dividends and Rights; Options or SARs. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Option or SAR granted under the Plan.
9.3 Payments. The Committee shall determine at time of grant whether payment pursuant to a Dividend Equivalent Right shall be made in cash or Common Stock, or a combination of both. The Committee shall specify other terms and conditions applicable to Dividend Equivalent Rights at the time of grant, including when the Dividend Equivalent Rights vest and the time and form of payment for such Dividend Equivalent Rights, provided that in no event shall a Participant vest in a right to receive payments for Dividend Equivalent Rights associated with an award under the Plan before the scheduled vesting or payment date (as applicable) of such award.
9.4 Termination of Employment or Services. Unless otherwise expressly provided by the terms and conditions established by the Committee at the time of grant, any Dividend Equivalent Right held by a Participant at Termination for any reason shall be forfeited to the Company immediately upon Termination.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-9

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

ARTICLE 10
Common Stock in Place of Other Awards
10.1 General. The Committee may grant an Eligible Individual Common Stock instead of all or a portion (determined by the Committee) of an award otherwise payable under a Qualifying Plan. The grant shall be for a number of shares of Common Stock that have an aggregate Fair Market Value, determined as of the Payment Date, that most closely approximates, but does not exceed, the dollar amount of the award being replaced by the Common Stock if made in cash.
10.2 Death; Termination of Employment or Services. Unless the Committee, in its sole discretion, provides otherwise, a Common Stock grant approved under Section 10.1 for a Participant whose Termination occurs before the Payment Date shall still be granted. If the reason for Termination is the Participant's death, however, the Common Stock grant shall automatically be canceled, and the award payment shall be made in accordance with the terms of the Qualifying Plan.
10.3 Deferral of Payments. A Common Stock grant approved under Section 10.1 shall be deferred if the Participant had made a timely election to defer the underlying award under a Deferred Compensation Plan, subject to the provisions of the Deferred Compensation Plan and Code Section 409A, if applicable. Common Stock that would have been issued but for deferral under this provision shall be issued under this Plan at the end of the deferral period.
ARTICLE 11
Strategic Performance Units; Strategic Performance Shares
11.1 Award of Units and Shares.
(a)	The Committee may in its sole discretion grant Strategic Performance Shares, Strategic Performance Units or both to Eligible Individuals selected for participation for a Performance Period.
(b)
The Committee, the CEO or the CEO’s designee may grant Strategic Performance Shares (subject to the requirements of Delaware law), Strategic Performance Units, or both to a person who becomes an Eligible Individual during a Performance Period as long as any such grant made by the CEO or the CEO’s designee is (1) in accordance with guidelines approved by the Committee or (2) subject to ratification by the Committee before any resulting Payment is made.

(c)
During any calendar year an Eligible Individual may receive no more than 500,000 Performance Shares or 250,000 Units. When an Eligible Individual receives a combination of Performance Shares and Units, each Unit awarded shall reduce the maximum number of awardable Performance Shares by two and every two Performance Shares awarded shall reduce the maximum number of awardable Units by one. That is, the Performance Shares-to-Units parity ratio shall be 2 to 1. For example, if an Eligible Individual is awarded 50,000 Units in a calendar year, the maximum number of awardable Performance Shares the Eligible Individual could receive for that year is 100,000.

(d)
In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, effective as the date of such dividend, split, subdivision or combination, the maximum number of Performance Shares that may be awarded in any calendar year, and the Performance Shares-to-Units parity ratio described in Section 11.1(c), shall be adjusted proportionately in accordance with Section 14.1.

11.2 Performance Goals; Financial Measures. When the Committee grants Performance Shares or Units for a particular Performance Period, it shall:
(a)	Establish in writing the Performance Objectives and the Performance Measures applicable to the Performance Period;
(b)	Determine the length of the Performance Period and, if the Performance Objectives require comparing the Company's financial results to those of a Peer Group, the composition of the Peer Group; and
(c)	Determine the formula or method for determining the Vesting Percentage for Performance Shares and the value of Units.
11.3 Vesting Percentage; Value of Units. After the close of the Performance Period, the Committee will determine the preliminary Vesting Percentage and/or Unit value based on the applicable formula or method under Section 11.2(c). The preliminary Vesting Percentage and/or Unit value may be adjusted downward by the Committee based upon the Committee's evaluation of Cigna Corporation's strategic accomplishments over the Performance Period. The final Vesting Percentage shall not exceed 200%, and the final Unit value shall not exceed $200.00.
Appendix A-10 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

11.4 Performance Share or Unit Payment.
(a)
After the Committee has determined the Vesting Percentage or Unit value for a Performance Period and subject to Sections 11.5 and 11.6, the Company shall make Payments to Participants to whom Performance Shares or Units were granted for the Performance Period.

(b)
Payment to a Participant for a grant of Performance Shares shall equal (1) the number of Performance Shares granted to the Participant multiplied by (2) the Vesting Percentage determined under Section 11.3. This product shall be multiplied by the Fair Market Value of Common Stock on the date the Committee determines the Vesting Percentage, to the extent the Committee provides for payment of Performance Shares in cash.

(c)	Payment to a Participant for a grant of Units shall equal the number of Units granted to the Participant multiplied by the Unit value determined under Section 11.3.
(d)
Notwithstanding the above, the Committee in its sole discretion may reduce the amount of any Payment to any Participant or eliminate entirely the Payment to any Participant. The Committee's authority under this Section 11.4(d) shall expire immediately upon a Change of Control.

11.5 Eligibility for Payments. Unless otherwise expressly provided by the terms and conditions established by the Committee at the time of grant, a Participant shall be eligible to receive a Payment for a Performance Period under Section 11.4 only if the Participant has been employed by (or in service with) the Company continuously from the date of Participant's grant of Performance Shares and/or Units through the date of Payment.
11.6 Time and Form of Payment.
(a)
Unless otherwise provided at the time of award in the applicable grant document, Payments shall be made in the year following the close of the Performance Period. Payments shall be made in a single lump sum in the form of cash, shares of Common Stock, or a combination of these forms of Payment, as determined by the Committee in its sole discretion.

(b)
If a Payment is made wholly or partially in shares of Common Stock, the Payment shall be made in a number of whole shares. That number of shares shall have an aggregate Fair Market Value that most closely approximates, but does not exceed, the dollar amount of the Payment if made in cash.

ARTICLE 12
Other Stock-Based Awards
12.1 General. Subject to the limitations and provisions of the Plan, the Committee may grant Other Stock-Based Awards to Eligible Individuals upon terms and conditions it may establish. An Other Stock-Based Award, which shall consist of any right which is (a) not an authorized award described in Section 4.1(a)-(h) above and (b) an award of Common Stock or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to Section 17.4 below, Other Stock-Based Awards granted under the Plan may or may not be subject to a vesting period as determined in the discretion of the Committee at the time of grant. If an Other Stock-Based Award is subject to a vesting period, any dividends paid on shares of Common Stock during such period shall be held by the Company and will only be paid when (and if) the Other Stock-Based Award vests, provided that the Committee (or CEO) may specify additional restrictions on the payment of such accumulated dividends in the applicable grant document.
ARTICLE 13
Shares Authorized under the Plan
13.1 Maximum Number Authorized.
(a)
The number of shares of Common Stock authorized to be issued pursuant to Options, SARs, rights, grants or other awards made under this Plan from and after the Restatement Date shall be 1,475,000 shares, plus 18,921,551 shares representing shares remaining available for awards under Prior Plans as of March 1, 2021, plus the number of:

(1)	shares reserved for issuance upon exercise of Options granted under Prior Plans, to the extent the Options are outstanding on March 1, 2021, and subsequently expire or are canceled or surrendered;
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-11

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(2)
shares reserved for issuance under Article 10 upon vesting of restricted stock units granted under Qualifying Plans, shares reserved for issuance upon vesting of restricted stock units granted under Prior Plans, or upon payment of Strategic Performance Shares under Section 11.1, to the extent the restricted stock units or Strategic Performance Shares are outstanding on March 1, 2021, and subsequently expire or are canceled or surrendered or the number of shares of Common Stock issued upon vesting of the Strategic Performance Shares is subsequently less than the number of shares of Common Stock reserved; and

(3)
shares of Restricted Stock granted under Prior Plans, to the extent the applicable Restricted Period has not expired as of March 1, 2021, and the Restricted Stock is subsequently forfeited under Section 7.5 or is otherwise surrendered to the Company before the Restricted Period expires.

For purposes of this Section 13.1, Prior Plans shall not include the Cigna Corporation Stock Plan as adopted effective May 1, 1991, and as amended thereafter.
(b)
Any shares that become available for issuance pursuant to Sections 13.1(a)(2) and 13.1(a)(3) shall become available at a rate of two (2) shares for each share that becomes available under Sections 13.1(a)(2) and 13.1(a)(3).

(c)	The maximum aggregate number of shares that may be issued as Incentive Stock Options under this Plan from and after the Restatement Date is 2 million.
13.2 Maximum Number Per Participant. The aggregate number of shares of Common Stock subject to Options and SARs that may be granted during any calendar year to any individual shall be limited to 1 million. The aggregate number of shares of Common Stock subject to authorized awards under Section 4.1 that may be granted during any calendar year to any Non-Employee Director shall be limited to 150,000.
13.3 Share Counting.
(a)
Effective as of the Restatement Date, and subject to the other provisions of Section 13.3, the following rules shall apply in determining whether shares of Common Stock remain available for issuance under Section 13.1 of the Plan.

(1)
Each share reserved for issuance upon exercise of any Option or SAR granted under the Plan shall reduce the number of remaining authorized shares by one, provided that an SAR that may be settled only in cash shall not reduce the number of authorized shares.

(2)	Each share of Common Stock awarded under Article 7 or reserved for awards under Articles 8, 9, 10, 11 or 12 of the Plan, shall reduce the number of authorized shares by two (2).
(b)	The following shall not reduce the number of authorized shares of Common Stock available for issuance under this Plan:
(1)	Common Stock reserved for issuance upon exercise or settlement, as applicable, of awards granted under the Plan, to the extent the awards expire or are canceled or surrendered;
(2)	Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited under Section 7.5 or is otherwise surrendered to the Company before the Restricted Period expires;
(3)
Common Stock reserved, upon the grant of Restricted Stock Units or units under any Qualifying Plans, for issuance when such Restricted Stock Units vest, to the extent the Restricted Stock Units are forfeited, canceled or surrendered;

(4)
Common Stock reserved for issuance under Section 11.1 upon vesting of Strategic Performance Shares, to the extent that the Strategic Performance Shares are forfeited, canceled or surrendered or the number of shares of Common Stock issued upon vesting of the Strategic Performance Shares is less than the number of shares of Common Stock reserved;

(5)
Common Stock reserved, upon the grant of Other Stock-Based Awards, for issuance under Article 12 when such Other Stock-Based Awards vest, to the extent the Other Stock-Based Awards are forfeited, canceled or surrendered; and

(6)	Awards, to the extent the payment is actually made in cash.
(c)	The following shares shall not become available for issuance under the Plan:
(1)	Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan;
Appendix A-12 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

(2)	Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and
(3)
Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on Restricted Stock or Restricted Stock Units or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

13.4 No Fractional Shares. No fractional shares of Common Stock shall be issued, accepted as payment of an Option exercise price or remitted to meet tax-withholding obligations under the Plan.
13.5 Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in Cigna Corporation's treasury, or both.
13.6 Substitute Awards. The Committee may grant awards in substitution for outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Plan awards as determined pursuant to this Article 13 to the extent such substitution constitutes a conversion, replacement or adjustment to reflect the applicable transaction within the meaning of Section 303A.08 of the NYSE Listed Company Manual; provided, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the aggregate number of Incentive Stock Options available under the Plan. Substitute Awards may be granted in the form of any authorized award type under Section 4.1 of the Plan as determined by the Committee at the time of grant. The terms and conditions of Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee determines at the time of grant that such variances are appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
ARTICLE 14
Antidilution Provisions
Except as expressly provided under the Plan, the following provisions shall apply to all shares of Common Stock (including Restricted Stock) authorized for issuance and all Options, SARs, and Restricted Stock Units granted under the Plan:
14.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock:
(a)	The number of authorized shares of Common Stock, and any numerical share limits, under the Plan will be adjusted proportionately; and
(b)
There will be a proportionate adjustment in: the number of shares of Common Stock subject to unexercised stock Options and SARs; the per share Option and SAR exercise price (but without adjustment to the aggregate Option or SAR exercise price); the number of shares of Restricted Stock or Restricted Stock Units outstanding; and the number of Strategic Performance Shares outstanding.

14.2 Merger, Exchange or Reorganization. If the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of Cigna Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination (an “Event”), appropriate adjustment shall be made by the Committee in the number of shares and kind of Restricted Stock and Common Stock for which Options, SARs, Restricted Stock Units and other rights may be or may have been awarded under this Plan, so that the proportionate interests of Participants shall be maintained as before the Event. However, in case of any contemplated Event which may constitute a Change of Control, the Committee may modify any and all outstanding Restricted Stock, Options, SARs, and Restricted Stock Units, so as to accelerate, as a consequence of or in connection with the Event, the vesting of a Participant's right to exercise any such Options or SARs or the lapsing of the Restricted Periods for shares of Restricted Stock or the vesting of any Restricted Stock Units, provided that such accelerated vesting shall occur only if a Change of Control is actually consummated.
14.3 No New Grant. No adjustment to an Option or SAR shall be made under this Article 14 in a manner that will be treated under Code Section 409A as the grant of a new Option or SAR.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-13

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

ARTICLE 15
Administration of Plan
15.1 General Administration. The Plan shall be administered by the Committee, subject to any requirements for review and approval by the Board that the Board may establish.
15.2 Administrative Rules.
(a)
The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations relating to this Plan, to interpret the Plan and to rule on any questions relating to any of its provisions, terms and conditions.

(b)
Except with respect to (i) the CEO or any other person who is subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934, and (ii) any matters previously delegated by the Committee to the CEO or the Corporation’s senior human resources officer under the Plan, the Corporation's Shareholder Services team shall have the authority to interpret the Plan and to rule on any questions relating to any of its provisions, terms and conditions. Any decisions or rulings resulting from the authority described in this Section 15.2(b) shall be final and binding.

15.3 Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on Cigna Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Individuals, Participants and other persons claiming rights under the Plan.
ARTICLE 16
Amendments
16.1 General Provisions. All amendments to this Plan shall be in writing and shall be effective when approved by the Board, except that a Plan amendment shall not be effective without the prior approval of Cigna Corporation shareholders if necessary under Internal Revenue Service or SEC regulations, or the rules of the New York Stock Exchange or any applicable law. Unless otherwise expressly provided by an amendment or the Board, no amendment to this Plan shall apply to any Plan awards made before the effective date of the amendment. A Participant's rights under any Plan grants or awards and a transferee's rights relating to any transferred derivative securities, may not be abridged by any amendment, modification or termination of the Plan without the Participant’s individual consent.
16.2 Compliance with Code Section 409A. To the extent that a benefit under the Plan is subject to the requirements of Code section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Option agreements or other grants with applicable Code provisions and regulations relating to Incentive Stock Options or to deferral of compensation under Code Section 409A.
ARTICLE 17
Other Provisions
17.1 Effective Date. The amended and restated Plan is effective as of (a) February 24, 2021, with respect to any amendments that do not require the prior approval of Cigna Corporation shareholders, and (b) the Restatement Date, with respect to any amendments that require the prior approval of Cigna Corporation shareholders.
17.2 Duration of the Plan. The Plan shall remain in effect until all Options and rights granted under the Plan have been satisfied by the issuance of Common Stock or terminated under the terms of this Plan, all Restricted Periods applicable to Restricted Stock granted under the Plan have lapsed, and all Performance Periods related to Performance Shares and Units granted under the Plan have expired, and all related Performance Share or Unit Payments have been made.
17.3 Early Termination. Notwithstanding Section 17.2, the Board may terminate this Plan at any time; but no such action by the Board shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.
17.4 Minimum Vesting. Subject to acceleration in connection with a Participant’s Termination Upon a Change of Control or Termination due to death, Disability, Retirement or Early Retirement, no more than 5% of all authorized award types granted under Section 4.1 of the Plan shall have a vesting or restricted period (as applicable) less than one-year, provided that this Section 17.4 shall not apply to any Substitute Awards (as defined in Section 13.6) granted under the Plan.
Appendix A-14 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

17.5 General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable Delaware law.
17.6 Awards Not Assignable.
(a)
No derivative security (as defined in rules promulgated under Exchange Act Section 16), including any right to receive Common Stock (such as Options, SARs, Restricted Stock Units, or similar rights), or any Strategic Performance Shares or Strategic Performance Units, or any right to payment under the Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including Options, SARs, Restricted Stock Units, or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

(b)
Notwithstanding Section 17.6(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) derivative securities (other than Incentive Stock Options) that may be transferred without consideration by the Participant during the Participant’s lifetime to any member of the Participant’s immediate family, to a trust established for the exclusive benefit of one or more members of the Participant’s immediate family, to a partnership of which the only partners are members of the Participant’s immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 17.6(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. The Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, “immediate family” shall mean, as to any person, a current or former spouse or domestic partner (as defined under the Cigna 401(k) Plan), any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

17.7 Withholding Taxes. Upon the exercise of any Option or SAR, the vesting of any Restricted Stock or Restricted Stock Unit, the issuance of shares for any Other Stock-Based Award, the payment of any award described in Section 4.1(e), (f), (g) or (h), or upon the exercise of an Incentive Stock Option prior to the satisfaction of the holding period requirements of Code Section 422, the Company shall have the right at its option to:
(a)	require the Participant (or personal representative or beneficiary) to remit an amount sufficient to satisfy applicable federal, state and local withholding taxes; or
(b)	deduct from any amount payable the amount of any taxes the Company may be required to withhold because of the transaction.
The Committee may require or permit the Participant to remit all or part of the required withholding amount in Common Stock (other than Restricted Stock). The remitted Common Stock may be shares deliverable to the Participant because of the transaction giving rise to the withholding obligation (in which case the number of shares of Common Stock delivered to a Participant shall be reduced by the number of shares so remitted) or shares the Participant has owned without restriction for at least six months as of the date the withholding obligation arises. If the Committee permits a Participant to elect to remit Common Stock, the election shall be made on or before the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish any additional conditions it deems appropriate. The value of any remitted Common Stock shall be its Fair Market Value as of the date the withholding obligation arises.
17.8 Book Entry. A book entry shall be made in the electronic share ownership records maintained by the Company or the Company’s transfer agent as evidence of the issuance of Common Stock to a Participant (or beneficiary) upon a Restricted Stock grant, the exercise of an Option or any other grant or payment of Common Stock under the Plan.
17.9 Participant's Rights Unsecured. The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.
17.10 Future Award Not Guaranteed. Any award to a Participant described in Section 4.1 is not intended to be, or to be construed as, a right to receive another award at any later time.
Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement Appendix A-15

APPENDIX A – AMENDED AND RESTATED CIGNA LONG-TERM INCENTIVE PLAN

17.11 Termination of Employment or Service. The Company retains the right to terminate the employment or service (as applicable) of any Eligible Individual at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Individual is not, and shall not be construed in any manner to be, a waiver of that right.
17.12 Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Cigna Corporation, shall assume the liabilities of Cigna Corporation under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Cigna Corporation would be required to perform if no such succession had taken place.
17.13 Construction. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.
17.14 Interpretation. All statutory or regulatory references in this Plan shall include successor provisions.
17.15 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware, without regard to Delaware conflict of laws rules, to the extent not preempted by federal law, which shall otherwise control.
17.16 Limitation under the Cigna Executive Severance Benefits Plan. If some or all of a Participant’s awards or rights under this Plan, including without limitation, the accelerated vesting of a Participant’s outstanding Restricted Stock, Options or SARs in the event of a Termination Upon a Change of Control and the payment of Strategic Performance Units or Strategic Performance Shares under Section 11.6(d), (e) and (f), are required to be cancelled, limited or reduced under the Cigna Executive Severance Benefits Plan (the “Executive Severance Plan”), then such reduction, limitation or cancellation shall be applied in the manner and to the extent determined under the Executive Severance Plan, notwithstanding any other provisions of this Plan. The limitations and reductions under this Section 17.16 shall apply to a Participant’s grants and awards made under Prior Plans that remain outstanding as of the Restatement Date if the Participant consents to the application of this Section to such grants and awards.
Appendix A-16 Cigna 2021 Notice of Annual Meeting of Shareholders and Proxy Statement

DJSI

DJSI Industry Leader
for North America
and the World

ISS QualityScore

Social - 1
Environmental - 1
Governance - 2

MSCI

ESG Rating Score of AA

Sustainalytics

Low Risk

CDP

B Rating
Climate Change Survey

Ecovadis

Gold Rating

CR Magazine

100 Best Corporate Citizens

Military Times

Best for Vets

Disability Equality Index

Score of 100%

Human Rights Campaign

Corporate Equality Index
Score of 100

CDP

B Rating
Water Security Survey

Forbes JUST 100

17th Most JUST Company

Information as of January 1, 2021

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CIGNA CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34535-P52500 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIGNA CORPORATION

The Board recommends a vote FOR each of the nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

	For	Against	Abstain
1. Election of Directors:			
1a. David M. Cordani	☐	☐	☐
1b. William J. DeLaney	☐	☐	☐
1c. Eric J. Foss	☐	☐	☐
1d. Elder Granger, MD, MG, USA (Retired)	☐	☐	☐
1e. Isaiah Harris, Jr.	☐	☐	☐
1f. George Kurian	☐	☐	☐
1g. Kathleen M. Mazzarella	☐	☐	☐
1h. Mark B. McClellan, MD, PhD	☐	☐	☐
1i. John M. Partridge	☐	☐	☐
1j. Kimberly A. Ross	☐	☐	☐
1k. Eric C. Wiseman	☐	☐	☐
1l. Donna F. Zarcone	☐	☐	☐
2. Advisory approval of Cigna's executive compensation	☐	☐	☐
3. Approval of the Amended and Restated Cigna Long-Term Incentive Plan	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as Cigna's independent registered public accounting firm for 2021	☐	☐	☐

The Board recommends a vote AGAINST Proposals 5, 6 and 7.

	For	Against	Abstain
5. Shareholder proposal - Shareholder right to act by written consent	☐	☐	☐
6. Shareholder proposal - Gender pay gap report	☐	☐	☐
7. Shareholder proposal - Board ideology disclosure policy	☐	☐	☐

Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D34536-P52500

CIGNA CORPORATION
Annual Meeting of Shareholders
April 28, 2021 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Cigna Corporation hereby appoint(s) Julia Brncic and Marguerite Geiger, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Cigna Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on April 28, 2021, virtually at www.virtualshareholdermeeting.com/CI2021, and any adjournment or postponement thereof and, in their discretion, to vote such shares upon such other matters as may properly come before such Annual Meeting, with all powers that the undersigned would possess if personally present at the meeting.

If the undersigned has voting rights with respect to shares of Cigna Corporation common stock under the Cigna 401(k) plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned's account under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m. Eastern Time on Thursday, April 22, 2021, the trustee will vote such shares in the manner directed by the Company's Retirement Plan Committee.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting.

Your vote is important. Please validate your vote by signing your proxy card on the reverse side.